UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222-3111

Notice of Annual Meeting of Shareholders

To Be Held April 17, 2013

The annual meeting of shareholders of EQT Corporation will be held on Wednesday, April 17, 2013, at 9:30 a.m. (Eastern Time).  We will be in EQT Plaza located at 625 Liberty Avenue in Pittsburgh, Pennsylvania.  If you owned common stock of EQT Corporation at the close of business on February 14, 2013, you may vote at this meeting.

At the meeting, we plan to ask you to:

1)                                               Elect the four directors nominated by the Board of Directors to serve for new terms;

2)                                               Approve an amendment and restatement of the company’s Restated Articles of Incorporation to declassify the Board of Directors;

3)                                               Approve a non-binding resolution regarding the compensation of the company’s named executive officers for 2012 (“say-on-pay”);

4)                                               Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013;

5)                                               Vote on a shareholder proposal, if properly presented at the meeting; and

6)                                               Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by following the voting instructions included in this proxy statement.

On behalf of the Board of Directors

Nicole H. King
Corporate Secretary
March 4, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on April 17, 2013:

This notice and proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012 are also available at http://www.proxyvote.com.

EQT CORPORATION

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222-3111

PROXY STATEMENT

We have elected to furnish our proxy statement and annual report to certain of our shareholders over the Internet pursuant to United States Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs associated with the 2013 annual meeting of shareholders.  On or about March 8, 2013, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report online (the “eProxy Notice”).  The eProxy Notice contains instructions on how you can elect to receive printed copies of the proxy statement and annual report.  All other shareholders will receive printed copies of the proxy statement and annual report, which will also be mailed to such shareholders on or about March 8, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

EQT Corporation is soliciting proxies for its 2013 annual meeting of shareholders.  This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process.  We sometimes refer to EQT Corporation in this proxy statement as “EQT,” “EQT Corporation,” the “company,” “we” or “us.”

What items will be voted on at the annual meeting?

Shareholders will vote on the following items at the annual meeting if each is properly presented at the meeting:

•                                         the election to the company’s Board of Directors of the four directors nominated by the Board to serve for new terms (Item No. 1);

•                                         the approval of an amendment and restatement of the company’s Restated Articles of Incorporation to declassify the Board of Directors (Item No. 2);

•                                         the approval of a non-binding resolution regarding the compensation of the company’s named executive officers for 2012 (Item No. 3);

•                                         the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013 (Item No. 4);

•                                         a shareholder proposal regarding a feasibility study for the adoption of a policy prohibiting the use of treasury funds for direct or indirect political contributions (Item No. 5); and

•                                         such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

What are the Board’s voting recommendations on each item?

Your Board of Directors recommends that you vote FOR Item Nos. 1 through 4.  Your Board of Directors recommends that you vote AGAINST Item No. 5.

How do I contact EQT’s Corporate Secretary?

You may contact the company’s Corporate Secretary by sending correspondence to:  625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attn: Corporate Secretary.

Who is entitled to vote, and how many votes do I have?

You may vote if you held common stock of EQT Corporation at the close of business on February 14, 2013.  For each item presented for vote, you have one vote for each share you own.

What if I received an eProxy Notice of Internet Availability of Proxy Materials?

The SEC permits us to electronically distribute proxy materials to shareholders.  We have elected to provide access to our proxy materials and annual report to certain of our shareholders on the Internet, instead of mailing the full set of printed proxy materials.  On or about March 8, 2013, we will mail to certain of our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and annual report and how to vote online.  If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and annual report in the mail unless you request them.  Instead, the eProxy Notice instructs you how to access and review all of the important information contained in the proxy statement and annual report.  The eProxy Notice also instructs you how you may submit your proxy over the Internet.  If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and annual report, you should follow the instructions for requesting such materials included in the eProxy Notice.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with EQT’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares.  The notice of annual meeting, proxy statement and accompanying materials have been sent directly to you by Computershare.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.”  The eProxy Notice or notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting direction card or vote instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.  If your shares are held through the Employee Savings Plan or the 2009 Long-Term Incentive Plan (the “2009 LTIP”), see “How do I vote shares held through the Employee Savings Plan?” and “How do I vote restricted shares held through the 2009 LTIP?” below for instructions regarding how to vote your shares and the right of the holders of record to vote your shares on matters for which they have not received voting instructions.

How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

•                             in person by attending the annual meeting;

•                             by completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.envisionreports.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If the name on the accounts is the same, the shares on your proxy card may represent:  (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company’s Dividend Reinvestment and Stock Purchase Plan.

If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy.  If you do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board of Directors.  If you do not return a proxy card or do not vote in person, by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the proxy card.  Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

See “What if I received an eProxy Notice of Internet Availability of Proxy Materials?” above if you received an eProxy Notice.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your shares are held by a broker, a bank or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a vote instruction form together with copies of the proxy statement and annual report.

If you receive a vote instruction form, your broker, bank or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned vote instruction form.  You may instruct the holder of record to vote your shares:

•                             by completing the vote instruction form as outlined in the instructions on the form and mailing the form in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.proxyvote.com; or

•                             by following the instructions for telephone voting after calling 1-800-454-8683.

See “Is my vote important and how are the votes counted?” below for the right of brokers, banks and other holders of record to vote on routine matters for which they have not received voting instructions.

Please review your vote instruction form for the date by which your instructions must be received in order for your shares to be voted.  You may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.  In the case of Internet or telephone voting, you should have your vote instruction form in hand and retain the form until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the vote instruction form.

See “What if I received an eProxy Notice of Internet Availability of Proxy Materials?” above if you received an eProxy Notice.

How do I vote shares held through the Employee Savings Plan?

If you hold shares through the Employee Savings Plan, you will receive a separate voting direction card, proxy statement and annual report.  The trustee of the Employee Savings Plan will vote your shares in accordance with the instructions on your returned direction card.  You may instruct the trustee to vote your shares:

•                              by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.envisionreports.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If you do not return a direction card or if you return a direction card with no instructions, the trustee will vote your shares in proportion to the way other plan participants voted their shares.  Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

How do I vote restricted shares held through the 2009 LTIP?

Employees holding restricted shares through the 2009 LTIP will receive a separate voting direction card, proxy statement and annual report.  The administrator of the 2009 LTIP or its designee will vote your restricted shares in accordance with the instructions on your returned direction card.  You may instruct the administrator to vote your shares:

•                              by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                             by following the instructions at the Internet site http://www.envisionreports.com/EQT; or

•                             by following the instructions for telephone voting after calling 1-800-652-VOTE (8683).

If you return a direction card with no instructions, the administrator or its designee will vote your shares as recommended by the Board of Directors.  If you do not return a direction card, your shares will not be voted.  Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy before the time of voting at the meeting by:

•                             voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

•                             voting in person at the meeting; or

•                             notifying the company’s Corporate Secretary in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.  Except in the case of shares held through the Employee Savings Plan or the 2009 LTIP, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record.

What if I receive more than one proxy card and/or vote instruction form?

If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account.  We encourage you to have all accounts registered in the same name and address whenever possible.  You can do this by contacting our transfer agent, Computershare, at 250 Royall Street, Canton, MA 02021, at its toll free number (1-800-589-9026) or on its website at http://www.cpushareownerservices.com.  If you receive more than one vote instruction form, please contact the bank, broker or other holder of record holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees.  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2012 Annual Report on Form 10-K and proxy statement (or one eProxy Notice, if applicable) unless one or more of these shareholders notify us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our 2012 Annual Report on Form 10-K and proxy statement (or one eProxy notice, if applicable) wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Computershare, at 250 Royall Street, Canton, MA 02021, at its toll free number (1-800-589-9026) or on its website at http://www.cpushareownerservices.com.  If you are an eligible shareholder of record receiving multiple copies of our 2012 Annual Report on Form 10-K and proxy statement, you can request householding by contacting the company’s Corporate Secretary.  If you own your shares through a bank, broker or other holder of record, you can request householding by contacting the applicable holder of record.

If a shareholder of record residing at a household to which we sent only one copy of our 2012 Annual Report on Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the Corporate Secretary of EQT Corporation at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 or by phone at 412-553-5891.  The company will promptly deliver, upon written or oral request, a separate 2012 Annual Report on Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a bank, broker or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares.   If you do not provide voting instructions, your shares will not be voted on any proposal on which the bank, broker or other holder of record does not have discretionary authority to vote.  This is called a “broker non-vote.”  In these cases, the bank, broker or other holder of record can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

Is my vote important and how are the votes counted?

Your vote is very important.  Each share of EQT stock that you own represents one vote.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the proposals in greater proportion than their percentage ownership of the company.  The following are the voting requirements to elect the four nominees to the Board and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks or other holders of record with respect to each proposal:

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors (Item No. 1)

Majority of votes cast. If a nominee receives a greater number of votes “against” than votes “for” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

No

Approval of an amendment and restatement of the company’s Restated Articles of Incorporation to declassify the Board of Directors (Item No. 2)	Majority of votes cast.	No

Approval of a non-binding resolution regarding the compensation of the company’s named executive officers for 2012 (Item No. 3)	Majority of votes cast.	No

Ratification of Ernst & Young LLP (Item No. 4)	Majority of votes cast.	Yes

Shareholder proposal regarding a feasibility study for the adoption of a policy prohibiting the use of treasury funds for direct or indirect political contributions (Item No. 5)	Majority of votes cast.	No

For purposes of the approval of Item Nos. 1 through 5, abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no effect on the outcome of such proposals.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have returned a proxy.  Abstentions and broker non-votes also are counted in determining whether a quorum is present.

How will my shares be voted on other matters not included in this proxy statement that may be presented to the annual meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement to the 2013 annual meeting in accordance with the advance notice provision in the company’s by-laws, the Board is not aware of any other proposals for the meeting.  If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder on February 14, 2013.  Seating is limited and will be offered on a “first come, first served” basis.  If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy or direction card or by writing to the Corporate Secretary of EQT Corporation.  See “How do I contact EQT’s Corporate Secretary?” above.  If a broker holds your shares, you must include proof of your ownership of EQT stock as of February 14, 2013, such as a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket.

Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting.  No cameras, computers, recording equipment, other similar electronic devices, briefcases, backpacks, large bags or packages will be permitted in the annual meeting.  All bags permitted in the meeting room may be subject to inspection.  The use of cell phones, smart phones, camera phones, tablets and other personal communication devices during the annual meeting is prohibited.  All mobile phones, tablets and similar electronic devices must be turned off and put away before entering the meeting room.  By attending the annual meeting, shareholders agree to abide by the agenda and procedures for the annual meeting, copies of which will be distributed to attendees at the meeting.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.

What is the total number of outstanding shares?

At the close of business on February 14, 2013, the record date for the meeting, EQT Corporation had 150,550,593 shares of common stock outstanding.

Who pays for the solicitation of proxies?

We do.  We are soliciting proxies primarily by use of the mails.  However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means.  To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.  D.F. King & Co., Inc. assists EQT with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.  EQT also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of EQT?

Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director-nominees to the Corporate Governance Committee of the Board of Directors to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT Corporation.  To do this, you must send advance written notice to the Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” above.  According to the company’s by-laws, we must receive notice of nominations for the 2014 annual meeting not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to April 17, 2014, the one-year anniversary of this year’s annual meeting.

In addition, the Board’s Corporate Governance Committee will consider candidates recommended by the company’s shareholders.  If the Corporate Governance Committee determines to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the company’s slate for the next annual proxy statement.  Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to EQT’s Corporate Secretary.  The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Committee to consider the recommendation.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and about the nominating shareholder (see “Director Nominations” under the caption “Corporate Governance and Board Matters” below for details).  For additional information, contact the Corporate Secretary.

When are shareholder proposals due?

Under the rules of the SEC, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2014 annual meeting.  Shareholder proposals must be submitted in writing and must be received by the Corporate Secretary at the address provided previously in this proxy statement on or before November 3, 2013 for them to be considered for inclusion in the 2014 proxy statement.

Under the company’s by-laws, you may present proposals in person at the 2014 annual meeting if you are a shareholder entitled to vote.  The Corporate Secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to April 17, 2014, the one-year anniversary of this year’s annual meeting.  Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the 2014 annual meeting.  All proposals must be accompanied by the information required by Section 1.09 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary).

ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

The Board of Directors of EQT Corporation currently has eleven members, who are divided into three classes.  The classes are as equal in number as is possible depending on the total number of directors at any time.  Generally, directors are elected for three-year terms.  Each director’s term expires upon the earlier of the end of such term or the annual meeting following such director’s seventy-fourth birthday.  The classes are arranged so that the terms of the directors in each class expire at successive annual meetings.  This means that the shareholders elect approximately one-third of the members of the Board of Directors annually.  Directors elected by the Board hold office for a term expiring at the next annual meeting of shareholders.  Notwithstanding the expiration date of his or her term, each director holds office until his or her successor is elected and qualified.  The terms of four directors expire at this annual meeting.  Each of the four directors, Ms. Vicky A. Bailey and Messrs. Kenneth M. Burke, George L. Miles, Jr. and Stephen A. Thorington, have been nominated to serve for a term of three years to expire at the 2016 annual meeting of shareholders.

At this meeting, the shareholders are being asked to approve an amendment and restatement of our Restated Articles of Incorporation to declassify the Board of Directors and provide for annual elections of directors commencing with those directors up for election at our 2014 annual meeting of shareholders.  For additional information related to this proposal, see “Item No. 2 – Approval of an Amendment and Restatement of the Company’s Restated Articles of Incorporation to Declassify the Board of Directors” below.

The persons named as proxies will vote for the nominees named, unless you vote against one or more of them.  The four nominees for election have agreed to serve if elected, and the Board has no reason to believe that such nominees will be unavailable to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors.  Each nominee must be elected by a majority of the votes cast “for” election.  Votes may not be cumulated.

In addition, under the company’s by-laws, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “against” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K furnished to the SEC.

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2016

VICKY A. BAILEY	Age 60	Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005; Vice President, BHMM Energy Services, LLC (utility and facilities management services), since January 2006. Also a director of Cheniere Energy, Inc. (energy company primarily engaged in liquefied natural gas related businesses), since March 2006 (serving as the chairman of the compensation committee and the section 162(m) subcommittee and also a member of the audit committee).

Chair of the Public Policy and Corporate Responsibility Committee and member of the Executive Committee.

Qualifications. Ms. Bailey has substantial regulatory and senior management experience in the company’s industry, having previously served as a commissioner of the Federal Energy Regulatory Commission, President of PSI Energy, Inc. (a regulated utility) and commissioner of the Indiana Utility Regulatory Commission. These experiences enable her to provide valuable insights into issues facing the company’s regulated natural gas distribution and transmission businesses, particularly with respect to interacting with regulatory agencies. In addition, Ms. Bailey provides leadership to the Board with respect to energy policy issues, owing to her previous experience as Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy. Ms. Bailey also draws upon public company board experience in supporting the company’s strategic efforts.

KENNETH M. BURKE	Age 63	Director since January 2012

Retired Partner, Ernst & Young LLP (E&Y) (Big Four accounting firm), October 1982 through June 2004. Former director of Trico Marine Services, Inc. (provider of subsea trenching and marine support vessels and services), March 2005 through August 2011 (served as chairman of the audit committee and a member of the nominating and governance committee). Also, a former director of Pride International, Inc. (offshore drilling contractor), from December 2006 through May 2011 (served as chairman of the nominating and governance committee and a member of the audit and compensation committees).

Member of the Audit Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications. Mr. Burke brings over three decades of experience focused on the energy industry, primarily oil and gas. Mr. Burke retired from E&Y in 2004, where he held a number of leadership positions, including National Energy Director and Partner-in-Charge of the Houston Energy Services Group. He also co-authored the book “Oil and Gas Limited Partnerships: Accounting, Reporting and Taxation.” During his years at E&Y, Mr. Burke also served as audit partner for numerous companies in the oil and gas industry. Mr. Burke also has substantial experience as a director of both public and private companies, where he has served on and chaired a number of committees.

GEORGE L. MILES, JR.	Age 71	Director since July 2000

Chairman Emeritus, Chester Engineers, Inc. (engineering services firm), since May 2012. Executive Chairman, Chester Engineers, Inc., October 2010 through April 2012. Retired President and Chief Executive Officer, WQED Multimedia (multimedia company), September 1994 through October 2010. Also a director of WESCO International, Inc. (distributor of electrical construction products supplies) since 2000 (serving as a member of the nominating and governance committee), Harley-Davidson, Inc. (manufacturer of heavyweight cruising and touring motorcycles) since 2002 (serving as a member of the nominating and corporate governance committee and the audit committee), American International Group, Inc. (international insurance organization) since 2005 (serving as a member of the audit committee and the nominating and corporate governance committee) and HFF, Inc. (provider of commercial real estate and capital markets services to the U.S. commercial real estate industry) since January 2007 (serving as chairman of the audit committee and a member of the compensation committee).

Chair of the Corporate Governance Committee and member of the Executive Committee.

Qualifications. Mr. Miles has significant senior management, leadership and financial experience, having served as President and Chief Executive Officer of a multimedia company for more than fifteen years. Prior to that, Mr. Miles gained valuable financial experience through his work as an auditor. Mr. Miles also has substantial public company board of director experience, having served as a member of the board of directors of a number of public companies throughout his career. These diverse experiences have enabled Mr. Miles to bring unique perspectives to the Board, particularly with respect to business management and corporate governance issues. The Board believes that, notwithstanding his service on four other public company boards, Mr. Miles (who has retired from full-time employment) has sufficient time and focus to devote attention to company-related matters.

STEPHEN A. THORINGTON	Age 57	Director since September 2010

Retired Executive Vice President and Chief Financial Officer, Plains Exploration & Production Company (energy company engaged in the upstream oil and gas business), September 2002 through April 2006. Also a director of KMG Chemicals Inc. (diversified chemical company) since May 2007 (serving as a member of the audit committee and the nominating and governance committee) and QRE GP, LLC, the general partner of QR Energy, LP (oil and natural gas production master limited partnership), since January 2011 (serving as chairman of the audit committee and a member of the compensation and conflicts committees).

Chair of the Audit Committee and member of the Executive Committee.

Qualifications. Mr. Thorington has significant experience in energy company management, finance and corporate development, as well as natural gas exploration and production. Mr. Thorington has served in a number of senior management positions with energy industry companies and, earlier in his career, held various senior positions within the investment banking industry. Finally, Mr. Thorington currently serves as a member of the audit, conflicts and nominating and corporate governance committees at other public companies. Mr. Thorington is able to draw upon these diverse experiences to provide guidance with respect to accounting matters, financial markets and financing transactions, exploration and production operations and investor relations.

DIRECTORS WHOSE TERMS EXPIRE IN 2014

MARGARET K. DORMAN	Age 49	Director since January 2012

Retired Executive Vice President, Chief Financial Officer and Treasurer, Smith International, Inc. (supplier of products and services to the global oil and gas industry), August 2008 through October 2009, and Senior Vice President, Chief Financial Officer and Treasurer, May 1999 through August 2008. Former director of Hanover Compressor Company (full service natural gas compression business), 2004 to 2007 (served as chairman of the audit committee).

Member of the Audit Committee.

Qualifications. Ms. Dorman brings to the company a wealth of financial expertise and experience in the natural gas industry, having served in numerous financial positions with Smith International, Inc., including as the chief financial officer for more than a decade, during a period of expansive growth. Prior to her time at Smith International, Inc., Ms. Dorman worked as an auditor, ultimately progressing to the role of senior audit manager. In addition to her financial controls experience, she has had extensive experience building banking relationships, structuring debt financings, integrating acquisitions and as the lead investor relations executive, dealing with significant shareholder matters. Ms. Dorman also has prior board and audit committee experience, having served as a member (and ultimately chairman) of the audit committee of Hanover Compressor Company.

DAVID L. PORGES	Age 55	Director since May 2002

Chairman, President and Chief Executive Officer, EQT Corporation, since May 2011; President, Chief Executive Officer and Director, EQT Corporation, April 2010 through May 2011; President, Chief Operating Officer and Director, EQT Corporation, February 2007 through April 2010. Also Chairman, President and Chief Executive Officer of EQT Midstream Services, LLC, the general partner of EQT Corporation’s publicly-traded master limited partnership, EQT Midstream Partners, LP (“EQM”), since January 2012.

Member of the Public Policy and Corporate Responsibility Committee and the Executive Committee.

Qualifications.  Mr. Porges brings extensive business, leadership, management and financial experience, and tremendous knowledge of the company’s operations, culture and industry, to the Board.  Mr. Porges has served in a number of senior management positions with the company since joining the company as Senior Vice President and Chief Financial Officer in 1998. He has also served as a member of the company’s Board since May 2002.  Prior to joining the company, Mr. Porges held various senior positions within the investment banking industry and also held several managerial positions with Exxon Corporation (now, Exxon Mobil Corporation, an international oil and gas company).  Mr. Porges served on the board of directors of Westport Resources Corp. (oil and natural gas production company) from April 2000 through 2004.  Mr. Porges’ strong financial and industry experience, along with his understanding of the company’s business operations and culture, enable Mr. Porges to provide unique and valuable perspectives on most issues facing the company.  Moreover, Mr. Porges’ service on the Board creates a vital link between management and the Board and provides the company with decisive and effective leadership.

JAMES E. ROHR	Age 64	Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (“PNC”) (financial services), since May 2001.  PNC has announced that Mr. Rohr will retire as PNC’s Chief Executive Officer effective at its annual meeting of shareholders in April 2013.  He is expected to continue as Executive Chairman for one year.  Mr. Rohr is also a director of Allegheny Technologies, Inc. (specialty metal producer) since 1996 (serving as chairman of the personnel and compensation committee) and BlackRock, Inc. (provider of investment, advisory and risk management solutions) since 1999 (serving as a member of the executive committee).

Lead Independent Director, Chair of the Executive Committee and member of the Management Development and Compensation Committee.

Qualifications.  Mr. Rohr’s experience as Chairman and Chief Executive Officer of one of the country’s largest financial services companies provides him with valuable business, leadership and management experience, with particular emphasis on capital markets and corporate finance transactions. Mr. Rohr’s experience enables him to provide cutting edge insights into the capital markets and corporate finance issues facing the company.  Mr. Rohr is also able to draw on his experience as the chief executive officer of a major public company, along with his service as a director of three other public companies.

DAVID S. SHAPIRA	Age 71	Director since May 1987

Executive Chairman, Giant Eagle, Inc. (retail grocery store chain), since January 2012; Chairman, Chief Executive Officer and President, Giant Eagle, Inc., July 2005 through January 2012.

Member of the Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee.

Qualifications.  Mr. Shapira’s service as Chief Executive Officer of a major private company provides extensive senior management, leadership and financial experience, including expertise leading a large organization with multistate operations.  Mr. Shapira also has an in-depth knowledge of the company’s business operations, culture and industry, having served as a director since 1987.  Finally, Mr. Shapira’s current and prior service on the boards of public companies, such as Mellon Financial Corporation (financial services), and large not-for-profit organizations, such as Carnegie Mellon University, enables him to bring to the Board extensive board experience and knowledge from alternative perspectives.

DIRECTORS WHOSE TERMS EXPIRE IN 2015

PHILIP G. BEHRMAN, Ph.D.	Age 62	Director since July 2008

Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation (integrated energy company), October 2000 through July 2008.

Member of the Audit Committee.

Qualifications.  Dr. Behrman brings extensive business, senior management and technical industry experience to the Board, having served in various senior management and technical positions with numerous major energy companies throughout his career.  In particular, Dr. Behrman has substantial expertise in energy exploration and production business operations, making him uniquely positioned to provide valuable perspectives with respect to the operations of the company’s production business.

A. BRAY CARY, JR.	Age 64	Director since July 2008

President, Chief Executive Officer and Director, West Virginia Media Holdings, LLC (television and print media company), since 2001.

Member of the Corporate Governance Committee and the Management Development and Compensation Committee.

Qualifications.  Mr. Cary has extensive public affairs, media relations and senior management experience, having founded and led various media and marketing businesses throughout his career.  Mr. Cary utilizes his broad business experience to provide valuable insights with respect to general business and management issues facing the company.  Most importantly, Mr. Cary is uniquely positioned to provide leadership to the Board in public affairs and media relations.

LEE T. TODD, JR., Ph.D.	Age 66	Director since November 2003

Professor of electrical engineering at the University of Kentucky (major public research university), since July 2011. Retired President, University of Kentucky, July 2001 through June 2011.

Chair of the Management Development and Compensation Committee and member of the Executive Committee.

Qualifications.  Dr. Todd’s service as President of the University of Kentucky provided valuable leadership and management experience, including experience leading a large organization.  Prior to joining the University of Kentucky, Dr. Todd developed a strong reputation as an innovator of cutting edge technology, having founded and led numerous successful technology companies.  Dr. Todd also has experience serving on boards of a variety of public companies, private companies and foundations.  These strong leadership and business experiences, along with Dr. Todd’s appreciation for the importance of innovation, enable him to offer a unique perspective with respect to business and technology issues facing the company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors and Committee Membership

The Board of Directors held 6 regular meetings and 2 special meetings during 2012.  The independent directors met 9 times in executive session without any officer of the company present.  During 2012, attendance at all Board meetings averaged 97.8%.  The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  Except for Barbara S. Jeremiah whose term expired at the company’s 2012 annual meeting of shareholders, all directors then in office attended the 2012 annual meeting.

The five standing Committees of the Board are the Audit, Management Development and Compensation, Corporate Governance, Public Policy and Corporate Responsibility and Executive Committees.  The Corporate Governance Committee serves as the nominating committee for the company.  The Board may from time to time form new Committees, disband an existing Committee and delegate additional responsibilities to a Committee.  In 2012, each director attended at least 96.4% of all meetings of the Board and of the Committees on which the director served.

The table below sets forth membership at February 1, 2013 and meeting information for the 2012 fiscal year for each Board Committee:

NAME OF DIRECTOR	AUDIT		MANAGEMENT DEVELOPMENT AND COMPENSATION		CORPORATE GOVERNANCE		PUBLIC POLICY AND CORPORATE RESPONSIBILITY		EXECUTIVE
Ms. Bailey							x	*	x
Dr. Behrman	x
Mr. Burke	x						x
Mr. Cary			x		x
Ms. Dorman	x
Mr. Miles					x	*			x
Mr. Porges							x		x
Mr. Rohr (LID)			x						x	*
Mr. Shapira					x		x
Mr. Thorington	x	*							x
Dr. Todd			x	*					x
Total meetings in fiscal year 2012	11		8		5		4		0

_______________
x	=	Committee Member
*	=	Chair
LID	=	Lead Independent Director

The responsibilities of the Committees are set forth in written charters, which are reviewed periodically by the Committees and, where appropriate, the Corporate Governance Committee and the Board.  All of the charters are available on the company’s website at http://www.eqt.com.  The members and main responsibilities of each Committee are as follows:

Audit Committee

•                             Comprised of Ms. Dorman, Dr. Behrman and Messrs. Burke and Thorington (Chair), who are all non-employee, independent directors.

•                             Each member of the Committee is financially literate.  Additionally, the Board of Directors has determined that each of Ms. Dorman and Messrs. Burke and Thorington qualifies as an “audit committee financial expert” as such term is defined under the SEC’s regulations.  Shareholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Ms. Dorman and Messrs. Burke and Thorington with respect to certain accounting and auditing matters.  The designation does not impose upon them any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board.  As audit committee financial experts, Ms. Dorman and Messrs. Burke and Thorington also have accounting or related financial management expertise under the NYSE rules.

•                             Assists the Board by overseeing:

▪                  the accounting and financial reporting processes of the company and related disclosure matters;

▪                  the audits of the financial statements of the company;

▪                  the integrity of the company’s financial statements;

▪                  the qualifications, independence and performance of the company’s registered public accountants;

▪                  the qualifications and performance of the company’s internal audit function; and

▪                  the compliance by the company with legal and regulatory requirements, including the company’s code of business conduct and ethics.

•                             Responsible for reviewing and discussing with management (i) guidelines and policies with respect to risk assessment and risk management and (ii) the company’s major risk exposures and the actions management has taken to monitor and control such exposures.

•                             Responsible for hiring, overseeing, evaluating and compensating the company’s independent auditors.

Management Development and Compensation Committee

•                             Comprised of Messrs. Cary and Rohr and Dr. Todd (Chair), who are all non-employee, independent directors.

•                             Discharges the Board’s responsibilities relating to compensation of the company’s executive officers by, among other things:

▪                  determining and approving, based on the Corporate Governance Committee’s evaluation of the Chief Executive Officer’s performance for the prior year and in light of the goals and objectives established by the Corporate Governance Committee for the upcoming year, the Chief Executive Officer’s compensation level;

▪                  reviewing and approving the performance of, and compensation structure for, all executive officers (other than the Chief Executive Officer) of the company;

▪                  reviewing and approving employment or severance agreements for executive officers; and

▪                  reviewing and approving compensation plans for executive officers.

•                             Provides oversight and, as required, administration of the company’s benefit plans, incentive-based compensation plans and equity-based plans.

•                             Reviews the company’s succession plan for all executive officers other than the Chief Executive Officer.  The succession plan for the Chief Executive Officer is reviewed by the Board.

•                             Reviews the risk assessment of the company’s compensation policies and practices.

Corporate Governance Committee

•                             Comprised of Messrs. Cary, Miles (Chair) and Shapira, who are all non-employee, independent directors.

•                             Identifies and recommends to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board consistent with criteria approved by the Board and recommends to the Board the director-nominees for each annual meeting of shareholders.

•                             Recommends to the Board independence determinations for each director.

•                             Develops and recommends to the Board a set of corporate governance guidelines.

•                             Recommends Committee membership, including a Chair, for each Committee.

•                             Recommends to the Board nominees to serve as the Lead Independent Director.

•                             Identifies and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer of the company and annually reviews the Chief Executive Officer’s performance against such goals and objectives, after receiving input from the Lead Independent Director.

•                             Provides oversight for the evaluation process of the Board and its Committees.

•                             Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.

•                             Reviews related person transactions under the company’s related person transaction approval policy (the “related person policy”).

Public Policy and Corporate Responsibility Committee

•                             Comprised of Ms. Bailey (Chair) and Messrs. Burke and Shapira, who are all non-employee, independent directors, and Mr. Porges, Chairman, President and Chief Executive Officer.

•                             Reviews and provides input and direction to management and the Board about the company’s approach to the company’s activities regarding industry, legislative and regulatory activities that pertain to:

▪                  environmental, health and safety matters;

▪                  government affairs, including participation in industry and other organizations that express views about legislative and regulatory affairs; and

▪                  other matters likely to influence the company’s reputation.

Executive Committee

•                             Comprised of Ms. Bailey, Messrs. Miles, Rohr (Chair) and Thorington, and Dr. Todd, who are all non-employee, independent directors, and Mr. Porges, Chairman, President and Chief Executive Officer.

•                             Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Compensation Process

Establishing Target Total Direct Compensation

In discharging the Board’s responsibilities relating to compensation of the company’s executive officers, the Management Development and Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentive targets) for executive officers by establishing base salaries and setting long-term and annual incentive targets.  When appropriate, the Committee also reviews and modifies perquisites.

Establishing Annual and Long-Term Incentive Programs

The Management Development and Compensation Committee annually approves plan design, including performance measures and target payout, for annual and long-term incentive programs.  These deliberations, which usually start with recommendations from management and involve discussions among management, the Committee’s independent compensation consultant and the Committee, usually span several meetings before a design is approved.

After the end of the performance period for any performance award, the Committee certifies the level at which the performance measures were satisfied and approves the amount of incentive award payable to each executive officer.

Equity Grants

The Management Development and Compensation Committee may make equity grants to executive officers at any time during the year.  The Committee generally does not grant equity awards when in possession of material non-public information.  If in possession of such information, the Committee does not take such information into account when determining whether or in what amounts to make such grants.

The Committee has delegated to Mr. Porges, in his capacity as a director, the authority to grant a limited number of restricted shares to non-executive officers under the following circumstances:

•                              to newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market in value, except as may result from an award being rounded-up to the next highest number of shares evenly divisible by 10;

•                             to other employees in recognition of exceptional performance on the condition that no award exceeds 1,000 shares; and

•                             to employees who participate in the company’s educational assistance program on the condition that no individual award exceeds 500 shares.

The Committee also delegated to Mr. Porges, in his capacity as a director, the authority to grant to non-executive officers awards under the 2012 long-term incentive programs in an amount not to exceed $1 million.  Mr. Porges did not exercise this authority.

All such restricted stock and long-term incentive awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at its next meeting.  Mr. Porges authorizes restricted stock periodically throughout the year on pre-established dates and does not coordinate the timing of such grants with the release of material non-public information.  If in possession of such information, Mr. Porges does not take such information into account when determining whether or in what amount to make such grants.

The Committee has not delegated its authority to award equity to any other executive officer.

Compensation Consultant

The Management Development and Compensation Committee has the sole authority to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  During 2012, the Committee utilized Pay Governance LLC (“Pay Governance”) as its independent compensation consultant, and Pay Governance reported directly to the Committee.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from representatives of Pay Governance and may direct the company to provide information to representatives of Pay Governance.  Representatives of Pay Governance regularly interact with representatives of the company’s human resources department and periodically with the Chief Executive Officer and representatives of the company’s legal department.

During 2012, Pay Governance provided market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                              competitive benchmarking;

•                              peer group identification and assessment;

•                              advice and market insight as to the form of and performance measures for annual and long-term incentives; and

•                              marketplace compensation trends in the company’s industry and generally.

During 2012, Pay Governance also performed benchmarking services for the Corporate Governance Committee related to director compensation for the company’s Board.

Other than the executive compensation and director compensation services provided for the Management Development and Compensation Committee and the Corporate Governance Committee, respectively, representatives of Pay Governance also performed the following services during 2012:

•                             The Corporate Governance Committee engaged Pay Governance to perform benchmarking services for director compensation related to the Board of Directors of EQT Midstream Services, LLC, the general partner of EQM, the company’s publicly-traded master limited partnership formed in 2012 (2012 fees totaled $25,000).

•                             The company’s management engaged Pay Governance to perform a competitive benchmarking analysis for non-executive officers of the company (2012 fees also totaled $25,000).

The Management Development and Compensation Committee has considered the services provided by Pay Governance to the Corporate Governance Committee and to the company’s management, as well as Pay Governance’s responses to a questionnaire regarding Pay Governance’s relationship with the company and its management, and determined that such services do not compromise Pay Governance’s independence as the Management Development and Compensation Committee’s independent compensation consultant.

During 2012, Towers Watson Delaware Inc. prepared a study for the company’s management comparing the company’s retirement program for executive officers to the retirement programs provided to similarly situated executives of the 2013 peer group described under the caption “Compensation Philosophy” under “Compensation Discussion and Analysis” below (2012 fees totaled approximately $16,500).

Role of Senior Management

Senior management of the company has an ongoing dialogue with the Management Development and Compensation Committee and the Committee’s independent compensation consultant regarding compensation and plan design.  Most ideas originate with management due to its direct involvement in, and knowledge of, the business goals, strategies, experiences and performance of the company.  Management’s ideas are reviewed with the compensation consultant and frequently modified by the Committee prior to ultimate adoption.  The Committee engages in active discussions with the Chief Executive Officer concerning:  (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets and (iv) whether and to what extent performance measures for the previous year have been achieved.  The Chief Executive Officer is advised by the other executive officers of the company.

We provide additional information regarding the Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under the caption “Compensation Discussion and Analysis.”

Board Leadership Structure

As described in the company’s corporate governance guidelines, the Board of Directors believes that the functions of the Chairman of the Board are distinct from those of the Chief Executive Officer but that both functions may be effectively performed by the same individual.  The Board believes that the questions of whether the Chairman of the Board and the Chief Executive Officer should be separate, and if separate, whether the Chairman of the Board should be an outside director or an inside director, should be addressed from time to time as circumstances require.  The Board is currently satisfied with the Chief Executive Officer performing the functions of the Chairman of the Board because Mr. Porges is able to utilize his in-depth knowledge and perspective gained in running the company to effectively and efficiently guide the full Board by recommending Board and Committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and shareholders.

Effective May 2011, the company’s Board of Directors, based on a recommendation from the Corporate Governance Committee, elected Mr. Rohr as its Lead Independent Director.  In this capacity, Mr. Rohr’s exclusive duties are:

•                             convening, presiding over and setting agendas for regularly scheduled and special executive sessions of independent/non-management directors (which typically occur at each regularly scheduled meeting of the Board), including calling a meeting of the independent/non-management directors, if requested by any other director;

•                             presiding over any meeting at which the Chairman of the Board is not present;

•                             consulting with the Chairman to set the annual calendar of topics to be covered at Board meetings and reviewing meeting agendas;

•                             providing input to the Corporate Governance Committee in connection with the evaluation of the Chief Executive Officer’s performance;

•                             facilitating an assessment process with respect to the Board as a whole as well as for individual directors;

•                             serving as the designated director to speak with shareholders (when requested) and to receive communications from interested parties; and

•                             serving as the Chair of the Executive Committee of the Board.

The service of the Lead Independent Director complements Mr. Porges’ role as Chairman by, among other things, providing directors, shareholders and other constituents a direct contact to an independent member of the Board.  The Lead Independent Director’s term is one year but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board.

The Board’s Role in Risk Oversight

The company’s corporate governance guidelines provide that the Board of Directors is responsible for reviewing the process for assessing the major risks facing the company and the options for their mitigation.  The Board executes on this oversight responsibility in a variety of ways, including:

•                             Commencing in 2013, the Board will perform an annual review of the company’s major risks. Prior to 2013, the Audit Committee received regular reports regarding the company’s major risks, and reported to the Board regarding such risks.

•                             Management addresses the major risks in presentations (initiated by management or requested by the Board) throughout the year.

•                             The Board delegates oversight for certain risks to the Board Committees.  For example, the Audit Committee is responsible for reviewing and discussing with management the company’s major financial risk exposures and the actions management has taken to monitor and control such exposures.  The Management Development and Compensation, Corporate Governance and Public Policy and Corporate Responsibility Committees also review and discuss with management major risk exposures associated with their respective areas of oversight.

The company primarily manages risk through a Corporate Risk Committee consisting of certain executive officers and business unit and functional leaders.   The Corporate Risk Committee meets periodically throughout the year to review, prioritize and address the company’s major risk exposures and to consider new or emerging risks.  The Corporate Director of Enterprise Risk and Compliance reports the results of the company’s risk assessment annually to the Board of Directors.  The Board reviews and assesses the report of the Corporate Director of Enterprise Risk and Compliance and determines whether any further action is required.

Compensation Policies and Practices and Risk Management

In early 2013, members of the company’s senior management, with the assistance of the Management Development and Compensation Committee’s independent compensation consultant, conducted a risk assessment of the company’s compensation programs for all employees.  The results of such assessment were presented to the Management Development and Compensation Committee. Based on the assessment, the company and the Committee believe that the compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the company.  Important factors taken into account include, but are not limited to, the following:

•                             the company does not use highly leveraged short-term incentives that drive high risk investments at the expense of long-term company value;

•                             the company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress towards longer-term goals, and payments are capped;

•                             the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

•                             the company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial and operating performance;

•                             variations of the company’s compensation programs have been in place for many years, and the company has seen no evidence that they encourage excessive risk-taking;

•                             the Management Development and Compensation Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the company’s compensation programs; and

•                             the company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director-nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  Recently the Committee has used third party search firms to assist it to identify potential director candidates.  Director candidates have also been identified by senior management and members of the Board considering individuals both within and external to their respective networks.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the company should submit the following information to the Corporate Governance Committee Chair, c/o the Corporate Secretary, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:

•                             The information required by Sections 1.09 and 1.10 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (iii) a written representation and agreement of the nominee in the form provided by the Corporate Secretary, and (iv) the nominee’s executed irrevocable conditional resignation letter.

•                             In addition, the company may require the shareholder to provide such further information as it may reasonably request.

See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

In evaluating individuals identified as possible director-nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.

In identifying director candidates, the Committee utilizes the following guidelines:

Individual qualifications

•                             Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•                             Has attained prominent position in his or her field of endeavor

•                             Possesses broad business experience

•                             Has ability to exercise sound business judgment

•                             Is able to draw on his or her past experience relative to significant issues facing the company

•                             Has experience in the company’s industry or in another industry or endeavor with practical application to the company’s needs

•                             Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•                             Has no conflict of interest

•                             Meets such standards of independence and financial knowledge as may be required or desirable

•                             Possesses attributes deemed appropriate given the then current needs of the Board

Composition of the Board as a whole

•                             A diversity of background, perspective and skills related to the company’s business

•                             A diversity of race, gender and age

The Board believes that its members possess individual qualifications consistent with the guidelines set forth above.  In addition to the specific individual director qualifications identified under the caption “Item 1 – Election of Directors” above, the Board believes that its members offer insightful and creative views and solutions with respect to issues facing the company.  The Board also believes that its members function well together as a group.  Finally, the Board believes that it has appropriate diversity consistent with the guidelines set forth above.

Contacting the Board

You may contact the Board of Directors, or any individual director, by writing to the Lead Independent Director c/o EQT Corporation, 625 Liberty Avenue, Pittsburgh, PA 15222, Attn: Lead Independent Director, or by sending an email to presidingdirector@eqt.com.  You may also contact the Board or any individual director by writing to the Corporate Secretary.  See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

Governance Principles

EQT maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its corporate governance guidelines, code of business conduct and ethics and charters for the Audit Committee, the Management Development and Compensation Committee, the Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee of the Board of Directors.  The corporate governance page can be found at http://www.eqt.com, by clicking on the “Investors” link on the main page and then on the “Corporate Governance” link.  EQT will provide a copy of its corporate governance guidelines, code of business conduct and ethics and any of the foregoing Board Committee charters upon request by a shareholder to the Corporate Secretary.   See “How do I contact EQT’s Corporate Secretary?” under the caption “Questions and Answers About the Annual Meeting” above.

EQT’s corporate governance policies and practices are compliant with applicable corporate governance requirements:

•                             The Board of Directors has adopted clear corporate governance guidelines.

•                             Ten of the eleven members of the Board are independent of the company and its management.

•                             The Board’s non-management directors meet periodically in executive session, and the Lead Independent Director has been identified as the presiding director at all such executive sessions.

•                             All members of each of the key Committees of the Board of Directors – Audit, Management Development and Compensation and Corporate Governance – are independent of the company and its management.

•                             Each of the key Committees has a charter that reflects legal requirements and good corporate governance.

•                             The Board of Directors and each of the key Committees engage in annual self-evaluations.

•                             The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities.

•                             The company has a code of business conduct and ethics applicable to all employees and directors of the company.

•                             The Corporate Governance Committee of the Board of Directors reviews the company’s governance policies and practices periodically and makes recommendations to the Board.

Director Independence

In accordance with the company’s corporate governance guidelines, a majority of directors at any time will be independent.  For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company).  To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the NYSE.

The Board will consider all relevant facts and circumstances in making an independence determination.  Under the company’s corporate governance guidelines, a director will not be independent if:

•                             Within the last three years the director was employed (or an immediate family member of the director was employed as an executive officer) by the company, or received more than $120,000 in direct compensation during any 12-month period from the company (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service).

•                             The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor (in each case, a “company auditor”).

•                             The director is a current employee of a company auditor.

•                             The director has an immediate family member who is a current employee of a company auditor and who personally works on the firm’s audit of the company.

•                             Within the last three years, the director or an immediate family member was (but no longer is) a partner or employee of a company auditor and personally worked on the company’s audit within that time.

•                             Within the last three years a company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the company director as an executive officer.

•                             The director is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer.  During the last three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues.  Any relationship involving a company director that complies with the independence standards set forth in the company’s corporate governance guidelines and is not otherwise a related person transaction (as defined under the caption “Review, Approval or Ratification of Transactions With Related Persons” below) under the company’s related person policy is deemed to be an immaterial relationship not requiring consideration by the Board in assessing independence.

Based on the independence standards set forth in the company’s corporate governance guidelines, the Board of Directors has determined that the following directors have met the above standards and are independent of EQT and its management:  Mses. Bailey and Dorman, Drs. Behrman and Todd, and Messrs. Burke, Cary, Miles, Rohr, Shapira and Thorington.  Mr. Porges, who is an executive officer of the company, is the only director who is not independent.

In addition to satisfying the above independence standards, the Board has determined the following with respect to Committee members:

•                             each member of the Audit Committee is independent under the rules of the SEC;

•                             each member of the Corporate Governance Committee is a non-employee director under the rules of the SEC; and

•                             each member of the Management Development and Compensation Committee is independent under the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director under the rules of the SEC.

The ownership of stock in the company by directors is encouraged and is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee if the magnitude of such ownership is sufficient to make the director an “affiliated person” of the company as described in the Audit Committee charter.  See “Equity-Based Compensation” under the caption “Directors’ Compensation” below for a description of the stock ownership guidelines for directors.

Review, Approval or Ratification of Transactions With Related Persons

Under the company’s written related person policy, company management, with the assistance of the company’s law department, is responsible for determining whether a transaction between the company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below).  Such determination is based on a review of all facts and circumstances regarding the transaction, including information provided in annual director and executive officer questionnaires.  Upon determination that a transaction is a Related Person Transaction which has not been approved by the full Board of Directors, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review.  The Corporate Governance Committee then determines whether to approve, ratify, revise, reject or take other action with respect to the Related Person Transaction.

Under the related person policy, a “Related Person Transaction” is generally a transaction in which the company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest.  A “Related Person” is generally any person who is a director or executive officer of the company, any nominee for director, any shareholder known to the company to be the beneficial owner of more than 5% of any class of the company’s voting securities and any immediate family member of any of the foregoing persons.

Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for individual approval.  The transactions which are automatically pre-approved include:  (i) transactions involving employment of an executive officer by the company, as long as the executive officer is not an immediate family member of another executive officer or director of the company and the compensation paid to the executive officer was approved by the Management Development and Compensation Committee; (ii) transactions involving compensation and benefits paid to a director for service as a director of the company; (iii) transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues; (iv) transactions where the interest of the Related Person arises solely from the ownership of a class of equity securities of the company, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bids; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and (viii) charitable contributions, grants or endowments by the company or the company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the recipient’s consolidated gross revenues.

The related person policy does not limit or affect the application of the company’s code of business conduct and ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the company.  Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

Transactions With Related Persons

Based on information provided by the company’s directors and executive officers and assessments by company management, the Corporate Governance Committee determined that there are no Related Person Transactions to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During all of 2012, Dr. Todd and Messrs. Cary and Rohr served as members of the Management Development and Compensation Committee.  None of these Committee members is a current or former officer or employee of the company or had any relationship with the company requiring disclosure.  In addition, none of the company’s directors is an executive officer of another entity at which one of the company’s executive officers serves as a director.

ITEM NO. 2 – APPROVAL OF AN AMENDMENT AND RESTATEMENT

OF THE COMPANY’S RESTATED ARTICLES OF INCORPORATION

TO DECLASSIFY THE BOARD OF DIRECTORS

(Item No. 2 on the proxy card)

The Board of Directors recommends a vote FOR approval of an amendment and restatement of the company’s Restated Articles of Incorporation to declassify the Board of Directors.

The Board of Directors recommends approval of an amendment and restatement of the Company’s existing Restated Articles of Incorporation to provide for the phased-in implementation of annual elections for all directors and the resulting phased-in elimination of the classified board structure. The proposed amendment and restatement would revise Division C, Section 3.1 of the existing Restated Articles of Incorporation.  The full text of the proposed amendment and restatement of the existing Restated Articles of Incorporation is set forth in Appendix A to this proxy statement (proposed new text is underlined and proposed deleted text is bracketed).

Background of Proposed Amendment

While the Board of Directors believes that the classified board structure has promoted stability and continuity, facilitated our directors’ understanding of the company and its long-term strategic planning, enhanced the independence of our directors from both management and shareholder special interests and protected the company against unfair or abusive takeover practices, the Board is also committed to considering and responding to shareholder concerns regarding corporate governance.  The Board recognizes the sentiment among shareholders that the annual election of directors would enhance the company’s corporate governance policies by allowing for an annual evaluation of all directors.  This sentiment was evidenced at the 2012 annual meeting of shareholders through the strong shareholder support of a proposal by one of the company’s shareholders urging the Board of Directors to take steps to declassify.  This support was confirmed by the company’s largest shareholders during the company’s 2012 shareholder outreach effort.

After thoroughly considering the issue, the Corporate Governance Committee recommended that the full Board of Directors approve the proposed amendment and restatement and submit the proposed amendment and restatement to our shareholders for consideration and approval.  In accordance with the Committee’s recommendation, the Board of Directors adopted a resolution approving the proposed amendment and restatement and recommended that the proposed amendment and restatement be submitted to our shareholders for consideration and approval.

Summary of Proposed Amendment

The Restated Articles of Incorporation currently divide the Board of Directors into three classes of directors, serving staggered, three-year terms.  This means that each year, at the annual meeting of shareholders, approximately one-third of the full Board of Directors stands for election to the Board of Directors.

The adoption of the amendment and restatement of the Restated Articles of Incorporation will not change the unexpired three-year terms of directors elected at or prior to this 2013 annual meeting of shareholders.  Rather, as the terms of the current directors expire, they will be elected on an annual basis beginning with those elected at the 2014 annual meeting of shareholders.  Directors elected to the Board to fill vacancies or newly created positions will be put to an election of the shareholders at the immediately following annual meeting of shareholders and at each annual meeting of shareholders thereafter.  Accordingly, the declassified board structure will be fully implemented at the 2016 annual meeting of shareholders.

Our current Amended and Restated By-Laws also contain references to the classified board structure.  The Board of Directors has also approved corresponding changes to the Amended and Restated By-Laws that would become effective at the same time that the amendment and restatement of the Restated Articles of Incorporation, if approved, becomes effective.

Action by Shareholders

Approval of this Item No. 2 requires the affirmative vote of a majority of the votes cast on this item by holders of the company’s common stock.  Abstentions, broker non-votes and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of an amendment and restatement of the company’s Restated Articles of Incorporation to declassify the Board of Directors.

DIRECTORS’ COMPENSATION

Compensation of directors is annually reviewed by the Corporate Governance Committee and approved by the Board.  No compensation is paid to employee directors for their service as directors.

In 2012, the Corporate Governance Committee engaged Pay Governance to conduct an annual review of the total compensation for non-employee directors.  Specifically, retainer fees, meeting fees, chairperson premiums, stock-based long-term incentives and director matching gift benefits were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of:

•                             the 281 general industry companies with revenues of $1 billion to $4 billion that are identified in Appendix B; and

•                             the following 25 energy industry companies:

Cabot Oil & Gas Corporation	Pioneer Natural Resources Company
Chesapeake Energy Corporation	Plains Exploration & Production Company
Cimarex Energy Co.	Questar Corporation
Concho Resources Inc.	Quicksilver Resources Inc.
CONSOL Energy Inc.	Range Resources Corporation
Energen Corporation	Sempra Energy
EOG Resources, Inc.	SM Energy Company
EXCO Resources, Inc.	Southwestern Energy Company
MarkWest Energy Partners, L.P.	Spectra Energy Corp
MDU Resources Group, Inc.	Ultra Petroleum Corp.
National Fuel Gas Company	Whiting Petroleum Corporation
Newfield Exploration Company	The Williams Companies, Inc.
ONEOK, Inc.

These companies also comprise the company’s peer group for the 2013 EPIP (as defined under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below).

Set forth below is a description of the compensation of the company’s non-employee directors.

Cash Compensation

•                             An annual cash retainer of $50,500 is paid on a quarterly basis.

•                             An additional annual cash retainer of $4,000 is paid on a quarterly basis to members of the Audit Committee other than the Chair commencing January 1, 2013.

•                             The cash meeting fee is $1,500 for each Board and Committee meeting attended in person.  If a director participates in a meeting by telephone, the meeting fee is $750.  These fees are paid on a quarterly basis.

•                             For the Audit Committee Chair, an annual committee chair retainer of $15,000 is paid.  For the Management Development and Compensation, Corporate Governance, Public Policy and Corporate Responsibility and Executive Committee Chairs, an annual committee chair retainer of $10,000 is paid commencing January 1, 2013, which was increased from $7,500 previously.  These fees are also paid on a quarterly basis.

Equity-Based Compensation

•                             In 2003, the company began granting to each non-employee director, on an annual basis, stock units that vested upon award and that are payable on a deferred basis under the directors’ deferred compensation plans.  The deferred stock units represent one vehicle used by the company to deliver compensation to directors for their annual service on the Board.  The 2012 annual grant was comprised of a total of 2,300 deferred stock units which were awarded on January 4, 2012 to each non-employee director who was a member of the Board at that time.  Each of Mr. Burke and Ms. Dorman, who were elected to the Board on January 6, 2012, received an award of 2,570 deferred stock units on January 30, 2012.  Each non-employee director serving on the Board on January 1, 2013 received an award of 2,550 deferred stock units.  Each deferred stock unit is equal in value to one share of company common stock but does not have voting rights.  Dividends are credited quarterly in the form of additional stock units.  The value of the stock units granted prior to 2013 will be paid in cash (or, if a director made a prior election to settle the award in equity, in company common stock) on the earlier of the director’s death or termination of service as a director.  The value of the stock units granted in 2013 will be paid in shares of company common stock on the earlier of the director’s death or termination of service as a director.

•                             Newly elected directors are expected to receive an equity grant upon joining the Board equal to the pro-rata amount of the then applicable annual grant.

•                             The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to a multiple of the annual cash retainer.  Effective January 1, 2013, this multiple increased to five times the annual retainer from two times the annual retainer.  Under the updated guidelines, directors have up to five years from joining the Board to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet the ownership guidelines.  Each of the company’s non-employee directors satisfies the stock ownership guidelines.

Deferred Compensation

•                             The company has deferred compensation plans for non-employee directors.  In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainers and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company common stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal installments.  Deferred funds for which directors have elected to receive an investment return as if the funds were invested in company common stock are distributed in shares of common stock.  Distributions commence following termination of service as a director.  The directors’ deferred compensation accounts are unsecured obligations of the company.  Dr. Behrman and Messrs. Cary and Rohr deferred fees under the plan in 2012. The pre-existing Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•                             To further the company’s support for charitable giving, all directors are eligible to participate in the Matching Gifts Program of the EQT Foundation on the same terms as company employees.  Under this program, the EQT Foundation will match gifts of at least $100 made by the director to eligible charities, up to an aggregate total of $25,000 in any calendar year.

•                             Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by EQT Corporation.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

•                             The company reimburses directors for their travel and related expenses in connection with attending Board and Committee meetings and related activities.  The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the company.

The table below shows the total 2012 compensation of the company’s non-employee directors:

NAME (1)	FEES EARNED OR PAID IN CASH ($) (2)	STOCK AWARDS ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
Ms. Bailey	78,250	125,396	21,690	225,336
Dr. Behrman	75,250	125,396	35,098	235,744
Mr. Burke	79,750	125,365	12,332	217,447
Mr. Cary	79,000	125,396	35,098	239,494
Ms. Dorman	75,250	125,365	17,332	217,947
Mr. Gerber	0	125,396	55	125,451
Ms. Jeremiah	33,500	125,396	30,548	189,444
Mr. Miles	76,000	125,396	31,668	233,064
Mr. Rohr	77,500	125,396	22,168	225,064
Mr. Shapira	70,750	125,396	47,168	243,314
Mr. Thorington	90,250	125,396	30,203	245,849
Dr. Todd	76,000	125,396	26,564	227,960

____________

(1)         Mr. Murry S. Gerber and Ms. Barbara S. Jeremiah retired from the Board of Directors on January 5, 2012 and at the 2012 annual meeting on April 18, 2012, respectively.

(2)         Includes cash retainers, meeting fees and committee chair fees, some of which have been deferred at the election of the director.

(3)      This column reflects the aggregate grant date fair value of the deferred stock units awarded to each director during 2012.  On January 4, 2012, the company granted 2,300 deferred stock units to each non-employee director who was a member of the Board at the time of grant.  Each of Mr. Burke and Ms. Dorman, who were elected to the Board on January 6, 2012, received an award of 2,570 deferred stock units on January 30, 2012.  The grant date fair value is computed as the sum of the number of deferred stock units awarded on the grant date multiplied by the closing stock price of the company’s common stock on the business day prior to the grant date, which closing stock price was $54.52 on January 3, 2012 and $48.78 on January 27, 2012.  The aggregate number of deferred stock units held at December 31, 2012 was:  Ms. Bailey – 20,820; Dr. Behrman – 11,529; Mr. Burke – 2,614; Mr. Cary – 11,529; Ms. Dorman – 2,614; Mr. Miles – 25,387; Mr. Rohr – 25,387; Mr. Shapira – 25,387; Mr. Thorington – 5,910; and Dr. Todd – 22,684.  The company has not issued stock options to non-employee directors since 2002.   No non-employee director has any outstanding stock options.

(4)       This column reflects (i) dividends accrued on deferred stock units, (ii) annual premiums of $55.45 per director paid for personal life insurance policies, and (iii) the following matching gifts made by the company to qualifying organizations under the EQT Foundation’s Matching Gifts Program:  $3,500 for Ms. Bailey; $25,000 for Dr. Behrman; $10,000 for Mr. Burke; $25,000 for Mr. Cary; $15,000 for Ms. Dorman; $25,000 for Ms. Jeremiah; $9,500 for Mr. Miles; $25,000 for Mr. Shapira; $25,000 for Mr. Thorington; and $6,750 for Dr. Todd.  The non-employee directors may use a de minimis number of tickets purchased by the company to attend sporting or other events when such tickets are not otherwise being used for business purposes.   The use of such tickets does not result in any incremental costs to the company.  In connection with the initial public offering of EQM common units in July 2012, the current directors and a limited number of officers and former directors of the company and EQT Midstream Services, LLC, the general partner of EQM, were offered the opportunity to purchase EQM units through a Directed Unit Purchase Program (the “DUPP”).  There were no incremental costs to the company associated with the DUPP.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders

The following shareholders reported to the SEC that they owned more than 5% of the company’s common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
T. Rowe Price Associates, Inc.	12,903,191 (1)	8.6%
100 E. Pratt Street
Baltimore, MD 21202
BlackRock, Inc.	12,457,464 (2)	8.33%
40 East 52nd Street
New York, NY 10022
The Vanguard Group	9,039,302 (3)	6.04%
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC	8,509,024 (4)	5.687%
82 Devonshire Street
Boston, MA 02109

____________

(1)       Information based on Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2013, reporting that T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole voting power over 3,957,792 shares and sole dispositive power over 12,886,041 shares. The securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of SEC reporting requirements, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is the beneficial owner of such securities.

(2)       Information based on Amendment No. 4 to Schedule 13G filed with the SEC on February 1, 2013, reporting that BlackRock, Inc. has sole voting and dispositive power over 12,457,464 shares.

(3)    Information based on Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2013, reporting that The Vanguard Group has sole voting power over 257,649 shares, sole dispositive power over 8,797,163 shares and shared dispositive power over 242,139 shares.

(4)    Information based on Schedule 13G filed with the SEC on February 14, 2013, reporting that FMR LLC has sole voting power over 630,415 shares and sole dispositive power over 8,509,024 shares.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of EQT Corporation common stock beneficially owned by directors and named executive officers and all directors and executive officers as a group as of February 1, 2013, including shares they had the right to acquire within 60 days after February 1, 2013.

The amounts and percentage of EQT shares (and EQM common units) beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares (and/or EQM common units) shown as beneficially owned by them, subject to community property laws where applicable.

NAME	EXERCISABLE STOCK OPTIONS (1)	NUMBER OF SHARES BENEFICIALLY OWNED (2)	DEFERRED SHARE EQUIVALENT UNITS (3)	PERCENT OF CLASS (4)
David L. Porges (5) Chairman, President and Chief Executive Officer	372,800	531,281	0	*
Vicky A. Bailey Director	0	2,550	20,820	*
Philip G. Behrman Director	0	8,844	11,529	*
Kenneth M. Burke Director	0	2,550	2,614	*
A. Bray Cary, Jr. Director	0	10,640	11,529	*
Margaret K. Dorman Director	0	2,550	2,614	*
George L. Miles, Jr. Director	0	12,100	22,143	*
James E. Rohr Director	0	13,392	32,262	*
David S. Shapira (6) Director	0	86,494	54,957	*
Stephen A. Thorington Director	0	12,550	5,910	*
Lee T. Todd, Jr. Director	0	4,750	22,684	*
Philip P. Conti Senior Vice President and Chief Financial Officer	128,000	93,128	0	*
Randall L. Crawford Senior Vice President	169,300	62,869	0	*
Lewis B. Gardner General Counsel and Vice President, External Affairs	70,050	18,988	0	*
Steven T. Schlotterbeck Senior Vice President	167,700	60,259	0	*
Directors and executive officers as a group (19 individuals)	1,093,250	1,095,748	187,062	1.4%

____________

*           Indicates ownership or aggregate voting percentage of less than 1%.

(1)       This column reflects the number of shares of EQT Corporation common stock that the officers and directors had a right to acquire within 60 days after February 1, 2013 through the exercise of stock options.

(2)    This column reflects shares held of record and shares beneficially owned through a bank, broker or other nominee.  For executive officers, it includes shares beneficially owned through the company’s 401(k) plan and employee stock purchase plans and unvested restricted shares beneficially owned through the 2009 LTIP.  For Dr. Behrman and Messrs. Cary, Miles and Rohr, it includes deferred stock units, including accrued dividends, to be settled in common stock in connection with the deferral of director fees, in the following amounts:  Dr. Behrman – 6,294 units; Mr. Cary – 8,090 units; Mr. Miles – 6,306 units; and Mr. Rohr – 2,892 units.  This column also reflects deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including accrued dividends, which will be settled in common stock, in the following amounts:  Ms. Bailey – 2,550 units; Dr. Behrman – 2,550 units; Mr. Burke – 2,550 units; Mr. Cary – 2,550 units; Ms. Dorman – 2,550 units; Mr. Miles – 5,794 units; Mr. Rohr – 5,794 units; Mr. Shapira – 5,794 units; Mr. Thorington – 2,550 units; and Dr. Todd – 2,550 units.  Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course.  Shares shown in the table and EQM units described below for the directors and executive officers may be subject to this type of security interest.

(3)      This column reflects the number of deferred stock units granted prior to 2013 held through the directors’ deferred compensation plans, which stock units will be settled in cash.  It includes the deferred stock units (including accrued dividends) held as of February 1, 2013 and described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above, in the following amounts:  Ms. Bailey – 20,820 units; Dr. Behrman – 11,529 units; Mr. Burke – 2,614 units; Mr. Cary – 11,529 units; Ms. Dorman – 2,614 units; Mr. Miles – 22,143 units; Mr. Rohr – 22,143 units; Mr. Shapira – 22,143 units; Mr. Thorington – 5,910 units; and Dr. Todd – 22,684 units.  It also includes the deferred stock units (including accrued dividends), held by directors and to be settled in cash, resulting from the curtailment in 1999 of the directors’ retirement plan, in the following amounts:  Mr. Rohr – 10,119 units; and Mr. Shapira – 32,814 units.

(4)       This column reflects the sum of the individual’s (or individuals’) shares beneficially owned plus stock options exercisable within 60 days of February 1, 2013 as a percent of the sum of the company’s outstanding shares at February 1, 2013, plus all options exercisable within 60 days of February 1, 2013.  This calculation excludes all deferred stock units included in column (3) which are to be settled in cash.

(5)    Shares beneficially owned include 50,000 shares that are held in a trust of which Mr. Porges is a co-trustee and in which he has a beneficial interest and voting and investment power.

(6)    Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

As of February 1, 2013, the directors and named executive officers of the company also held, of record or beneficially through a bank, broker or other nominee, common units of EQM, the company’s publicly-traded master limited partnership, as follows:  Mr. Porges – 20,000 units; Ms. Bailey – 1,000 units; Mr. Burke – 5,000 units; Mr. Cary – 12,000 units; Ms. Dorman – 20,000 units; Mr. Miles – 2,500 units; Mr. Shapira – 13,000 units; Mr. Thorington – 20,000 units; Dr. Todd – 1,500 units; Mr. Conti – 10,000 units; Mr. Crawford – 25,000 units; and Mr. Gardner – 9,500 units.  As of February 1, 2013, the directors and executive officers of the company owned, as a group, 188,500 EQM common units, representing less than 1.0% of the outstanding EQM common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, executive officers and all persons who beneficially own more than 10% of EQT Corporation’s common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC.  As a practical matter, the company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely upon the company’s review of copies of filings or written representations from the reporting persons, the company believes that all reports that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis during 2012.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis (“CD&A”) contains statements regarding future company performance targets and goals.  These targets and goals are disclosed in the limited context of EQT’s compensation programs, may have been established one or more years ago, and should not be understood to be statements of management’s expectations or estimates of future company results or other guidance.  EQT specifically cautions investors not to apply these statements to other contexts.

Definitions of terms that are used, but not defined, in the CD&A can be found in the “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below.  The “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” and this CD&A contain numerous references to financial measures that have not been calculated in accordance with generally accepted accounting principles, which are also referred to as non-GAAP financial measures.  Attached as Appendix C is a reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure.

As shareholders, you will be invited to express your view of the compensation paid to the company’s named executive officers for 2012, as discussed and analyzed below.  In considering how to vote on Item 3 below, you should be guided by the following discussion, and should evaluate whether the Management Development and Compensation Committee (or, as used in the CD&A, the “Committee”) has adequately aligned the interests of EQT’s named executive officers with those of our shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

EQT’s core values include a commitment to operational excellence, integrity and accountability.  The company believes that after reading this CD&A you will agree that its executive compensation program:

•                             is designed to attract and retain the highest quality named executive officers;

•                             aligns the interests of the company’s named executive officers with the interests of its shareholders by directly linking pay to company performance;

•                             directly supports the company’s strategic plan by focusing employee performance on specific drivers; and

•                             is market-based and premised upon informed industry benchmarking.

In summary, the company’s compensation program is designed to reward the named executive officers when the company achieves strong financial and operational results, and the company believes the 2012 compensation of its named executive officers is consistent with its commitment to link pay with performance.

The company achieved a number of key financial and operational results in 2012 that are described in detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, including, but not limited to, the following:

•          record annual production sales volumes of 258.5 Bcfe; 33% higher than 2011;

•          record Marcellus sales volumes of 150.6 Bcfe; 85% higher than 2011;

•          record gathered volumes of 335.4 TBtu; 30% higher than 2011;

•          year-end proved reserves increased by 12% to 6.0 Tcfe;

•          completed EQM’s initial public offering; and

•          announced an agreement to sell Equitable Gas Company.

Pay for Performance Results

The Committee aims to align the named executive officers’ compensation with the performance of the company.  In 2012, the Committee’s independent compensation consultant, Pay Governance, prepared an assessment of the alignment of the aggregate realizable compensation awarded to the company’s Chief Executive Officer for the five-year period ending December 31, 2011 (the last year for which information was publicly available) with the performance of the company on a relative basis during the same five-year period to the 2013 peer group (which is discussed below).

The chart below shows the results of this assessment and compares:

•                             the company’s composite performance on three factors (earnings before interest, taxes, depreciation and amortization growth (“EBITDA”), return on invested capital (“ROIC”) and total shareholder return (“TSR”) (weighted equally)) to the performance of the 2013 peer group over the five-year period ending December 31, 2011; and

•                             the total realizable compensation of the company’s Chief Executive Officer to the total realizable compensation of the chief executive officers of the 2013 peer group over the same period.  Realizable compensation is defined as the sum of: (i) base salary earned during the five-year period, (ii) actual non-equity incentive compensation earned during the five-year period, (iii) aggregate current value of restricted stock grants received during the five-year period, (iv) aggregate in-the-money value of stock option grants received during the five-year period, and (v) for performance plans, the actual payouts for awards beginning and ending during the five-year period and an estimated payout for unvested awards received during the five-year period.

Source:  Pay Governance LLC

As reflected in the chart above, the relative realizable five-year total compensation of the company’s Chief Executive Officer positioned the company at the 78th percentile of the 2013 peer group, which is aligned with the company’s composite performance over the same period at the 61st percentile, showing the close link between the Chief Executive Officer’s compensation and company performance.

While the company’s relative performance is an indication of overall performance, it is more accurately a reflection of the company’s achievement of specific financial and operational objectives, which the company uses in structuring annual and long-term incentive plans.

Management Development and Compensation Committee Highlights

The Committee evaluates and, when appropriate or desirable, takes action with respect to various aspects of the company’s compensation programs.  The following are a few of the Committee’s key actions:

•                             evaluated the results of the company’s annual compensation and governance shareholder outreach program:

▪                  in addition to the regular and ongoing shareholder outreach program of the company’s investor relations department, during the summer of 2012, for the third consecutive year, representatives of the company’s human resources and legal departments requested meetings with the company’s larger investors to review the company’s compensation and governance practices and to understand any areas of concern;

▪                  the Committee also considered how the company compares on key compensation features identified by proxy advisory services;

•                             conducted a thorough evaluation of the company’s change of control agreements with, and retirement benefits for, all executive officers, which evaluation culminated in 2013 in:

▪                  amendments to all executive officers’ agreements to eliminate the excise tax gross-up provisions and, in the case of Mr. Porges, to eliminate his “modified single trigger” payout right; and

▪                  an amendment to the after-tax 401(k) restoration component of the retirement program to make continued participation in the program contingent upon the delivery of such amended change of control agreements and to modestly increase the company’s retirement contribution to allow the program to continue to deliver a median retirement benefit;

•                             approved a compensation recoupment, or “clawback,” policy applicable to all current and former executive officers, including the named executive officers, that provides:

▪                  in the event the company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the U.S. securities law, the company may recoup certain compensation from covered executives who received non-equity incentive compensation or received or realized compensation from equity awards during the covered period;

•                             eliminated the authority of the Committee to repurchase underwater options; and

•                             structured the 2013 annual and long-term incentive programs for the company’s named executive officers which involved, among other things, consideration of the company’s strategic direction, and resulted in the allocation of a portion of each named executive officer’s 2013 long-term incentive compensation award to a performance program intended to drive the success of the company’s newly public subsidiary, EQM.

Consideration of 2012 Say-on-Pay Vote

In establishing and recommending 2013 compensation for the company’s named executive officers, the Committee considered the results of the 2012 say-on-pay vote at the 2012 annual meeting of shareholders. At that meeting, approximately 93% of the votes cast approved the compensation of the company’s named executive officers for 2011.

Based on the results of the 2012 say-on-pay vote and feedback received through the shareholder outreach program, the Committee concluded that the compensation paid to the named executive officers and the company’s overall pay practices received strong shareholder support and do not require substantial revision to address shareholder concerns.   Nonetheless, the Committee did make the changes described under “Management Development and Compensation Committee Highlights” above.

The Committee recognizes that executive pay practices continue to evolve.  Consequently, the Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board.  Please see the caption “Contacting the Board” under “Corporate Governance and Board Matters” above for information about communicating with the Board.

At the annual meeting of shareholders on May 10, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every year.  In accordance with the results of this vote, the Committee determined to implement an advisory vote on executive compensation every year until the next vote on the frequency of shareholder votes on executive compensation, which must occur no later than our 2017 annual meeting.

Named Executive Officers

This CD&A describes the company’s compensation philosophy and the components of the company’s compensation program for the company’s named executive officers included in the Summary Compensation Table.  In 2012 our named executive officers were:  David L. Porges, Chairman, President and Chief Executive Officer; Philip P. Conti, Senior Vice President and Chief Financial Officer; Randall L. Crawford, Senior Vice President; Lewis B. Gardner, General Counsel and Vice President, External Affairs; and Steven T. Schlotterbeck, Senior Vice President.

Compensation Philosophy

• Compensation Program is Designed to Achieve the Company’s Objectives

The objectives of EQT’s compensation programs are to attract, motivate and retain highly-talented named executive officers who can ensure that the company is able to safely, efficiently and profitably produce, gather, transport and deliver natural gas to wholesale and retail customers.  The company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends upon achieving challenging performance objectives with an acceptable level of risk-taking.  To create the necessary performance incentive, the compensation programs provide not only for increased pay as a reward for above-median performance but also for below-median pay for sub-par performance.  Stated differently, the programs are structured to require a commitment to performance because a large percentage of a named executive officer’s compensation is not guaranteed.

• Compensation is Related to Performance and is Aligned with the Company’s Strategic Plan

The total compensation packages for the named executive officers are generally weighted in favor of at-risk compensation through annual and long-term performance-based incentive pay.  The various programs that comprise the total compensation package link payout to the company’s performance on specific pre-established, objective performance measures.  The table below reflects the fixed and at-risk components of the total compensation package of each named executive officer as a percentage of total compensation for 2012.

	PERCENTAGE OF TOTAL COMPENSATION FOR 2012
EXECUTIVE OFFICER	FIXED (1)	AT RISK (2)
David L. Porges	10%	90%
Philip P. Conti	15%	85%
Randall L. Crawford	13%	87%
Lewis B. Gardner	23%	77%
Steven T. Schlotterbeck	13%	87%

___________________

 (1)   This column reflects each named executive officer’s base salary earned during 2012 (shown in the “Salary” column of the Summary Compensation Table), as a percentage of the executive’s total compensation for 2012 set forth in the Summary Compensation Table (excluding the EQM TR Program awards).

(2)    This column reflects each named executive officer’s non-equity incentive plan compensation, equity compensation and other compensation in 2012 (shown in the “Non-Equity Incentive Plan Compensation,” “Stock Awards” (excluding amounts related to the EQM TR Program),  “Option Awards” and “All Other Compensation” columns of the Summary Compensation Table), as a percentage of the executive’s total compensation for 2012, as a percentage of the executive’s total compensation for 2012 set forth in the Summary Compensation Table (excluding the EQM TR Program awards).   The grant date fair values of the EQM TR Program awards are excluded because, as described below, the Committee views those amounts as relating to the company’s 2013 (not 2012) long-term incentive program.

The Committee aligns its executive compensation decisions with the strategic plan for the company.  As the company’s strategic plan evolves, the Committee makes corresponding changes to financial and operational metrics used to measure performance under its compensation plans to drive group and individual performance most likely to achieve the business plan and uphold strong returns to shareholders.  The company’s strategic plan for recent years has focused on growth of production sales volumes and revenues; EBITDA; TSR; unit cost reduction; and capital efficiency - each of which is a performance measure under the company’s various incentive plans.

• Total Compensation Should be Competitive

When considering the total compensation package for a named executive officer, as described in this CD&A, the Committee benchmarks each element of total direct compensation (which includes base salary and annual and long-term incentives) and the mix of compensation (cash versus equity) against the applicable peer group.  The company has chosen to structure the total compensation package for the named executive officers as a mix of base salary and annual and long-term incentives to be competitive in the marketplace.

• Compensation-Related Risk Should be Thoughtfully Managed

The company’s compensation program is designed to avoid excessive risk-taking.  Please see “Compensation Policies and Practices and Risk Management” under “Corporate Governance and Board

Matters” above for a discussion regarding the evaluation of the risks associated with the company’s compensation program.

• Incentive Compensation Balances Annual and Long-Term Performance

The company’s compensation programs are designed to maintain a balance between rewarding the achievement of strong annual results and ensuring the company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the applicable peer group of companies. Participation in both the annual and long-term incentive programs, which is largely based on comparative benchmarking, increases at higher levels of responsibility, as the named executive officers have the greatest influence on the company’s strategic direction and results over time.

• Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance

The Committee generally looks to an industry-specific peer group of companies to help establish base salary and target annual and long-term incentives for the named executive officers and to ensure that the total direct compensation of the named executive officers is competitive.  The Committee may also look to a general industry group of companies when considering compensation of the named executive officers.  The Committee also uses industry-specific peer groups in measuring relative company performance for purposes of some of our long-term incentive programs, which impacts a portion of each named executive officer’s long-term incentive.  Peer groups are reviewed with the Committee’s independent compensation consultant for appropriateness for the particular purpose.

For 2012, target total direct compensation for certain of the named executive officers was determined by reference to, among other things, the market median total direct compensation of the following companies, in each case as reported in the most recent proxy statement for each company (which we refer to as the 2012 peer group):

Cabot Oil & Gas Corporation	Pioneer Natural Resources Company
Chesapeake Energy Corporation	Plains Exploration & Production Company
Cimarex Energy Co.	Questar Corporation
CONSOL Energy Inc.	Quicksilver Resources Inc.
Energen Corporation	Range Resources Corporation
EOG Resources, Inc.	Sempra Energy
EXCO Resources, Inc.	SM Energy Company
MarkWest Energy Partners, L.P.	Southwestern Energy Company
MDU Resources Group, Inc.	Spectra Energy Corp
National Fuel Gas Company	Ultra Petroleum Corp.
NSTAR	The Williams Companies, Inc.
ONEOK, Inc.	Whiting Petroleum Corporation
Penn Virginia Corporation

This group of companies was selected by the Committee with the assistance of its independent compensation consultant in the fall of 2011 after considering feedback received through management’s shareholder outreach program and conducting a thorough analysis of the prior peer group.  Selection criteria for the 2012 peer group included consideration of industry, talent competitiveness, whether a peer is a peer of peers, geographic location, ownership structure, current and historical financial and stock performance and scope.

The financial metrics at the median of the 2012 peer group are intended to approximate, on balance, the company’s financial metrics.  See Appendix D for a comparison of financial metrics of the 2012 peer group available at the time of selection.  The 2012 peer group was used to establish the 2012 base salaries and 2012 target annual and long-term incentive compensation for Messrs. Porges, Crawford and Schlotterbeck and to measure relative company performance for purposes of the company’s 2012 EPIP.  In establishing 2012 base salaries and 2012 target annual and long-term incentive compensation for Messrs. Conti and Gardner, the Committee considered the compensation paid to executives within the general industry group of companies set forth in Appendix E because the Committee believed that the skills and experience requisite of the Chief Financial Officer and the General Counsel need not be specific to the company’s business and, accordingly, their compensation should be aligned with general industry.

In the fall of 2012, the Committee reviewed and updated its peer group (we refer to the updated peer group as the 2013 peer group) by removing NSTAR (acquired during 2012) and Penn Virginia Corporation (comparably too small) and adding Concho Resources Inc. and Newfield Exploration Company.  To identify the additions, the Committee considered the historical market capitalization, financial performance and executive compensation of companies not included in the 2012 peer group but identified as peers by the largest of the proxy advisory services.

The financial metrics at the median of the 2013 peer group are intended to approximate, on balance, the company’s financial metrics.  See Appendix F for a comparison of financial metrics of the 2013 peer group available at the time of selection.  The 2013 peer group was used to establish the 2013 base salaries and 2013 target annual and long-term incentive compensation for Messrs. Porges, Crawford and Schlotterbeck and to measure relative company performance for purposes of the company’s 2013 EPIP.  In establishing 2013 base salaries and 2013 target annual and long-term incentive compensation for Messrs. Conti and Gardner, the Committee considered the compensation paid to executives within the general industry group of companies set forth in Appendix G for the same reason it used a general industry peer group for establishing 2012 compensation.  Nonetheless, for 2013, in recognition of an increased industry focus in his responsibilities, the Committee also considered the 2013 peer group in establishing Mr. Conti’s target long-term incentive compensation.

• The Committee is Mindful of Tax Considerations When Designing Compensation

The Committee considers the impact of the applicable tax laws with respect to compensation paid under the company’s plans, arrangements and agreements.  Code Section 162(m) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee.  The covered employees are the person who served as principal executive officer as of the close of the tax year and the three most highly-compensated officers serving at year-end other than the principal executive officer and the principal financial officer.  An exception to the deduction limit is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

Long-term incentive awards outstanding in 2012 were granted under the LTIPs, which were approved by the company’s shareholders.  Both LTIPs provide for award opportunities designed to qualify as performance-based compensation under Code Section 162(m).  More specifically, the awards under the 2010 EPIPs, the 2010 SIA, the 2011 VEP, the 2011 VDA, the 2012 EPIP, the 2013 EPIP and the EQM TR Program and the stock option awards are anticipated, but cannot be guaranteed, to be fully deductible by the company under the performance-based compensation exemption.

In addition, the Executive STIP permits the payment of annual incentive awards that are designed to be deductible performance-based compensation under Code Section 162(m).  The 2012 and 2013 annual incentive awards are also anticipated, but cannot be guaranteed, to be fully deductible under the performance-based compensation exemption.

Although the Committee generally attempts to structure compensation to preserve deductibility, it also believes that there are circumstances in which the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation for tax purposes.  For example, the company has the ability to grant service-based restricted shares and other stock-based awards under the 2009 LTIP and to make cash bonuses and equity grants that are not designed to qualify as performance-based compensation under the Code.

• Executives are Encouraged to Own Equity

Consistent with the goal of driving long-term value creation for shareholders, the company’s equity ownership guidelines require significant equity ownership by our named executive officers.  As of December 31, 2012, the named executive officers’ holdings relative to their equity ownership guidelines are as set forth below:

NAME (YEAR OF EXECUTIVE OFFICER STATUS)	OWNERSHIP GUIDELINES (MULTIPLE OF BASE SALARY)	ACTUAL MULTIPLE OF BASE SALARY OWNED	VALUE REQUIRED BY OWNERSHIP GUIDELINES	AGGREGATE QUALIFYING VALUE OWNED
David L. Porges (1998)	8X	34.1X	$6,800,000	$29,008,953	(1)
Philip P. Conti (2000)	3X	14.5X	1,200,000	5,804,189
Randall L. Crawford (2003)	3X	10.1X	1,326,000	4,474,555
Lewis B. Gardner (2008)	3X	6.1X	1,035,000	2,115,592
Steven T. Schlotterbeck (2008)	3X	8.0X	1,326,000	3,545,920

____________

(1)             Excludes 50,000 shares of EQT common stock (value of $2,949,000 at December 31, 2012) held in a trust of which Mr. Porges is a co-trustee and in which he has beneficial interest and voting and investment power.

Qualifying holdings include EQT stock and EQM units owned directly, EQT shares held in the company’s 401(k) or employee stock purchase plans, time-based restricted stock and units, and performance-based awards for which only a service condition remains but do not include other performance-based awards or options.  Although mandatory, there is no deadline for achieving the ownership guideline and executives are not required to purchase EQT stock or EQM units.  The net shares or units acquired through incentive compensation plans (through the exercise of options, the vesting of restricted stock or similar) must be retained if an executive has not satisfied his target.  An executive’s failure to meet the equity ownership guidelines may influence an executive’s mix of cash and non-cash compensation.  Executives are not permitted to hedge their equity or otherwise invest in derivatives involving EQT stock or EQM units.

Making Executive Compensation Decisions

• Determining Target Total Direct Compensation

The Committee establishes the target total direct compensation for named executive officers by establishing base salaries and setting annual and long-term incentive targets.  When appropriate, the Committee also modifies perquisites and makes other awards.  When establishing target total direct compensation for each named executive officer, the Committee considers:

•                             the market median target total direct compensation for the applicable peer group as compiled by the Committee’s independent compensation consultant;

•                             the scope of the executive’s responsibility, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the Marcellus Shale region; and

•                             Mr. Porges’ compensation recommendations.

The Committee also seeks input from or the approval of the independent directors of the Board when appropriate or desirable.

The Committee sets base salaries and annual incentive targets at or below market median.  The Committee has established long-term incentive targets for the named executive officers other than the Chief Executive Officer above market median after considering the factors identified above.

In considering the amount and type of each component of compensation, the Committee considers the effect of each element on all other elements as well as the allocation of target total compensation between cash and equity.  The Committee committed that in 2009 and beyond at least 50% of the value of all equity granted to the named executive officers would be performance-based awards (not including options) earned only upon the achievement of disclosed performance metrics and hurdle rates.

Compensation previously earned by the named executive officers does not typically affect the Committee’s compensation decisions. This reflects the Committee’s view that a named executive officer’s compensation level should reflect the current market value of his services. The Committee further believes that reducing a named executive officer’s compensation based on the value of past compensation would weaken the competitiveness of the company’s compensation programs and the incentive to achieve superior performance in the future and make it more difficult to attract, motivate and retain executive talent.

In 2012, the target total direct compensation of Mr. Porges substantially exceeded the target total direct compensation of the other named executive officers. This differential is consistent with, and largely driven by, pay differentials reflected in the peer groups as the management and oversight responsibilities of a chief executive officer are significantly broader in scope than those of the other named executive officers.

• Tally Sheets

Annually the Committee is provided with a tally sheet for each named executive officer designed to provide the Committee with a full picture of the executive’s compensation history as well as of all compensation payable upon his termination of employment and upon a change of control.  Each tally sheet sets forth:

•                             a history of at least five years of base salary, annual incentive targets and awards and perquisites; and

•                             a complete history since hire date of long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflect the value of compensation due to each named executive officer under certain termination scenarios, including:

•                             termination of the executive by the company with and without cause, as defined in any applicable agreement or policy;

•                             termination by the executive for good reason, as defined in the applicable agreement;

•                             termination by the executive other than for good reason, including retirement;

•                             termination of the executive following a change of control; and

•                             disability or death.

With regard to each scenario, the tally sheets include:

•                             the cash amounts payable to the executive, including outplacement and other payments;

•                             the cost of benefits continuation;

•                             the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards;

•                             the value of any excise tax gross-up or cutback of benefits to avoid excise tax;

•                             retirement benefits; and

•                             any other compensation payable to the executive upon termination.

The tally sheets are provided to Committee members in an electronic resource book for easy reference.  This resource book also contains base salary, annual and long-term incentive targets, all incentive plan documentation and all non-competition and change of control agreements for each of the named executive officers.

• Role of the Independent Compensation Consultant

The Committee has the sole authority to hire, terminate and approve fees for advisors, consultants and agents as it deems to be necessary to assist in the fulfillment of its responsibilities.  During 2012, the Committee utilized Pay Governance as its independent compensation consultant, and Pay Governance reported directly to the Committee.  Representatives of Pay Governance provided the Committee with market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                             competitive benchmarking;

•                             peer group identification and assessment;

•                             advice and market insight as to the form of and performance measures for annual and long-term incentives; and

•                             marketplace compensation trends in the company’s industry and generally.

Representatives of Pay Governance do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from representatives of Pay Governance and may direct the company to provide information to representatives of Pay Governance.  Representatives of Pay Governance regularly interact with representatives of the company’s human resources department and periodically with the Chief Executive Officer and representatives of the legal department.

Components of the Company’s Compensation Program

The following describes each element of the company’s executive compensation arrangements:  base salary, annual incentives, long-term incentives, health and welfare benefits, retirement programs, perquisites, and non-compete and change of control agreements.

• Base Salary

The base salary for each named executive officer is established taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  Base salaries are ordinarily considered and, where appropriate, adjusted each January.  In 2012, the following base salary adjustments were made: Mr. Porges from $750,000 to $850,000; Mr. Conti no change from $400,000; Messrs. Crawford and Schlotterbeck from $420,000 to $442,000; and Mr. Gardner from $335,000 to $345,000.  These salary adjustments were made to approximate base salaries at the market median.  No changes were made to the base salaries of the named executive officers in connection with the Committee’s January 2013 review of compensation.

• Annual Incentives

Before or at the start of each year, the Committee approves the target annual incentive award for each named executive officer taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  For 2012, the Committee approved target annual incentive awards as a percentage of base salary, approximately, as follows: Mr. Porges, 100%; Mr. Conti, 80%; Messrs. Crawford and Schlotterbeck, 84%; and Mr. Gardner, 55%.  These levels approximated the market median.  For 2013, the Committee retained the 2012 targets as they continued to approximate the market median.

The Executive STIP, which is the annual bonus plan in which the named executive officers participate, is structured with an intent to preserve the full deductibility of awards under Code Section 162(m).  In order to do this, the Committee establishes one or more objectively determinable performance goals or measures before or at the beginning of each year. Performance against these measures results in an objectively determinable bonus amount, except that the Committee is permitted to exercise, and has historically exercised, downward discretion in determining the actual payout under the plan. The Committee does not have discretion to pay a higher amount under the Executive STIP than that specified by the objective formula.

2012 Annual Incentives

The 2012 performance measure approved for the Executive STIP was adjusted 2012 EBITDA (“adjusted 2012 EBITDA”) compared to business plan.  Adjusted 2012 EBITDA was calculated consistent with all generally accepted accounting principles line items using a fixed natural gas price of $3.75 per Mcfe, normalizing for weather and excluding the effects of acquisitions and dispositions of greater than $100 million.  This measure was selected because adjusted 2012 EBITDA growth drives behavior consistent with the shareholders’ interests and the company’s business plan embodies the goals and priorities of the company.  The Committee fixed the natural gas price and agreed to normalize for weather to avoid the undue positive or negative effect of natural gas prices and weather, both of which are beyond the control of plan participants and may be volatile.  The Committee believed that the exclusion of acquisitions and dispositions over $100 million from the calculation of adjusted 2012 EBITDA would encourage named executive officers to pursue monetization transactions to further the company’s strategic plan to accelerate development of the company’s Marcellus Shale assets.  Under the Executive STIP, a pool to pay bonuses to the company’s nine executive officers (which include the named executive officers) was funded based upon adjusted 2012 EBITDA relative to plan, as follows:

ADJUSTED 2012 EBITDA COMPARED TO BUSINESS PLAN	PERCENTAGE OF ADJUSTED 2012 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2012 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
10% below plan	1%
Greater than 10% below plan	No bonus

The percentage of adjusted 2012 EBITDA available for the pool was interpolated between levels and capped at 2%.  After determining the pool available for distribution, the Committee determined the value of the award to each named executive officer based upon consideration of the individual’s 2012 target award and 2012 performance on company, business unit and individual value drivers.  Generally, the Committee aims to award between zero and three times the value of a named executive officer’s target award, but the Committee may award up to $5 million to each named executive officer, subject to the overall cap.  The Committee believes that this structure provides them with flexibility to reward superior individual performance in years of superior company performance.

The Committee considers the following as a basis for addressing the performance of each named executive officer:

•                             a report by the Corporate Governance Committee regarding Mr. Porges’ performance.  Mr. Porges provides a self-assessment to the Corporate Governance Committee, which then meets in executive session without any company officer present to evaluate his performance.  The Committee also seeks the input of the Lead Independent Director.  The meeting is typically attended by the Chair of the Committee who reports the results of the evaluation to all independent directors, including the Committee; and

•                             a report by Mr. Porges regarding the performance of each other named executive officer.

Adjusted 2012 EBITDA of $1,176 million exceeded the company’s business plan by 3.2%.  Consistent with the Executive STIP and Code Section 162(m), the Committee exercised downward discretion in determining the award to each named executive officer taking into consideration each named executive officer’s target award and performance on company, business unit and individual value drivers.  In determining the amount of each named executive officer’s 2012 annual incentive award, the Committee balanced the strong operational results identified below with the company’s financial performance which, after adjusting for gains on asset sales in 2011, was lower than 2011 largely due to lower commodity pricing in 2012.  One result of this is that the annual incentive for each named executive officer was lower in 2012 than in 2011.  The following are the highlights of each named executive officer’s 2012 performance:

NAMED EXECUTIVE OFFICER	2012 PERFORMANCE HIGHLIGHTS
David L. Porges

Mr. Porges served in the role of Chairman, President and Chief Executive Officer throughout 2012.  Mr. Porges’ 2012 incentive award recognized the company’s strong operational performance, including:

•                 production sales volume record of 258.5 Bcfe; 33% higher than 2011;

•                 Marcellus sales volume record of 150.6 Bcfe; 85% higher than 2011;

•                 gathered volumes record high of 335.4 TBtu; 30% higher than 2011;

•                 raising approximately $231 million through the successful initial public offering of EQM;

•                 leadership in achieving company and business unit value drivers; and

•                 continued focus on corporate social responsibility including safety, environmental, diversity and inclusion and compliance.

In addition to strong operational performance by the company, the Committee considered Mr. Porges’ effective day-to-day management of the company and his activity as a community leader.  Finally, the Committee recognized Mr. Porges’ strategic decision-making in a cash constrained environment and his leadership in achieving a definitive agreement to transfer Equitable Gas Company to PNG Companies LLC (the “EGC transaction”) in exchange for $720 million in cash (subject to adjustment) and select midstream assets and commercial arrangements.

Philip P. Conti

Mr. Conti served as Senior Vice President and Chief Financial Officer throughout 2012.  His role includes the management of the treasury, accounting, tax, financial risk and internal audit functions.  Mr. Conti’s incentive award recognized his performance on company, business unit and individual value drivers in 2012, including:

•                 completion of a thorough review of EQT’s credit rating, future credit capacity and dividend policy;

•                 having performed all analytical and reporting requirements in support of

o                the successful initial public offering of EQM;

o                the EGC transaction;

•                 continued successful tax planning initiatives; and

•                 completion of a review of controls and authorities across the company to identify and test those functions/processes that present financial risk to EQT.

Randall L. Crawford

Mr. Crawford led the company’s midstream, commercial and distribution businesses throughout 2012.  His 2012 incentive award recognized his performance on company, business unit and individual value drivers in 2012, including:

•                 operating income of $237.3 million at EQT Midstream; 11% higher than 2011 excluding $202.9 million in gains on the dispositions of the Big Sandy Pipeline and the Langley natural gas processing complex in 2011;

•                 record gathered volumes of 335.4 TBtu; 30% higher than 2011;

•                 marketing and hedging activities related to EQT’s record production sales volumes;

•                 execution of the strategy regarding:

o                the successful initial public offering of EQM;

o                the EGC transaction, including the identification of the commercial agreements to be entered into and the midstream assets to be acquired;

•                 continued progress promoting natural gas as an alternative fuel source; and

•                 an excellent environmental and safety record at Equitable Gas Company.

Lewis B. Gardner

Mr. Gardner served as General Counsel and Vice President, External Affairs throughout 2012.  His role includes the management of the legal, enterprise risk, external affairs, corporate communications, environmental, health and safety, governance and corporate secretary functions.  Mr. Gardner’s incentive award recognized his performance on company, business unit and individual value drivers in 2012, including:

•                 effective management of corporate governance, compliance and litigation matters;

•                 successful enhancement of the organizational structures in communications, environmental, health and safety and external affairs, including the hiring of senior-level leaders in those areas;

•                 having performed all legal, compliance and reporting requirements in support of:

o                the successful initial public offering of EQM;

o                the EGC transaction;

•                 development of an enhanced analytical framework for approaching federal, state and local regulatory issues impacting the company;

•                 issuance of the company’s 2011 Corporate Social Responsibility Report, satisfying the Global Reporting Initiative Guidelines with the Oil & Gas Supplement, to a self-checked application level of B; and

•                 continuous improvement in safety and environmental performance coupled with (or resulting from) aggressive training initiatives.

Steven T. Schlotterbeck

Mr. Schlotterbeck led the company’s exploration and production business throughout 2012.  His 2012 incentive award recognized his performance on company, business unit and individual value drivers in 2012, including:

•                 record production sales volumes of 258.5 Bcfe; 33% higher than 2011;

•                 proved reserves of 6.0 Tcfe at December 31, 2012; a 12% increase over 2011;

•                 135 gross wells (spud) drilled; 127 targeting the Marcellus Shale play, 7 targeting the Huron play and 1 targeting the Utica play;

•                 lease operating expense of $0.18 per Mcfe; 10% lower than 2011;

•                 leadership in meeting with EQT stakeholders to communicate issues critical to the company, including strategy and technical information;

•                 management of a team of innovative and industry leading personnel in a highly-competitive market; and

•                 an excellent environmental and safety record.

Although permitted to distribute a total of $23.5 million to the nine executive officers, the Committee distributed less than $6.1 million.  The award to each named executive officer as a percent of his respective target award was as follows:

NAMED EXECUTIVE OFFICER	2012 ANNUAL INCENTIVE AWARD AS A PERCENTAGE OF TARGET
David L. Porges	235%
Philip P. Conti	228%
Randall L. Crawford	222%
Lewis B. Gardner	211%
Steven T. Schlotterbeck	223%

2013 Annual Incentives

In December 2012, the Committee selected adjusted 2013 EBITDA (“adjusted 2013 EBITDA”) as compared to business plan as the performance measure under the 2013 Executive STIP.  Adjusted 2013 EBITDA will be calculated consistent with all generally accepted accounting principles line items using a fixed natural gas price of $3.75 per Mcfe, normalized for weather and excluding the effects of acquisitions and dispositions of greater than $100 million.  Adjusted 2013 EBITDA was selected as the performance measure for the same reasons that adjusted 2012 EBITDA was selected in 2012.  Under the Executive STIP, the pool available for all executive officer incentive awards will be funded based upon adjusted 2013 EBITDA relative to plan, as follows:

ADJUSTED 2013 EBITDA COMPARED TO BUSINESS PLAN	PERCENT OF ADJUSTED 2013 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2013 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
10% below plan	1%
Greater than 25% below plan	No bonus

The percentage of adjusted 2013 EBITDA available for the pool is interpolated between levels and capped at 2%.  For 2013, the Committee determined that the threshold at which no bonus should be paid would be 25% below plan; previously the threshold has been 10% below plan.  This change was made by the Committee to address its desire to have increased flexibility in the event of strong management performance under circumstances nonetheless resulting in below plan performance.  In making this determination, the Committee observed that discretion to award bonuses in such circumstances would be utilized only after due consideration.

Consistent with 2012 and prior years, for 2013 after determining the pool available for distribution, the Committee will determine the value of the award to each named executive officer based upon consideration of the individual’s 2013 target award and 2013 performance on company, business unit and individual value drivers.

Please refer to the “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” and the Summary Compensation Table column “Non-Equity Incentive Plan Compensation” for a description of the terms of the Executive STIP.

• Long-Term Incentives

2012 Long-Term Incentive Awards (2012 options and 2012 EPIP)

In developing the 2012 long-term incentive program, the Committee considered various approaches with a view toward developing a program that would align the interests of the named executive officers with the interests of shareholders, drive appropriate performance, be market competitive, be effective for retention purposes, be tax efficient and minimize earnings volatility.  The Committee also considered the portfolio of existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities.  In this regard the Committee considered, among other things, that the performance period for the 2008 Executive Performance Incentive Program ended at December 31, 2011, making the addition of a long-term program focused on total shareholder return an appropriate addition to the portfolio going forward.  The Committee also considered feedback received during management’s 2011 shareholder outreach program, including shareholders’ preferences for the company to not rely upon

EBITDA and value drivers as performance measures for named executive officers in both the annual and long-term compensation programs.

As a result of its analysis, and with input from its independent compensation consultant, the Committee designed a long-term incentive compensation program for 2012 for the named executive officers that included stock options and performance units under the 2012 EPIP:

TYPE OF AWARD	PERCENT OF VALUE	RATIONALE
Stock Options	45%	Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of company stock, which benefits all shareholders.
2012 EPIP	55%

The 2012 EPIP performance units drive long-term value directly related to stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines.  Performance units have stronger retention value than options but less leverage in a rising stock price environment.

The allocation between the type of awards was largely driven by the Committee’s commitment that in 2009 and beyond at least 50% of the value of all equity granted to named executive officers would be performance-based awards (not including options).

The Committee established the 2012 target awards by taking into account the factors discussed under “Determining Target Total Direct Compensation” above.  The target awards made to Messrs. Porges and Conti were at the median of the applicable peer group.  The target awards for Messrs. Crawford, Gardner and Schlotterbeck approximated the 60th percentile of the applicable peer group after considering the scope of each executive’s responsibilities, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the Marcellus Shale region.

The options granted in 2012 have a term of ten years and an exercise price of $54.79.  Fifty percent of the options vested on January 1, 2013, and the remaining 50% will vest on January 1, 2014, contingent upon continued employment with the company on such date.  The Committee utilized ten-year terms, rather than its recent practice of utilizing seven-year terms, primarily to conform to the valuation practices of large proxy advisory firms.

The performance measures for the 2012 EPIP are the company’s:

•                             TSR over the period January 1, 2012 through December 31, 2014, as ranked among the comparably measured TSR of the applicable peer group; and

•                             cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in operating assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $4.00 per Mcf, divided by the aggregate diluted common shares outstanding as of the end of each year in the performance period.

The Committee considered a variety of internal financial performance metrics before deciding upon TSR and cumulative cash flow per share.  The Committee chose TSR ranking among peers because it forges a direct link to shareholder performance on a relative basis rather than on an absolute basis.  The

Committee selected cumulative cash flow per share because, among other things, it is a capital efficiency metric aligned with the company’s strategic plan and consistent with metrics used by shareholders in evaluating an investment in the company.  The Committee also focused on approving a payout matrix for the 2012 EPIP that limited payout opportunities for below-median TSR performance and that required stretch achievement of both TSR and cumulative cash flow per share goals in order to achieve the highest payout opportunities.

The payout opportunity under the 2012 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of less than $15.90;

•                             to target payout if the company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period equal to $19.30;

•                             to three times the target award if the company is one of the four highest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of at least $27.49.

Earned 2012 EPIP units are expected to be distributed in company common stock.  The election to pay awards in company common stock under the 2012 EPIP is consistent with the company’s efforts to utilize cash to accelerate development of its Marcellus Shale assets.  In addition, payment in common stock further aligns the interests of the named executive officers with those of shareholders and allows favorable, non-variable accounting treatment.

Long-Term Incentive Awards extending through and beyond 2012

During 2012, the named executive officers held unvested options that were granted in 2010 and 2011, as well as unvested awards under the 2010 EPIPs, the 2010 SIA, the 2011 VEP and the 2011 VDA for which the relevant performance or service periods had not yet been completed.  In 2012, the Committee certified the relevant performance for the 2010 EPIPs and authorized the payout of the 2010 EPIPs, the 2010 SIA and the 2011 VDA.  In connection with the authorization, the Committee waived one day of the service requirement for the 2010 SIA and for a portion of the 2011 VDA in order to pay the awards in 2012 and thereby reduce the tax obligations for the program participants, including 214 employees who are not named executive officers.  Please refer to the “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” for a description of the terms of the 2010 and 2011 options and the 2010 EPIPs, the 2010 SIA, the 2011 VEP and the 2011 VDA.

2013 Long-Term Incentive Awards (EQM TR Program, 2013 options and 2013 EPIP)

In developing the 2013 long-term incentive program, the Committee designed a program that the Committee believes aligns the interests of the named executive officers with the interests of shareholders, drives appropriate performance, is market competitive, is effective for retention purposes, is tax efficient and minimizes earnings volatility.  The Committee also considered the portfolio of existing long-term incentive programs and their combined influence on focusing executive behavior on critical activities.  A key consideration in this respect was the initial public offering of common units of EQM in July 2012, and the Committee’s desire to unify senior management in assuring appropriate decision-making to support growth of EQM.  The Committee also considered feedback received during management’s 2012 shareholder outreach program.

As a result of its analysis, and with input from its independent compensation consultant, the Committee designed a long-term incentive compensation program for 2013 that includes stock options and performance units under the 2013 EPIP and the EQM TR Program:

TYPE OF AWARD	APPROXIMATE PERCENT OF VALUE*	RATIONALE
EQM TR Program	20%

The EQM TR Program unites the senior management in assuring the appropriate decision-making to support the growth of EQM.  The program provides value only if EQM achieves a total unitholder return (similar to TSR) of at least 10% over a designated performance period.  If so, the target award is paid in EQM common units, which contributes to an ownership culture.

Stock Options	45%	Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of company stock, which benefits all shareholders.
2013 EPIP	35%

The 2013 EPIP performance units drive long-term value directly related to EQT stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines.  Performance units have stronger retention value than options but less leverage in a rising stock price environment.

__________

*The EQM TR Program awards were established at 20% of the long-term incentive target at 2012 market median for each named executive officer.  The allocations to the stock options and the 2013 EPIP were based on each named executive officer’s actual 2013 long-term incentive target reduced by the target value delivered through the EQM TR Program.

The allocation among the type of awards was largely driven by the Committee’s commitment that in 2009 and beyond at least 50% of the value of all equity granted to named executive officers would be performance-based awards (not including options).

In recognition of the challenges in driving the success of EQM, the Committee determined to allocate approximately 20% of each named executive officer’s 2013 target long-term incentive award to the EQM TR Program based upon the recommendation of its independent compensation consultant and after considering the relative size of EQM and compensation programs for other sponsored master limited partnerships.

Although granted concurrently with the initial public offering of common units of EQM in July 2012, the EQM TR Program awards are attributable to, and serve as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.  One consequence of this timing is that, from the Committee’s perspective, the aggregate value set forth for 2012 in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table overstates the long-term incentive compensation awarded to each named executive officer in respect of 2012; and, as a corollary, the aggregate amount that will be set forth in such columns in the company’s 2014 proxy statement will, effectively, understate the long-term incentive compensation awarded to each named executive officer in respect of 2013.  The same relationship will be true for the awards reflected in the 2012 Grants of Plan-Based Awards Table and the corresponding amounts to be included in such table in the 2014 proxy statement.

The performance metric under the EQM TR Program is total EQM unitholder return of at least 10% measured from June 27, 2012, the date of EQM’s initial public offering,  through December 31, 2015.  If the EQM unitholder return measure is not achieved as of December 31, 2015, the performance condition will nonetheless be satisfied if the 10% unitholder return threshold is satisfied as of the end of any calendar quarter ending after December 31, 2015 and on or before December 31, 2017.

The Committee selected EQM unitholder return as the appropriate metric to drive decision-making in support of EQM upon the recommendation of its independent compensation consultant and after reviewing comparative information for other sponsored master limited partnerships.

The payout opportunity under the EQM TR Program is:

•                             no payout if the total unitholder return is less than 10% over the performance period; or

•                             target payout if the total unitholder return equals or exceeds 10% over the performance period.

The EQM TR Program does not permit a payout above target, which is consistent with the market data provided for similar awards.

Earned EQM TR Program awards are expected to be distributed in EQM common units.  The election to pay awards in EQM common units is consistent with the company’s desire that senior management be aligned with the unitholders and support the growth of EQM.  In addition, this approach allows favorable, non-variable accounting treatment.

The options granted in January 2013 have a term of ten years and an exercise price of $58.98.  Fifty percent of the options will vest on January 1, 2014, and the remaining 50% will vest on January 1, 2015, in each case contingent upon continued employment with the company on such dates.

The performance measures for the 2013 EPIP are the company’s:

•                             TSR over the period January 1, 2013 through December 31, 2015, as ranked among the comparably measured TSR of the applicable peer group; and

•                             cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in operating assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $2.79 per Mcf, divided by the aggregate diluted common shares outstanding as of the end of each year in the performance period.

The Committee chose TSR ranking among peers and cumulative cash flow per share as performance metrics for the same reasons such metrics were selected for the 2012 EPIP.

The payout opportunity under the 2013 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of less than the 2012 cash flow per share;

•                             to target payout if the company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period equal to 5% compound annual growth over the 2012 cash flow per share;

•                             to three times the target award if the company is one of the four highest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of at least 20% compound annual growth over the 2012 cash flow per share.

Earned 2013 EPIP units are expected to be distributed in company common stock.  The election to pay awards in company common stock under the 2013 EPIP is consistent with the company’s efforts to utilize cash to accelerate development of its Marcellus Shale assets.  In addition, payment in common stock further aligns the interests of the named executive officers with those of shareholders and allows favorable, non-variable accounting treatment.

The target award made to Mr. Porges was at the median of the applicable peer group.  The target awards to Messrs. Crawford, Gardner and Schlotterbeck approximated the 60th percentile of the applicable peer group after considering the scope of each executive’s responsibilities, internal pay equity, succession planning, industry-specific technical skills and abilities that may be difficult to replace and the highly-competitive environment for executive talent in the Marcellus Shale region.  The Committee considered that Mr. Conti’s responsibilities associated with the formation of EQM and the pending divestiture of Equitable Gas Company warranted consideration of market compensation for the 2013 peer group as well as the general industry peer group, and, after such consideration, the Committee granted Mr. Conti an award that approximated the 60th percentile of the 2013 peer group.  The number of options and target units under the EQM TR Program and the 2013 EPIP awarded to the named executive officers were as follows:

EXECUTIVE OFFICER	EQM TR PROGRAM	2013 OPTIONS	2013 EPIP
David L. Porges	38,100	92,400	23,740
Philip P. Conti	5,380	31,400	8,070
Randall L. Crawford	13,080	44,100	11,320
Lewis B. Gardner	4,470	13,200	3,390
Steven T. Schlotterbeck	13,080	44,100	11,320

• Other Benefits

Health and Welfare Benefits

The named executive officers receive the same health and welfare benefits offered to other EQT employees including medical, prescription drug, dental, vision, short- and long-term disability, holiday pay and an employee assistance program.  The same contribution amounts, deductibles and plan design provisions are applicable to all employees.

Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other employees at EQT.  Under the plan, the company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations.  In addition, the company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum company contribution of 3% of the employee’s base salary and to applicable tax regulations.

Once company contributions for named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, company contributions are continued on an after-tax basis through a retirement annuity product offered by Fidelity Investments Life Insurance Co.  Under this program, the company has also historically contributed to the annuity an amount equal to 9% of each named executive officer’s annual incentive award.  The after-tax annuity program contains no vesting requirements.

In 2012 Towers Watson Delaware Inc. prepared a study for management comparing the company’s retirement program for executive officers to the retirement programs provided to similarly situated executives at the 2013 peer group.  This study resulted in a recommendation, supported by the Committee’s independent compensation consultant, that the company contribution be increased from 9%

of an executive’s annual incentive award to 11% in order for the program benefits to approximate the median of the 2013 peer group.   In early 2013, the Committee determined to make this upward adjustment as a consideration for, and to condition continued participation in the program on, the delivery of amendments to the then existing change of control agreements as described under the caption “Agreements with the Named Executive Officers” below.

The company currently has no supplemental executive retirement plan (SERP) or deferred compensation obligations to any employee, including executive officers.  No named executive officer participates in a defined benefit retirement plan with the company.

Perquisites

Consistent with its philosophy of pay for performance, the company provides modest perquisites to its named executive officers that, in number and value, are below median competitive levels for the applicable peer group.  Perquisites that are offered to each named executive officer include the following:  a car allowance, a country club and a dining club membership, executive physical, financial planning, parking, life insurance and accidental death and disability insurance (both of which exceed the level of insurance provided to other employees), and de minimis personal usage of company purchased event tickets.

In 2012, the company determined to reduce the number of seat licenses it held for the Pittsburgh Steelers home games at Heinz Field.  In connection with that determination, the company transferred ownership of two seat licenses to each of Messrs. Conti, Crawford and Schlotterbeck.  The company originally acquired these licenses in 2001 at a cost of $960 per license.

In connection with the initial public offering of EQM units in July 2012, the named executive officers and a limited number of other current and former officers and directors of the company and EQT Midstream Services, LLC, the general partner of EQM, were offered the opportunity to purchase EQM units under EQM’s DUPP.  There were no incremental costs to the company associated with the DUPP.

See footnote (4) to the “All Other Compensation” column in the Summary Compensation Table for a discussion and breakdown of the perquisites provided to the named executive officers in 2012.

• Agreements with the Named Executive Officers

The Committee believes that severance protections can play a valuable role in attracting, motivating and retaining highly talented executives.  The Committee also believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of an executive officer’s departure.  Accordingly, the company provides such protections for the named executive officers under their agreements which are described in detail under the caption “Potential Payments Upon Termination or Change of Control” below.  The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices.

The Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding continued employment.  This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level.  Change of control benefits are intended to encourage executive officers to remain employed with the company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control.  Moreover, the amounts to be paid under the change of control agreements ensure that the interests of the executives will be materially consistent with the interests of the company’s shareholders when considering corporate transactions.

In 2012, the Committee conducted a thorough evaluation of the benefits provided to all executive officers under their change of control agreements by, among other things, benchmarking such benefits versus the benefits provided to similarly situated individuals at companies in the 2013 peer group and at a set of companies located in the Pittsburgh area. The Committee also considered the expectations of the major proxy advisory services.  As a result of that evaluation, and upon a request by Mr. Porges, in 2013 the Committee approved amendments to the form of change of control agreement with all executive officers. These amendments eliminated the excise tax gross-up in each executive officer’s agreement and eliminated the provision that allowed Mr. Porges to receive a payment upon his election to terminate his employment during the thirty day period commencing on the one-year anniversary of a change of control (his “modified single trigger” payout right).

The named executive officers’ change of control agreements provide that payments are not made unless the executive’s employment is terminated by the company other than for cause or by the executive for good reason within 24 months following the transaction.  The Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing benefits to executives who continue long-term employment with an acquiring company.  This structure may also be attractive to potential acquiring companies, who place significant value on retaining members of the executive team for some transition period.  Potential acquirers may have an incentive to constructively terminate the executive’s employment to avoid paying severance; accordingly, the Committee believes it is appropriate to provide severance benefits upon a termination by the executive for good reason.

Finally, but importantly, the agreements with the named executive officers include covenants not to compete with, or solicit employees, customers or potential customers from, the company and to maintain the confidentiality of the company’s information, for a specified time.  The Committee believes that these covenants are extremely valuable to the company.

See “Potential Payments Upon Termination or Change of Control” below for more detail regarding the company’s agreements with each named executive officer, including the value of the benefits.

Change of Control Excise Tax Provisions

If, in connection with a change of control of the company, any compensation to a named executive officer is accelerated or becomes vested, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Code Sections 280G and 4999.  Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the company would be denied a tax deduction for such excess parachute payments.  Prior to February 2013, the change of control agreement with each named executive officer provided that if it was determined that any payment or distribution by the company to or for the executive’s benefit would constitute an “excess parachute payment,” the company would pay to the executive a gross-up payment to make the executive whole, as if the excise tax had not been incurred.  These gross-up payments, as well as the amount of the excess parachute payments, would not be deductible by the company.  However, if the excise tax could have been avoided by reducing the payments due under the agreement by an amount not to exceed 10% of the total “parachute payments” from any source, then the payments to the executive under the change of control agreement would be reduced to the extent necessary to avoid triggering the excise tax and, in that case, no gross-up payment would apply.  The change of control agreements with each executive officer were amended in February 2013 to eliminate the excise tax gross-up provision effective immediately.  These agreements now contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax himself, without a gross-up from the company.  Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result.  If the excise tax is triggered, the company would not enjoy a tax deduction on the amount of the “excess parachute payments” but in no event would the company be obligated to pay any portion of the excise tax.

Cautionary Statements

Disclosures in this CD&A may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this CD&A include the matters discussed regarding the expectation of performance under compensation plans and anticipated financial and operational performance of the company and its subsidiaries.  These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The company has based these forward-looking statements on current expectations and assumptions about future events.  While the company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORT OF THE MANAGEMENT DEVELOPMENT
AND COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of EQT Corporation.  Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation Proxy Statement for 2013.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.

Lee T. Todd, Jr., Chair
A. Bray Cary, Jr.
James E. Rohr

The following tables contain information concerning the compensation of the company’s principal executive officer, its principal financial officer and each of its other three most highly compensated executive officers who were serving as executive officers at the end of 2012.  References to named executive officers in this “Executive Compensation” section are to the five individuals included in the following tables.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION	TOTAL
		($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)

David L. Porges Chairman, President and Chief Executive Officer	2012 2011 2010	826,923 725,962 587,291	- - -	4,176,362 3,516,750 2,832,316	1,395,502 782,642 1,170,628	1,996,000 2,170,000 1,500,000	314,893 243,031 192,462	8,709,680 7,438,385 6,282,697
Philip P. Conti Senior Vice President and Chief Financial Officer	2012 2011 2010	400,001 390,520 350,700	- - -	1,151,708 1,296,977 1,176,516	427,356 288,283 261,807	730,000 800,000 650,000	144,991 121,742 108,361	2,854,056 2,897,522 2,547,384
Randall L. Crawford Senior Vice President	2012 2011 2010	436,923 406,673 350,700	- - -	1,707,462 1,764,218 1,006,548	590,912 391,653 205,226	820,000 885,000 750,000	161,055 140,740 123,277	3,716,352 3,588,284 2,435,751
Lewis B. Gardner General Counsel and Vice President, External Affairs	2012 2011 2010	342,692 332,116 314,230	- - -	531,889 519,373 678,431	180,703 116,634 150,563	400,000 440,000 390,000	100,991 95,791 87,669	1,556,275 1,503,914 1,620,893
Steven T. Schlotterbeck Senior Vice President	2012 2011 2010	436,923 406,673 350,700	- - -	1,707,462 1,764,218 958,853	590,912 391,855 189,882	825,000 895,000 795,000	146,708 131,961 115,663	3,707,005 3,589,707 2,410,098

_______________

(1)       This column reflects the aggregate grant date fair values determined in accordance with Accounting Standards Codification Topic 718 for performance units granted in the applicable year under the 2010 EPIPs, 2010 SIA, 2011 VDA, 2011 VEP, 2012 EPIP and EQM TR Program (each as defined and described under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below), using the assumptions described below.  Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

The 2010 EPIP was a three year program that provided stock-based awards.  Each named executive officer was granted an award under the 2010 EPIP on January 1, 2010.  The vesting and payment of the awards occurred on December 31, 2012.  The performance period for the 2010 EPIP was January 1, 2010 through December 31, 2012.  The grant date fair values of the awards were:  $852,677 for Mr. Porges; $406,208 for Mr. Conti; $319,078 for Mr. Crawford; $234,351 for Mr. Gardner; and $294,441 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (14,190 for Mr. Porges; 6,760 for Mr. Conti; 5,310 for Mr. Crawford; 3,900 for Mr. Gardner; and 4,900 for Mr. Schlotterbeck) by $60.09, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 1.69%; (ii) dividend yield: 0.0836; (iii) volatility: 47.03%; and (iv) term: three years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $2,131,614 for Mr. Porges; $1,015,484 for Mr. Conti; $797,665 for Mr. Crawford; $585,856 for Mr. Gardner; and $736,075 for Mr. Schlotterbeck.

The 2010 July EPIP was a two and one-half year program that provided a stock-based award to Mr. Porges, who was granted the award on July 1, 2010.  No other person participated in the program.  The vesting and payment of the award occurred on December 31, 2012.  The performance period for the 2010 July EPIP was July 1, 2010 through December 31, 2012.  The grant date fair value of Mr. Porges’ award was $1,171,755, computed by multiplying the 19,500 units awarded by $60.09, the grant date fair value of each unit calculated using a Monte

Carlo pricing model with the following assumptions: (i) risk-free rate of return: 1.69%; (ii) dividend yield: 0.0836; (iii) volatility: 47.03%; and (iv) term: two and one-half years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair value of the award would have been $2,929,280.

The 2010 SIA was a three year program that provided stock-based awards.  Each named executive officer was granted an award under the 2010 SIA on January 26, 2010.  The vesting and payment of the awards occurred on December 31, 2012.  The performance period for the 2010 SIA was January 1, 2010 through December 31, 2010.  The grant date fair values of the awards were:  $807,884 for Mr. Porges; $770,308 for Mr. Conti; $687,470 for Mr. Crawford; $444,080 for Mr. Gardner; and $664,412 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying (i) the number of awards awarded to each named executive officer (9,460 for Mr. Porges; 9,020 for Mr. Conti; 8,050 for Mr. Crawford; 5,200 for Mr. Gardner; and 7,780 for Mr. Schlotterbeck) by (ii) $42.70, the closing stock price of the company’s common stock on the date of grant, by (iii) 2.00, the assumed performance multiple.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $1,211,826 for Mr. Porges; $1,155,462 for Mr. Conti; $1,031,205 for Mr. Crawford; $666,120 for Mr. Gardner; and $996,618 for Mr. Schlotterbeck.

The 2011 VDA was a two year program that provided stock-based awards.  Each named executive officer was granted an award under the 2011 VDA on January 1, 2011.  Fifty percent of the confirmed performance awards vested and were paid out in the first quarter of 2012, and the remainder of the confirmed performance awards vested and were paid out on December 31, 2012.  The performance period for the 2011 VDA was January 1, 2011 through December 31, 2011.  The grant date fair values of the awards were:  $1,864,447 for Mr. Porges; $687,577 for Mr. Conti; $935,183 for Mr. Crawford; $275,228 for Mr. Gardner; and $935,183 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying (i) the number of awards awarded to each named executive officer (18,900 for Mr. Porges; 6,970 for Mr. Conti; 9,480 for Mr. Crawford; 2,790 for Mr. Gardner; and 9,480 for Mr. Schlotterbeck) by (ii) $44.84, the closing stock price of the company’s common stock on the date prior to the date of grant, by (iii) 2.20, the assumed performance multiple.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $2,542,248 for Mr. Porges; $937,604 for Mr. Conti; $1,275,250 for Mr. Crawford; $375,311 for Mr. Gardner; and $1,275,250 for Mr. Schlotterbeck.

The 2011 VEP is a three year program that provides for stock-based awards.  Each named executive officer was granted an award under the 2011 VEP on March 1, 2011.  The 2011 VEP targets performance over three one-year periods (2011, 2012 and 2013) and for a three year cumulative period of January 1, 2011 through December 31, 2013.  The grant date fair values of the awards were:  $1,652,303 for Mr. Porges; $609,401 for Mr. Conti; $829,035 for Mr. Crawford; $244,145 for Mr. Gardner; and $829,035 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying (i) the number of awards awarded to each named executive officer (34,380 for Mr. Porges; 12,680 for Mr. Conti; 17,250 for Mr. Crawford; 5,080 for Mr. Gardner; and 17,250 for Mr. Schlotterbeck) by (ii) $48.06, the closing stock price of the company’s common stock on the date of grant, by (iii) 1.00, the assumed performance multiple.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $4,956,908 for Mr. Porges; $1,828,202 for Mr. Conti; $2,487,105 for Mr. Crawford; $732,434 for Mr. Gardner; and $2,487,105 for Mr. Schlotterbeck.

The 2012 EPIP is a three year program that provides stock-based awards.  Each named executive officer was granted an award under the 2012 EPIP on January 1, 2012.  The performance period for the 2012 EPIP is January 1, 2012 through December 31, 2014.  The grant date fair values of the awards were:  $3,413,600 for Mr. Porges; $1,044,000 for Mr. Conti; $1,445,600 for Mr. Crawford; $442,400 for Mr. Gardner; and $1,445,600 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (42,670 for Mr. Porges; 13,050 for Mr. Conti; 18,070 for Mr. Crawford; 5,530 for Mr. Gardner; and 18,070 for Mr. Schlotterbeck) by $80.00, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return: 0.36%; (ii) dividend yield: 0.0597; (iii) volatility: 37.26%; and (iv) term: three years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been:  $5,834,696 for Mr. Porges; $1,784,457 for Mr. Conti; $2,470,892 for Mr. Crawford; $756,172 for Mr. Gardner; and $2,470,892 for Mr. Schlotterbeck.

The EQM TR Program is a three and one-half year program (subject to certain quarterly extensions as described under “Stock Awards – EQM TR Program” under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below) that provides EQM unit-based awards.  Each named executive officer was granted an award on July 2, 2012.  The performance period for the EQM TR Program is June 27, 2012 through December 31, 2015 (subject to quarterly extensions).  The grant date fair values of the awards were:  $762,762 for Mr. Porges; $107,708 for Mr. Conti; $261,862 for Mr. Crawford; $89,489 for Mr. Gardner; and $261,862 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (38,100 for Mr. Porges; 5,380 for Mr. Conti; 13,080 for Mr. Crawford; 4,470 for Mr. Gardner; and 13,080 for Mr. Schlotterbeck) by $20.02, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (i) risk-free rate of return for periods within the contractual life of the awards based on the applicable U.S. Treasury yield curves in effect at the time of the grant; (ii) an expected quarterly distribution of $0.35 per EQM common unit for the first year and assuming annual increases of 10% per annum thereafter; (iii) the annual historical volatility of a peer group of companies for the expected term of the awards (the valuation model calculated a range of expected volatilities of 27% to 72% and a weighted average expected volatility of 38%); and (iv) a term of five years.  Although granted concurrently with the initial public offering of EQM common units in July 2012, the EQM TR Program awards are attributable to, and serve as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.

See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below for a further discussion of the 2010 EPIPs, the 2010 SIA, the 2011 VDA, the 2011 VEP, the 2012 EPIP and the EQM TR Program.

(2)             This column reflects the grant date fair values of option awards issued on January 1 and August 2, 2010, January 1, 2011 and January 1, 2012 and the additional fair values recognized as expense in 2011 as a result of an amendment to the terms and conditions of all of the company’s then-outstanding stock options (the “Option Amendment”).  The Option Amendment provides that upon an optionee’s termination of service from the company for any reason other than cause, the optionee’s outstanding options, to the extent vested on the date of such termination of service, shall remain exercisable for the entire remaining original term.

The grant date fair values of the 2010 option awards issued on January 1, 2010 were calculated by multiplying the number of options awarded to each named executive officer (57,200 for Mr. Porges; 27,300 for Mr. Conti; 21,400 for Mr. Crawford; 15,700 for Mr. Gardner; and 19,800 for Mr. Schlotterbeck) by $9.59, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 2.50%; (ii) dividend yield: 2.34%; (iii) volatility factor: 27.63%; and (iv) expected term: five years.

Mr. Porges was awarded 76,800 options on August 2, 2010.  The grant date fair value of such option award was calculated by multiplying the number of options awarded to Mr. Porges by $8.10, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 1.60%; (ii) dividend yield: 2.10%; (iii) volatility factor: 27.68%; and (iv) expected term: five years.

The grant date fair values of the 2011 option awards were calculated by multiplying the number of options awarded to each named executive officer (76,700 for Mr. Porges; 28,300 for Mr. Conti; 38,500 for Mr. Crawford; 11,400 for Mr. Gardner; and 38,500 for Mr. Schlotterbeck) by $10.06, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 2.02%; (ii) dividend yield: 2.19%; (iii) volatility factor: 28.92%; and (iv) expected term: five years.

The grant date fair values of the 2012 option awards were calculated by multiplying the number of options awarded to each named executive officer (105,800 for Mr. Porges; 32,400 for Mr. Conti; 44,800 for Mr. Crawford; 13,700 for Mr. Gardner; and 44,800 for Mr. Schlotterbeck) by $13.19, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (i) risk-free rate of return: 0.89%; (ii) dividend yield: 1.64%; (iii) volatility factor: 31.44%; and (iv) expected term: five years.

The additional fair value of the expense in 2011 associated with the Option Amendment for each named executive officer was:  $11,040 for Mr. Porges; $3,585 for Mr. Conti; $4,343 for Mr. Crawford; $1,950 for Mr. Gardner; and $4,545 for Mr. Schlotterbeck.

See “Option Awards – 2010 Options,” “Option Awards – 2011 Options” and “Option Awards – 2012 Options” under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below for further discussion of the 2010, 2011 and 2012 options.

(3)    This column reflects the dollar value of annual incentive compensation earned under the Executive STIP (as defined and described under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below) during the applicable year.  The awards were paid to the named executive officers in cash in the first quarter of the following year.  See “Non-Equity Incentive Plan Compensation – Executive STIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below for further discussion of the Executive STIP for the 2012 plan year.

(4)    This column includes the dollar value of premiums paid by the company for group life, accidental death and dismemberment insurance, the company’s contributions to the 401(k) plan and the 2006 Payroll Deduction and Contribution Plan and perquisites.  For 2012, these amounts were as follows:

NAME	INSURANCE ($)	401(K) CONTRIBUTIONS ($)	2006 PAYROLL DEDUCTION AND CONTRIBUTION PLAN ($)	PERQUISITES (SEE BELOW) ($)	TOTAL ($)
David L. Porges	2,448	22,500	247,223	42,722	314,893
Philip P. Conti	1,152	22,500	85,500	35,839	144,991
Randall L. Crawford	1,273	22,500	96,473	40,809	161,055
Lewis B. Gardner	994	22,500	47,942	29,555	100,991
Steven T. Schlotterbeck	1,273	20,000	96,014	29,421	146,708

Once 401(k) contributions for the named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, company contributions are continued on an after-tax basis under the 2006 Payroll Deduction and Contribution Plan through an annuity program offered by Fidelity Investments Life Insurance Co.  In 2012, the company also contributed an amount equal to 9% of each named executive officer’s 2011 annual incentive award to such program.

The perquisites the company provided to each named executive officer in 2012 are itemized below:

NAME	CAR ALLOWANCE ($)	COUNTRY AND DINING CLUB ANNUAL DUES ($)	FINANCIAL PLANNING ($)	PARKING ($)	PHYSICAL ($)	SEAT LICENSES ($)	TOTAL PERQUISITES ($)
David L. Porges	9,180	12,982	14,950	2,610	3,000	-	42,722
Philip P. Conti	9,060	9,204	10,120	2,610	2,925	1,920	35,839
Randall L. Crawford	9,060	11,919	12,300	2,610	3,000	1,920	40,809
Lewis B. Gardner	9,060	9,735	8,150	2,610	-	-	29,555
Steven T. Schlotterbeck	9,060	8,856	4,575	2,610	2,400	1,920	29,421

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car.  The entire cost of country and dining club dues has been included in the table although the company believes that only a portion of the cost represents a perquisite.  Financial planning is the actual cost to the company of providing to each executive financial planning and tax preparation services.  The named executive officers may use two tickets purchased by the company to attend up to four sporting or other events when such tickets are not otherwise being used for business purposes.  The costs of such tickets used for personal purposes are considered de minimis by the company and are not included as perquisites in the Summary

Compensation Table because there are no incremental costs to the company associated with such use.  In 2012, none of the named executive officers used tickets purchased by the company to attend sporting or other events in excess of the four event de minimis level.  In addition, in 2012, the company transferred two seat licenses for Pittsburgh Steelers home games at Heinz Field to each of Messrs. Conti, Crawford and Schlotterbeck.  The incremental cost of each seat license to the company was $960 based on the company’s original acquisition cost of each license.  In connection with the initial public offering of EQM common units in July 2012, the named executive officers and a limited number of other current and former officers and directors of the company and EQT Midstream Services, LLC were offered the opportunity to purchase EQM units through the DUPP.  There were no incremental costs to the company associated with the DUPP.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

	TYPE OF	GRANT	APPROVAL	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	AWARD	DATE	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OPTIONS	AWARDS	AWARDS
	(1)			($)	($) (2)	($) (2)	(#)	(#) (3)	(#) (3)	(#)	($/SH)	($)
David L. Porges	EPIP	1/1/2012	10/11/2011	-	-	-	-	42,670	128,010	-	-	3,413,600
	EQM TR	7/2/2012	4/17/2012	-	-	-	-	38,100	-	-	-	762,762
	ESTIP	1/24/2012	-	-	850,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2012	10/11/2011	-	-	-	-	-	-	105,800	54.79	1,395,502

Philip P. Conti	EPIP	1/1/2012	10/11/2011	-	-	-	-	13,050	39,150	-	-	1,044,000
	EQM TR	7/2/2012	4/17/2012	-	-	-	-	5,380	-	-	-	107,708
	ESTIP	1/24/2012	-	-	320,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2012	10/11/2011	-	-	-	-	-	-	32,400	54.79	427,356

Randall L. Crawford	EPIP	1/1/2012	10/11/2011	-	-	-	-	18,070	54,210	-	-	1,445,600
	EQM TR	7/2/2012	4/17/2012	-	-	-	-	13,080	-	-	-	261,862
	ESTIP	1/24/2012	-	-	370,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2012	10/11/2011	-	-	-	-	-	-	44,800	54.79	590,912

Lewis B. Gardner	EPIP	1/1/2012	10/11/2011	-	-	-	-	5,530	16,590	-	-	442,400
	EQM TR	7/2/2012	4/17/2012	-	-	-	-	4,470	-	-	-	89,489
	ESTIP	1/24/2012	-	-	190,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2012	10/11/2011	-	-	-	-	-	-	13,700	54.79	180,703

Steven T. Schlotterbeck	EPIP	1/1/2012	10/11/2011	-	-	-	-	18,070	54,210	-	-	1,445,600
	EQM TR	7/2/2012	4/17/2012	-	-	-	-	13,080	-	-	-	261,862
	ESTIP	1/24/2012	-	-	370,000	5,000,000	-	-	-	-	-	-
	SO	1/1/2012	10/11/2011	-	-	-	-	-	-	44,800	54.79	590,912

_______________

(1)   Type of Award:

EPIP	=	2012 EPIP Awards
EQM TR	=	EQM Total Return Program
ESTIP	=	Executive STIP for the 2012 plan year
SO	=	Stock Options

(2)        These columns reflect the annual incentive award target and maximum amounts payable under the Executive STIP for the 2012 plan year. Under the Executive STIP, a formula based on adjusted 2012 EBITDA compared to the company’s business plan establishes the maximum payment from which the Management Development and Compensation Committee typically exercises its discretion downward in determining the actual payment. The payout amounts could range from no payment, to the percentage of base salary identified as the target annual incentive award (target), to $5 million (maximum). See “Non-Equity Incentive Plan Compensation – Executive STIP” under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below for further discussion of the Executive STIP.

(3)        These columns reflect the target and maximum (as applicable) number of units payable under the 2012 EPIP and the EQM TR Program. Under the 2012 EPIP, the performance measures are TSR over the period January 1, 2012 through December 31, 2014, as ranked among the comparably measured TSR of the applicable peer group, and cumulative cash flow per share. The payout amounts for the 2012 EPIP could range from 0% of units granted, to 100% of units granted (target), to 300% of units granted (maximum), dependent upon the satisfaction of the performance measures over the performance period. Under the EQM TR Program, the performance measure is EQM unitholder return of at least 10%, measured from June 27, 2012, the date of EQM’s initial public offering, through December 31, 2015 (subject to quarterly extensions under certain circumstances not to extend past December 31, 2017). The target payout amount for the EQM TR Program is 100% of the units granted, subject to the satisfaction of the performance measure over the performance period. Although granted concurrently with the initial public offering of EQM common units in 2012, the EQM TR Program awards are attributable to, and serve as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards. See “Stock Awards – 2012 EPIP” and “Stock Awards – EQM TR Program” under the caption “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table” below for further discussion of the 2012 EPIP and the EQM TR Program, respectively.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
2012 GRANTS OF PLAN-BASED AWARDS TABLE

Set forth below is a discussion of material elements of the company’s executive compensation program.  This discussion should be read in conjunction with the discussion under the caption “Compensation Discussion and Analysis” above and the Summary Compensation and 2012 Grants of Plan-Based Awards Tables.  A reconciliation of each non-GAAP financial measure disclosed below to the most directly comparable GAAP financial measure is set forth in Appendix C to this proxy statement.

Definitions of Certain Defined Compensation Plans/Programs

The following terms used in this proxy statement shall be defined as follows:

1999 LTIP – 1999 Long-Term Incentive Plan

2009 LTIP – 2009 Long-Term Incentive Plan

2010 EPIP – 2010 Executive Performance Incentive Program

2010 EPIPs – Collectively, the 2010 EPIP and the 2010 July EPIP

2010 July EPIP – 2010 July Executive Performance Incentive Program

2010 SIA – 2010 Stock Incentive Award Program

2011 VDA – 2011 Value Driver Performance Award Program

2011 VEP – 2011 Volume and Efficiency Program

2012 EPIP – 2012 Executive Performance Incentive Program

2013 EPIP – 2013 Executive Performance Incentive Program

EQM TR Program – EQM Total Return Program

Executive STIP – 2011 Executive Short-Term Incentive Plan

LTIPs – Collectively, the 1999 LTIP and 2009 LTIP

Base Salary

The base salary for each named executive officer reflected in the Summary Compensation Table above is the base salary actually earned and reflects a proportionate amount of any increase made during the applicable year.

Non-Equity Incentive Plan Compensation – Executive STIP

Early each year, the Management Development and Compensation Committee establishes the performance measure for determining awards under the Executive STIP.   This performance measure establishes the maximum annual incentive award that the Committee may approve as “performance-based compensation” for tax purposes pursuant to Code Section 162(m) subject to the shareholder approved individual limit set forth in the Executive STIP, but does not set an expectation for the amount of annual incentive that will actually be paid.  The Committee is permitted to exercise, and has generally exercised, discretion downward in determining the actual payout under the annual incentive plan.  The Committee may not exercise upward discretion.  The 2012 performance measure approved for the Executive STIP was the adjusted 2012 EBITDA compared to the company’s 2012 business plan as follows:

ADJUSTED 2012 EBITDA COMPARED TO BUSINESS PLAN	PERCENTAGE OF ADJUSTED 2012 EBITDA AVAILABLE FOR ALL EXECUTIVE OFFICER 2012 ANNUAL INCENTIVE AWARDS
At or above plan	2%
5% below plan	1.5%
10% below plan	1%
Greater than 10% below plan	No bonus

The percentage of adjusted 2012 EBITDA available for all executive officer bonuses was interpolated between levels and capped at 2%.  The company’s actual adjusted 2012 EBITDA of $1,176 million exceeded plan by 3.2%, which allowed the Committee to award annual incentives to the company’s executive officers in an aggregate amount of $23.5 million, subject to a $5 million cap per executive officer.  As described under the caption “Compensation Discussion and Analysis” under “Executive Compensation” above, the Committee exercised its discretion to pay each named executive officer a lesser amount based on the individual’s 2012 target award and 2012 performance on company, business unit and individual value drivers.

The Executive STIP provides that the annual awards will be paid in cash, subject to Committee discretion to pay in equity.  The Committee typically considers settling awards in equity rather than cash only when an executive has not satisfied the applicable equity ownership guidelines.

Stock Awards – 2010 EPIPs

Awards under the 2010 EPIP were granted on January 1, 2010.   Each named executive officer was awarded units under the 2010 EPIP.  Mr. Porges was the only participant in the 2010 July EPIP.

The performance measures for the 2010 EPIPs were:

•                             the company’s TSR over the period January 1, 2010 (July 1, 2010 in the case of the 2010 July EPIP) through December 31, 2012, as ranked among the comparably measured TSR of the applicable peer group; and

•                             the company’s production sales revenues of at least $2.76 billion ($2.256 billion in the case of the 2010 July EPIP) measured at a fixed sales price of $6.00 per Mcf over the period January 1, 2010 (July 1, 2010 in the case of the 2010 July EPIP) through
September 30, 2012.

The payout opportunity under the 2010 EPIPs ranged from:

•                             no payout if the company was one of the three lowest-ranking companies in the applicable peer group as to TSR;

•                             to target payout if the company was the median performer in the applicable peer group as to TSR;

•                             to three times the target award if the company was one of the three highest-ranking companies in the applicable peer group as to TSR.

The performance period for the 2010 EPIP ended on December 31, 2012, with the company having achieved a TSR of 39.9%, resulting in a ranking of 10th in the applicable peer group, and production sales revenues in excess of the threshold requirement.  Accordingly, the awards (including accrued dividends) were paid out in stock at a 1.60X payout multiple on December 31, 2012.

The performance period for the 2010 July EPIP also ended on December 31, 2012, with the company having achieved a TSR of 61.2%, resulting in a ranking of 7th in the applicable peer group, and production sales revenues in excess of the threshold requirement.  Accordingly, the awards (including accrued dividends) were paid out in stock at a 2.00X payout multiple on December 31, 2012.

Stock Awards – 2010 SIA

Awards under the 2010 SIA were granted on January 26, 2010.  Each named executive officer was awarded performance awards under the 2010 SIA.  The performance measure for the 2010 SIA was the company’s 2010 EBITDA calculated using a fixed natural gas price of $6.00 per Mcfe (“adjusted 2010 EBITDA”) compared to the company’s 2010 business plan.

The payout opportunity under the 2010 SIA was:

•                             no payout if the adjusted 2010 EBITDA was less than the company’s business plan; or

•                             three times the number of target awards granted if the adjusted 2010 EBITDA equaled or exceeded business plan, subject to the Management Development and Compensation Committee’s discretion to determine that a lower performance multiple applied.  In exercising its discretion, the Committee was to consider and be guided by company, business unit and individual value drivers.

The company’s adjusted 2010 EBITDA was $819 million, which satisfied the threshold performance goal and allowed the Committee to award performance awards in an amount equal to 3.00X each named executive officer’s target award.  The Committee exercised downward discretion in approving an award for each named executive officer, other than Mr. Schlotterbeck.  Although the Committee considered the same factors in determining the payout multiple for each participant under the 2010 SIA as were utilized by the Committee to make awards under the Executive Short Term Incentive Plan for the 2010 plan year, the Committee exercised less downward discretion with respect to the 2010 SIA in order to bolster the retentive effect of such program.  Upon the determination of the awards, the number of units for each named executive officer became fixed, and such units were converted to common stock and paid out (including accrued dividends) on December 31, 2012.

Stock Awards – 2011 VDA

Awards under the 2011 VDA were granted on January 1, 2011.  Each named executive officer was awarded performance awards under the 2011 VDA.  The performance measure for the 2011 VDA was the company’s 2011 EBITDA calculated using a fixed natural gas price of $4.75 per Mcfe, normalized for weather and excluding the effects of acquisitions and dispositions of greater than $100 million (“adjusted 2011 EBITDA”), compared to the company’s 2011 business plan.

The payout opportunity under the 2011 VDA was:

•                             no payment if the adjusted 2011 EBITDA was less than the company’s business plan; or

•                             three times the number of target awards granted if the adjusted 2011 EBITDA equaled or exceeded business plan, subject to the Management Development and Compensation Committee’s discretion to determine that a lower performance multiple applied.  In exercising its discretion, the Committee was to consider and be guided by company, business unit and individual value drivers.

The company’s adjusted 2011 EBITDA was $948 million, which satisfied the threshold performance goal and allowed the Committee to award performance awards equal to 3.00X each named executive officer’s target award.  The Committee exercised downward discretion in approving an award for each named executive officer.  Although the Committee considered the same factors in determining the payout multiple for each participant under the 2011 VDA as were utilized by the Committee to make awards under the Executive Short Term Incentive Plan for the 2011 plan year, the Committee focused to a greater degree on value drivers having a long-term impact on the company.

Upon the determination of the awards, 50% of the confirmed performance awards (including accrued dividends) were distributed in cash in the first quarter of 2012, and the remainder was distributed in cash on December 31, 2012.

Stock Awards – 2011 VEP

Awards under the 2011 VEP were granted on March 1, 2011.   Each named executed officer was awarded performance awards under the 2011 VEP.  The 2011 VEP targets performance in five areas over three one-year performance periods (2011, 2012 and 2013) and for the three-year cumulative period commencing January 1, 2011 and ending December 31, 2013.  The five performance measures are:

PERFORMANCE MEASURE	WEIGHTING	APPLICABLE PARTICIPANTS
Production total sales volume	60%	All
Capital adjusted production growth (“CAPG”) (the relationship of the change in total sales volumes measured against the change in debt and equity outstanding)	20%	All

Production development capital efficiency (gross drilling capital dollars spent divided by gross estimated ultimate reserves developed, in each case for qualifying wells completed between January 1, 2011 and December 31, 2013)

	20% 10%	EQT Production Headquarters

Direct gathering and compression expense efficiency (gathering and compression expense, excluding production taxes, divided by throughput, in each case for the period January 1, 2011 through December 31, 2013)

	20% 5%	EQT Midstream Headquarters
Commercial expense efficiency per unit marketed for the period January 1, 2011 through December 31, 2013	20% 5%	Commercial Headquarters

Messrs. Porges, Conti and Gardner are Headquarters participants.  Mr. Schlotterbeck is an EQT Production participant.  Mr. Crawford’s performance will be determined based upon the average of the EQT Midstream and Commercial group performance.

For purposes of this award, “CAPG” will be calculated as follows:

MY Share Price x PY Shares Outstanding	- 1
PY Volumes x ((MY Share Price x MY Shares Outstanding) + MY Net Debt – PY Net Debt)
MY Volumes

Where:

PY = Prior Year

MY = Measurement Year

Volumes = Year-end production total sales volumes for applicable period

Share Price = Average closing share price for 10 business days preceding the end of the applicable period

Shares Outstanding = Basic weighted average shares outstanding for the applicable period

Net Debt = Short-term debt + long-term debt – cash.  Result will be adjusted for margin deposits

After giving effect to the weighting of the various performance periods and measures, the maximum possible payout under the 2011 VEP is 3.00X a participant’s target award and the minimum possible payout is $0.   Earned awards for any performance period are credited with any dividends commencing upon the end of the applicable performance period until the payment date for the award.  If earned, the performance awards are expected to be distributed in shares of common stock equal to the target award (including accrued dividends) multiplied by the payout multiple.

Stock Awards – 2012 EPIP

Awards under the 2012 EPIP were granted on January 1, 2012.   Each named executive officer was awarded units under the 2012 EPIP.

The performance measures for the 2012 EPIP are:

•                             the company’s TSR over the period January 1, 2012 through December 31, 2014, as ranked among the comparably measured TSR of the applicable peer group; and

•                             cumulative cash flow per share, which is the aggregate net cash provided by operating activities excluding changes in operating assets and liabilities during the performance period, adjusted to reflect a fixed natural gas price of $4.00 per Mcf, divided by the aggregate diluted common shares outstanding as of the end of each year in the performance period.

The payout opportunity under the 2012 EPIP ranges from:

•                             no payout if the company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of less than $15.90;

•                             to target payout if the company ranks seventeenth to fourteenth in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period equal to $19.30;

•                             to three times the target award if the company is one of the four highest-ranking companies in the applicable peer group as to TSR and has cumulative cash flow per share over the performance period of at least $27.49.

If earned, the share units are expected to be distributed in shares of common stock equal to the target award (including accrued dividends) multiplied by the applicable payout multiple.

Stock Awards – EQM TR Program

Although granted concurrently with the initial public offering of common units of EQM in July 2012, the EQM TR Program awards are attributable to, and serve as part of, each named executive officer’s 2013 (not 2012) long-term incentive awards.  One consequence of this is that, from the perspective of the Management Development and Compensation Committee, the aggregate value set forth for 2012 in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table above overstates the long-term incentive compensation awarded to each named executive officer in respect of 2012; and, as a corollary, the aggregate amount that will be set forth in such columns in the company’s 2014 proxy statement will, effectively, understate the long-term incentive compensation awarded to each named executive officer in respect of 2013.  The same relationship will be true for the awards reflected in the 2012 Grants of Plan-Based Awards Table and the corresponding amounts to be included in such table in the 2014 proxy statement.

Performance awards under the EQM TR Program, a program adopted under the 2009 LTIP and the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, were granted on July 2, 2012.  Each named executive officer was awarded performance units under the EQM TR Program.

The performance measure for the program is total EQM unitholder return of at least 10%, measured from June 27, 2012, the date of EQM’s initial public offering, through December 31, 2015.  If the EQM unitholder return measure is not achieved as of December 31, 2015, the performance condition will nonetheless be satisfied if the 10% unitholder return threshold is satisfied as of the end of any calendar quarter ending after December 31, 2015 and on or before December 31, 2017.

The payout opportunity under the EQM TR Program is:

•                             no payout if the total unitholder return is less than 10% over the performance period; or

•                             target payout if the total unitholder return equals or exceeds 10% over the performance period.

If earned, the performance awards are expected to be distributed in EQM common units equal to the target award (including accrued distributions).

Option Awards – 2010 Options

Each named executive officer was awarded options on January 1, 2010 with an exercise price of $43.92.  Mr. Porges was also awarded options on August 2, 2010 with an exercise price of $38.53.  The options are seven-year options and vested as follows:  50% on December 31, 2010, 25% on December 31, 2011 and 25% on December 31, 2012.

Option Awards – 2011 Options

Each named executive officer was awarded options on January 1, 2011 with an exercise price of $44.84.  The options are seven-year options and vested as follows: 50% on January 1, 2012 and 50% on January 1, 2013.

Option Awards – 2012 Options

Each named executive officer was awarded options on January 1, 2012 with an exercise price of $54.79.  The options are ten-year options and vest as follows: 50% vested on January 1, 2013 and 50% will vest on January 1, 2014, contingent upon continued employment with the company on such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS					EQUITY AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
(#)		(#) (2)	($)		(#)	($)	(#) (3)	($) (4)
David L. Porges (1)	95,000	-	17.88	2/27/2013	-	-	103,485	6,103,545
	109,200	-	48.91	8/5/2015	-	-	130,380	7,689,812
	57,200	-	43.92	1/1/2017	-	-	38,569	1,201,424
	76,800	-	38.53	8/2/2017	-	-	-	-
	38,350	-	44.84	1/1/2018	-	-	-	-
	-	38,350	44.84	1/1/2018	-	-	-	-
	-	105,800	54.79	1/1/2022	-	-	-	-

Philip P. Conti	56,200	-	48.91	8/5/2015	-	-	38,166	2,251,031
	27,300	-	43.92	1/1/2017	-	-	39,876	2,351,886
	14,150	-	44.84	1/1/2018	-	-	5,446	169,643
	-	14,150	44.84	1/1/2018	-	-	-	-
	-	32,400	54.79	1/1/2022	-	-	-	-

Randall L. Crawford	87,000	-	48.91	8/5/2015	-	-	51,924	3,062,478
	21,400	-	43.92	1/1/2017	-	-	55,212	3,256,404
	19,250	-	44.84	1/1/2018	-	-	13,241	412,457
	-	19,250	44.84	1/1/2018	-	-	-	-
	-	44,800	54.79	1/1/2022	-	-	-	-

Lewis B. Gardner	36,100	-	48.91	8/5/2015	-	-	15,291	901,863
	15,700	-	43.92	1/1/2017	-	-	16,896	996,526
	5,700	-	44.84	1/1/2018	-	-	4,525	140,954
	-	5,700	44.84	1/1/2018	-	-	-	-
	-	13,700	54.79	1/1/2022	-	-	-	-

Steven T. Schlotterbeck	87,000	-	48.91	8/5/2015	-	-	51,924	3,062,478
	19,800	-	43.92	1/1/2017	-	-	55,212	3,256,404
	19,250	-	44.84	1/1/2018	-	-	13,241	412,457
	-	19,250	44.84	1/1/2018	-	-	-	-
	-	44,800	54.79	1/1/2022	-	-	-	-

_______________

(1)        On January 28, 2013, Mr. Porges exercised 95,000 stock options which were scheduled to expire on February 27, 2013.

(2)       The options reflected in this column vest according to the following schedule:  of the options expiring in 2018, 100% were vested as of January 1, 2013 and of the options expiring in 2022, 50% vested on January 1, 2013 and 50% will vest on January 1, 2014.  In the event of a change of control of the company, the vesting of option awards may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(3)        This column reflects performance units awarded but that have not yet vested pursuant to the 2011 VEP, the 2012 EPIP and the EQM TR Program (including accrued dividends for the 2011 VEP and 2012 EPIP and accrued distributions for the EQM TR Program).  The number of performance units under the 2011 VEP and 2012 EPIP reflects maximum award levels because, through December 31, 2012, payout was projected above the target level for each program.  The number of performance units under the EQM TR Program reflects target award levels because, through December 31, 2012, total EQM unitholder return was projected to exceed 10% at the end of the performance period and there is no award level above target for this program.  Awards under the 2011 VEP, the 2012 EPIP and the EQM TR Program do not vest until payment following the end of the respective performance periods.  In the event of a change of control of the company, the vesting of the awards under the 2011 VEP, the 2012 EPIP and the EQM TR Program may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, circumstances under which the vesting of an award will accelerate.

(4)        This column reflects the payout values at December 31, 2012 of unearned performance units granted under the 2011 VEP, the 2012 EPIP and the EQM TR Program (including accrued dividends for the 2011 VEP and 2012 EPIP and accrued distributions for the EQM TR Program).  The payout values are determined by multiplying the number of units as shown in the previous column by $58.98, the closing price of the company’s common stock on December 31, 2012 (or, for the EQM TR Program, by $31.15, the closing price of EQM common units on December 31, 2012).  The actual payout values under the 2011 VEP and the 2012 EPIP will depend upon the company’s actual performance through, and the stock price at the end of, the applicable performance periods.  The actual payout values under the EQM TR Program will depend upon EQM’s actual performance through, and the EQM common unit price at the end of, the program’s performance period.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS

			NUMBER OF

	NUMBER OF SHARES		SHARES

	ACQUIRED ON	VALUE REALIZED	ACQUIRED ON	VALUE REALIZED

NAME	EXERCISE	ON EXERCISE	VESTING	ON VESTING

	(#) (1)	($) (2)	(#) (3)	($) (4)

David L. Porges	6,000	220,800	145,897	8,485,813

Philip P. Conti	-	-	52,593	3,061,488

Randall L. Crawford	-	-	61,779	3,584,145

Lewis B. Gardner	-	-	27,198	1,589,236

Steven T. Schlotterbeck	25,268	908,245	61,086	3,543,264

_______________

(1)        Mr. Porges exercised an option to purchase 6,000 shares of company stock on February 27, 2012.  On February 6, 2012 and August 1, 2012, Mr. Schlotterbeck exercised options to purchase 9,868 shares and 15,400 shares of company stock, respectively.

(2)        The value realized on exercise is calculated as the difference between the market price of the shares underlying the options at exercise and the applicable exercise price of those options.

(3)        This column reflects the aggregate number of performance awards (including accrued dividends) under the 2010 EPIPs, the 2010 SIA and the 2011 VDA that vested in 2012.  The awards under the 2010 EPIPs and 2010 SIA were settled in company common stock on December 31, 2012.  Fifty percent of the confirmed awards under the 2011 VDA were paid out in cash in the first quarter of 2012, and the remainder was paid out in cash on December 31, 2012.

(4)        This column reflects the value realized upon the vesting of performance awards (including accrued dividends) under the 2010 EPIPs, the 2010 SIA and the 2011 VDA.  The value realized on vesting is calculated based on the number of performance awards that vested and the closing price of the company’s stock on December 30, 2011 (for 50% of the confirmed performance awards under the 2011 VDA) and December 31, 2012 (for the 2010 EPIPs, the 2010 SIA and the remainder of the confirmed performance awards under the 2011 VDA).  Fifty percent of the confirmed performance awards (including accrued dividends) under the 2011 VDA vested and were paid out in cash in the first quarter of 2012, and the remainder of the confirmed awards (including accrued dividends) vested and were paid out in cash on December 31, 2012.   The performance awards (including accrued dividends) under the 2010 EPIPs and the 2010 SIA vested and were distributed in company common stock on December 31, 2012.

PENSION BENEFITS

None of the named executive officers participates in a company-sponsored defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The company does not maintain a deferred compensation plan for employees, and there are no deferred compensation balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The company maintains certain plans and has entered into certain agreements that require the company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the company.  These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements.  The 1999 LTIP, the 2009 LTIP, the 2010 EPIPs, the 2010 SIA, the 2011 VDA, the 2011 VEP, the 2012 EPIP, the EQM TR Program, the Executive STIP, the forms of stock option agreements and the other written agreements described below have been filed with the SEC as exhibits to the company’s 2012 Annual Report on Form 10-K.   Although actually paid out on December 31, 2012, the following analysis includes a discussion of the 2010 EPIPs, the 2010 SIA and the remaining portion of the 2011 VDA in order to fully describe the payments that would have been made upon a hypothetical termination of employment or change of control on December 31, 2012.

Payments to be Made Pursuant to Company Plans

LTIPs

Stock Options

Upon termination of employment for cause, all unvested options and any unexercised vested options are forfeited.  Upon termination of employment for any reason other than cause, all unvested options are forfeited, and any unexercised vested options held on the date of termination are exercisable for the remaining original term of the options (except in the event of death or disability, in which case the post-termination exercise period is one year after termination of employment).  “Cause” is defined for this purpose to include (i) the executive’s conviction of a felony, a crime of moral turpitude or fraud or the executive’s having committed fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) the executive’s willful and repeated failures to substantially perform assigned duties or (iii) the executive’s violation of any provision of the executive’s participant award agreement or express significant policy of the company.

2010 EPIPs and 2012 EPIP

The 2010 EPIPs terminated and the awards were paid out on December 31, 2012.  The 2010 EPIPs contained and the 2012 EPIP contains guidelines for determining the extent to which awards may be paid to a participant who terminates employment prior to payment.  Under the guidelines, a participant who dies or becomes disabled before payment may receive payment for a percentage of the participant’s awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

2010 EPIPS

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
January 1, 2012 – December 31, 2012	50%

2012 EPIP

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
Prior to January 1, 2013	0%
January 1, 2013 – December 31, 2013	25%
January 1, 2014 – December 31, 2014	50%

Likewise, if the termination is due to reasons such as reorganization, and not due to the fault of the participant, the participant may receive payment for a percentage of the participant’s awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2010 EPIPS

TERMINATION DATE	AWARDED SHARE UNITS
January 1, 2012 – December 31, 2012	50%

2012 EPIP

TERMINATION DATE	AWARDED SHARE UNITS
Prior to January 1, 2013	0%
January 1, 2013 – December 31, 2013	25%
January 1, 2014 – December 31, 2014	50%

A participant whose position with the company changes to a non-program eligible position during the performance period as determined by the Management Development and Compensation Committee but who remains employed through the date of payment of the award may receive payment for a percentage of the participant’s awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2010 EPIPS

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
January 1, 2012 – December 31, 2012	50%

2012 EPIP

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
Prior to January 1, 2013	0%
January 1, 2013 – December 31, 2013	25%
January 1, 2014 – December 31, 2014	50%

The guidelines for the 2010 EPIPs provided for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.

The guidelines for the 2012 EPIP also generally provide for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.  However, if the participant’s employment is terminated voluntarily or involuntarily without fault on the participant’s part (including retirement) and the participant remains on the company’s Board of Directors following termination, then the participant’s awarded share units continue to vest for so long as the participant remains on the Board.

2010 SIA

The 2010 SIA terminated and the awards were paid out on December 31, 2012.  Under the 2010 SIA, if a participant’s employment was terminated involuntarily and without fault (including a termination resulting from death or disability) on or after January 1, 2012 but on or before December 31, 2012, 50% of the confirmed performance awards would vest.  In the event the participant’s employment terminated for any other reason, including retirement, all performance awards would be forfeited.

2011 VDA

The 2011 VDA also terminated and the remaining portion of the confirmed awards were paid out on December 31, 2012.  Under the 2011 VDA, if a participant’s employment was terminated involuntarily and without fault (including a termination resulting from death or disability) on or after January 1, 2012 but prior to payout under the program, 50% of the unvested confirmed performance awards would vest.  In the event the participant’s employment terminated for any other reason, including retirement, all unvested performance awards would be forfeited.

2011 VEP

Payments under the 2011 VEP are contingent upon satisfaction of certain employment conditions.  Awarded share units applicable to any performance period are forfeited if the participant’s employment terminates for any reason during, or if the participant is not otherwise employed by the company throughout, the applicable performance period.  Awarded share units applicable to any performance period are also forfeited if the participant’s employment is terminated for any reason after the end of the applicable performance period and prior to the earlier of (i) the payment of awarded share units, or (ii) the early termination of the then-current performance period by reason of a change of control of the company or otherwise, except for (A) an involuntary termination of the participant’s employment by the company for reasons other than misconduct, failure to perform or other cause, (B) the participant’s death or (C) the participant’s disability.  Notwithstanding the foregoing, awarded share units are forfeited if the participant’s employment is terminated by reason of voluntary resignation prior to the date of payment.

EQM TR Program

Under the EQM TR Program, if a participant’s employment terminates for any reason, including retirement, at any time prior to the applicable vesting date, the participant’s awarded units are forfeited, except under the following circumstances:

•                             If the participant’s employment is terminated voluntarily or involuntarily without fault on the participant’s part (including retirement) and the participant remains on the Board of Directors of the company or the Board of Directors of EQT Midstream Services, LLC, the general partner of EQM, following termination, then the participant’s performance awards continue to vest for so long as the participant remains on such Board; and

•                             If a participant’s employment is otherwise terminated involuntarily and without fault (including a termination resulting from death or disability) prior to payment, the participant may receive payment for a percentage of the participant’s performance units following termination of the performance period, contingent upon achievement of the performance condition, as follows:

TERMINATION DATE	AWARDED UNITS
Prior to January 1, 2014	0%
January 1, 2014 – December 31, 2014	25%
January 1, 2015 and thereafter	50%

Change of Control Under LTIPs

In the event of a change of control of the company, all unvested options automatically accelerate and become fully exercisable.

In the event of a change of control, the performance periods under the 2010 EPIPs and the 2012 EPIP automatically end, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the applicable performance periods.

Under the 2010 SIA and the 2011 VDA, if a change of control occurs while the participant remains employed, the confirmed performance awards vest.

Under the 2011 VEP, in the event of a change of control:

•                             the Management Development and Compensation Committee may, in its discretion, cause the then-current performance period to end on the date of the change of control; and

•                             if the Committee terminates the then-current performance period, the performance targets for the period would be adjusted for the pro-rata portion of the performance period that was completed and the resulting awarded share units, together with any confirmed share units attributable to any prior performance period, would be paid to each participant.

The LTIPs define change of control to mean, generally, any of the following events:

•                             the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                             the acquisition by a person or group of beneficial ownership of 20% or more of the company’s outstanding common stock, subject to enumerated exceptions;

•                             the termination of the company’s business and the liquidation of the company;

•                             the consummation of a merger, consolidation, reorganization, share exchange or similar transaction of the company, unless the company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities and individuals serving on the company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

•                             a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

The change of control vesting features of the 1999 LTIP and the 2009 LTIP, which were approved by the company’s shareholders in 2004 and 2009, respectively, are in place because the company believes that utilizing a single event to vest awards provides a simple and certain approach for treatment of equity awards in a transaction that may result in the elimination or de-listing of the company’s stock.  This provision recognizes that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treats all employees the same regardless of their employment status after the transaction.  In addition, it provides the company’s employees with the same opportunities as the company’s other shareholders who are free to realize the value created at the time of the transaction by selling their equity.

Change of Control Under EQM TR Program

Under the EQM TR Program awards, which were granted under the 2009 LTIP and the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan, if a change of control of the company occurs while the participant remains employed with the company or one of its affiliates, the performance period automatically ends, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the performance period.

The EQM TR Program defines a change of control of the company by reference to, among other things, the definition under the 2009 LTIP.  The vesting of the performance awards may also accelerate upon a change of control of EQM or a delisting event related to EQM’s common units.

General

A participant has no rights in respect of awards under the 2010 EPIPs, the 2010 SIA, the 2011 VDA, the 2011 VEP, the 2012 EPIP or the EQM TR Program prior to payment.

Executive STIP

The Executive STIP contains guidelines to determine awards when the participant’s status changes during the year.  The guidelines provide for no payment in the case of a participant who is terminated for reasons of misconduct, failure to perform or other cause.  Participants may be considered for a pro-rata payment in the event of termination due to reorganization (and not the fault of the participant), resignation, death or disability, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Management Development and Compensation Committee’s discretion to pay a lesser amount.

In the event of a change of control (as defined in the 2009 LTIP), the plan year under the Executive STIP will automatically end, the performance goals shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to the participants, subject to terms of the plan and the Management Development and Compensation Committee’s discretion to pay a lesser amount.

Participants have no rights in respect of awards under the Executive STIP prior to payment.

401(k) Plan

Under the company’s 401(k) plan, unvested company contributions vest automatically upon a change of control, the involuntary termination of the participant without cause or the termination of the participant’s employment due to the participant’s death or disability.  If the participant’s employment is terminated for any other reason, the unvested company contributions are forfeited.

Other Plans

The company maintains a severance pay plan for eligible employees whose employment is terminated by the company for reasons other than misconduct or performance.  Executives with individually executed agreements with the company are not eligible for benefits under the severance pay plan unless their individually negotiated agreements specifically provide for such benefits.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan consists of (i) a lump-sum cash severance payment equal to the individual’s bi-weekly salary (annual salary divided by 26) multiplied by the lesser of 13 or his or her actual years of service and (ii) continuation of medical benefits for a maximum period of 12 months.

The company provides a life insurance benefit equal to one times base salary for all employees.  Each named executive officer receives an additional one times base salary life insurance benefit.

It has been the company’s practice to provide executive officers with 24 months of financial planning assistance following a termination of employment by the company without cause, by the executive for good reason (as defined in the confidentiality, non-solicitation and non-competition agreements described below) or upon an executive’s disability and 30 months of financial planning assistance upon the executive’s death.  This practice will be continued only in the Management Development and Compensation Committee’s discretion and, if continued, need not be applied uniformly to executive officers or other employees.

Payments to be Made Pursuant to Written Agreements With the Named Executive Officers

Confidentiality, Non-Solicitation and Non-Competition Agreements

The company has entered into confidentiality, non-solicitation and non-competition agreements with Messrs. Porges, Conti, Crawford, Gardner and Schlotterbeck.   In each confidentiality, non-solicitation and non-competition agreement, the named executive officer agrees, among other things, not to compete with the company or solicit any employee, customer or potential customer of the company after termination of the executive’s employment.  The non-competition and non-solicitation periods are:

•                             Mr. Porges:  24 months

•                             Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months

In consideration of their agreements, the company has agreed to pay each executive the severance benefits described below upon a termination by the company (other than for cause) or upon a termination by the executive for good reason:

•                             Mr. Porges:  24 months base salary and health benefits continuation, a cash payment of $20,000 and, if applicable, benefits under the company’s severance plan

•                             Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months base salary and health benefits continuation, a cash payment of $20,000 and, if applicable, benefits under the company’s severance plan

Cause is defined for each executive as (i) a conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) willful and repeated failures to substantially perform the executive’s assigned duties, or (iii) a violation of any provision of the agreement or express significant policies of the company.

Good reason is defined for each executive as demotion or a reduction in annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the company).  The executive must give notice of termination within 90 days after such event for it to qualify as a resignation for good reason.

Cash severance payments are payable in a lump sum six months after the executive’s termination and are conditioned upon the executive’s execution of a release of claims and compliance with the confidentiality, non-competition and non-solicitation covenants contained in the executive’s agreement.

Executive Alternative Work Arrangement

As part of the confidentiality, non-solicitation and non-competition agreements, each named executive officer was given the opportunity to elect to participate in an executive alternative work arrangement pursuant to which the executive would provide no less than 100 hours of service to the company for one year following the relinquishment of full-time status.  Messrs. Porges, Conti and Gardner elected to participate in the arrangement upon their cessation of full-time status.  Messrs. Crawford and Schlotterbeck did not elect to participate in the arrangement.   Under the arrangement, each participating executive has also agreed to be available for up to 300 additional hours of service upon request of the company.  In no event will an executive work more than 1,000 hours per year.  Once commenced, the arrangement will automatically renew for four successive annual terms unless terminated by either party.

Notwithstanding an election to participate in the arrangement, participation is contingent on the individual being an executive officer in good standing with the company at the time of the participant’s move to part-time status.

In consideration for a participating executive’s agreement to provide services to the company under the arrangement, each executive will be paid at an established hourly rate for the first 400 hours of service and at a rate to be negotiated for all additional hours.  The executive will also receive the following benefits which, unless otherwise noted, will extend for the term of the arrangement or, if the arrangement is terminated by the company without cause, for five years:

•                             the right to purchase health benefits at 100% of the company’s premium rates during the term of the arrangement and, under certain circumstances, until age 65;

•                             continuance of service credit for purposes of the executive’s medical savings account during the term of the arrangement only;

•                             reimbursement for monthly dues for one country club and one dining club membership;

•                             Blackberry™ (or its equivalent) service and reasonable access to the company’s Help Desk; and

•                             tax and financial planning services not to exceed $15,000 per calendar year.

Under the terms of the arrangement, the covenants as to non-competition and non-solicitation contained in each participating executive’s confidentiality, non-solicitation and non-competition agreement and change of control agreement remain in effect throughout the alternative work arrangement and for a period of not less than 12 months (24 months for Mr. Porges) after the termination of the arrangement.

Cause is defined for each executive as (i) commission of an act of moral turpitude, fraud, misappropriation or embezzlement in connection with the performance of the executive’s duties, (ii) failure to substantially and/or satisfactorily perform assigned duties, or (iii) a violation of any provision of the agreement governing the arrangement or express significant policies of the company.

Change of Control Agreements

The company has entered into change of control agreements with each of Messrs. Porges, Conti, Crawford, Gardner and Schlotterbeck.  In February 2013, the company and the named executive officers amended each of the then existing change of control agreements to eliminate the excise tax gross-up provisions and, in the case of Mr. Porges, to eliminate his “modified single trigger” payout right.  The discussion and analysis below, however, focuses on the terms of the change of control agreements as in effect on December 31, 2012.  For additional information regarding the amendments to the change of control agreements, see the discussion under the caption “Compensation Discussion and Analysis” above.

Pursuant to the change of control agreements, if within two years following a change of control:

•                             the executive’s employment is terminated by the company other than for cause; or

•                             the executive terminates employment under circumstances that constitute good reason;

then, the executive will receive the following salary and benefits continuation:

•                             a cash payment equal to two times (three times for Mr. Porges) the executive’s annual base salary;

•                             a cash payment equal to two times (three times for Mr. Porges) the greater of (i) the executive’s highest annual bonus earned for any of the five years prior to termination and (ii) the executive’s short-term incentive target for the year in which the change of control or termination occurs;

•                             continuation of health benefits for 24 months (36 months for Mr. Porges);

•                             payment of the company match benefit and retirement contribution under the company’s 401(k) plan for 24 months (36 months for Mr. Porges) after termination; and

•                             a cash payment equal to $20,000 for Messrs. Porges, Conti, Crawford and Schlotterbeck and reimbursement to Mr. Gardner of reasonable costs incurred for outplacement services for the two-year period following termination of employment (not to exceed $10,000 per year).

If Mr. Porges terminates his employment during the 30-day period commencing on the one-year anniversary of the change of control for any reason other than good reason, the salary and bonus payment multiples described above will be reduced from 300% to 150% and the benefit coverage periods will be reduced from 36 months to 18 months.

If the executive’s employment with the company is terminated within 24 months prior to the date on which a change of control (within the meaning of Code Section 409A) occurs either (i) by the company other than for cause or (ii) by the executive for good reason, and it is reasonably demonstrated by the executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the change of control, or otherwise arose in connection with or anticipation of the change of control, then the termination is deemed to have occurred upon a change of control and the executive will be entitled to the benefits described above.

Cash severance payments are to be made in a lump sum six months after the executive’s termination, and all other payments generally will be provided in accordance with the company’s standard payroll and reimbursement procedures.  The company may require that the executive deliver to the company a release of claims the executive may have against the company in advance of receiving benefits under the executive’s change of control agreement.

Change of control under the agreements has the same definition as under the LTIPs.

Cause under the agreements generally means:

•                             the willful and continued failure by the executive to substantially perform the executive’s duties with the company after written demand for substantial performance is delivered to the executive and the executive has not cured such failure within 30 days;

•                             the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the company; or

•                             the breach by the executive of any of the executive’s covenants of confidentiality, non-competition and non-solicitation contained in the executive’s agreement.

Good reason under the agreements generally means:

•                             the removal of the executive from the position the executive held immediately prior to the change of control (other than by death, disability or for cause);

•                             the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially altering the nature or status of the executive’s responsibilities in a negative manner;

•                             a reduction in the overall compensation of the executive, subject to certain enumerated exceptions;

•                             the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the company’s industry;

•                             the relocation of the executive;

•                             a material reduction in specified benefits enjoyed by the executive;

•                             the failure of the company to obtain a successor’s agreement to assume the terms of the agreement;

•                             a material breach of the agreement by the company; or

•                             for Mr. Porges, termination by Mr. Porges for any reason during the 30-day period commencing on the one-year anniversary of the change of control.

Each executive is entitled to a gross-up payment in the event that amounts payable under the executive’s change of control agreement would result in the executive incurring an excise tax on “parachute payments” as defined in Code Section 280G.  However, if the excise tax could be avoided by reducing the payments due under the agreement by an amount not to exceed 10% of the total “parachute payments” from any source, then the payments to the executive under the agreement will be reduced to the extent necessary to avoid triggering the excise tax and, in that case, no gross-up payment would apply.

In exchange for the payments described above, the named executive officers have agreed, among other things, not to compete with the company and not to solicit the employees, customers or potential customers of the company for a period of 12 months following a termination of employment after a change of control of the company and to maintain the confidentiality of the company’s confidential information.

Executives receiving payments under the change of control agreements are not entitled to any payments or benefits under their confidentiality, non-solicitation and non-competition agreements.

Payments Triggered Upon Hypothetical Termination of Employment or Change of Control on December 31, 2012

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2012.

For purposes of the analysis, the company has assumed that (i) any amount that is payable in the discretion of the Management Development and Compensation Committee will be paid, (ii) the amount paid will conform to any guidelines included in an applicable plan, and (iii) the amounts constituting benefits and perquisites will be paid at market rates.  These assumptions are not intended to be suggestive of the decisions that the Management Development and Compensation Committee will make in any actual circumstance.  The analysis below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above.  The change of control analysis below also assumes that the executives were terminated within two years following a change of control and that Mr. Porges did not terminate his employment during the 30-day period commencing on the one-year anniversary of the change of control.  The closing price of the company’s stock on December 31, 2012 ($58.98 per share) is used where payment amounts or values are dependent upon the company’s stock price.  The closing price of EQM’s common units on December 31, 2012 ($31.15 per unit) is used where payment amounts or values are dependent upon EQM’s unit price.  Set forth below are additional assumptions that the company made in the tables below with respect to certain plans and arrangements.

2010 EPIPs and 2012 EPIP

December 31, 2012 was the natural end of the respective performance periods under the 2010 EPIPs, and the awards under the 2010 EPIPs were paid out on December 31, 2012.  Accordingly, the payouts were based on the actual payouts using the actual payout multiples of 1.60X for the 2010 EPIP and 2.00X for the 2010 July EPIP.

In calculating the payments following a change of control in respect of the 2012 EPIP, the end of the performance period is assumed to have accelerated to December 31, 2012, and the payouts were calculated using a payout multiple of 1.63X based on the company’s 2012 year-end TSR ranking and cumulative cash flow per share.

2010 SIA

December 31, 2010 was the natural end of the performance period under the 2010 SIA.  The awards under the 2010 SIA were paid out on December 31, 2012.  Accordingly, the payouts were based on the actual confirmed performance award for each participant.

2011 VDA

December 31, 2011 was the natural end of the performance period under the 2011 VDA.  The remaining portion of the confirmed awards under the 2011 VDA were paid out on December 31, 2012.  Accordingly, the payouts were based on the actual confirmed performance award for each participant.

2011 VEP

December 31, 2011 was the natural end of the first performance period under the 2011 VEP.  Accordingly, in calculating the payments following a change of control on December 31, 2012 in respect of the first performance period, the payouts were based on payout multiples resulting from actual 2011 performance against the applicable performance measures under the 2011 VEP.  In calculating the payments in respect of the second performance period, the Management Development and Compensation Committee is assumed to have exercised its discretion to terminate the second performance period as of December 31, 2012.  The actual performance for the second performance period was then calculated for the number of reported calendar quarters in the performance period, and the payout for the period was calculated based upon such performance, the awards associated with the second performance period and the number of days actually elapsed during the second performance period.

EQM TR Program

In calculating the payments following a change of control of the company in respect of the EQM TR Program, the end of the performance period is assumed to have accelerated to December 31, 2012 and the payout was calculated at target based on EQM’s year-end unitholder return.

Executive STIP

December 31, 2012 was the natural end of the performance period under the Executive STIP for the 2012 plan year.  Typically, benefits under the Executive STIP are not paid until January or February of the following year.  Each named executive officer’s actual 2012 non-equity incentive award under the Executive STIP is included in all termination scenarios below, other than termination for cause.  The company notes that such inclusion is reflective only of payments that may be made upon termination.  Because the actual 2012 payout under the Executive STIP exceeded the target payout, no additional payment was required as a result of the change of control.

Executive Alternative Work Arrangement

The analysis below assumes that when a participating named executive officer is terminated without cause or terminates the executive officer’s employment for good reason or without good reason, such executive officer receives payment for 100 hours of service.

Other Assumptions

For the purposes of the calculation of the amount due to each named executive officer in respect of the 280G excise tax gross-up, if any, the company assigned no value to the agreements of the named executive officers not to compete with the company, not to solicit the company’s employees, customers or potential customers and to maintain the confidentiality of the company’s information.  This approach reflects a conservative calculation of the 280G excise tax gross-up payable.  In fact, the company believes such agreements have substantial value, which would be determined at the time of termination of employment and would serve to decrease the actual 280G excise tax gross-up payable, if any, at the time of an actual termination of employment following a change of control.

Additionally, for purposes of the calculation of the 280G excise tax gross-up, the company did not assign any acceleration value to the Executive STIP.  The Executive STIP would result in an accelerated payment under Code Section 280G if target levels were not achieved on the date of the change of control.  Because the 2012 Executive STIP paid out at above target levels, there would have been no accelerated value for purposes of Code Section 280G upon a change of control at December 31, 2012.  For purposes of the calculation of the 280G excise tax gross-up, the company did not consider the payments that occurred on December 31, 2012 related to the 2010 EPIPs, the 2010 SIA and the remaining portion of the 2011 VDA because the performance had ended and payments under the programs were made.

For the purposes of the tables below, “good reason” is defined in the executive’s confidentiality, non-solicitation and non-competition agreement or change of control agreement, as applicable.  In all cases, “termination by executive without good reason” includes retirement.

The amounts reflected in the “Other Benefits and Perquisites” lines in the tables below include, where applicable, severance benefits, qualified retirement contributions, post-termination health insurance, life insurance proceeds, financial planning assistance and payments of $20,000 in cash or for outplacement assistance in lieu of such cash payments.

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or a change of control.

The discussion above and the tables below do not address:

•                             vested company contributions and retirement match to the 401(k) plan;

•                             distributions of amounts invested in the company’s employee stock purchase plans;

•                             life insurance in an amount equal to one times base salary;

•                             payments under the company’s long-term disability insurance policy; or

•                             similar payments;

as these plans and arrangements do not discriminate in favor of the company’s executive officers and are available generally to all salaried employees.

In addition, the discussion above and the tables below do not address company contributions under the 2006 Payroll Deduction and Contribution Plan, as these amounts are vested immediately and are therefore unaffected by a termination of employment or a change of control.

David L. Porges

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	1,700,000	0	1,700,000	0	0	0
Cash Payment of Short-Term Incentives	1,996,000	0	1,996,000	1,996,000	1,996,000	1,996,000
Long-Term Incentives (1)	9,379,046	0	0	0	9,379,046	9,379,046
Executive Alternative Work Arrangement Compensation	185,925	0	70,677	70,677	0	0
Other Benefits and Perquisites	523,439	0	88,102	0	887,500	30,000
Total	13,784,410	0	3,854,779	2,066,677	12,262,546	11,405,046

_______________

(1)       Reflects the sum of the actual payouts on December 31, 2012 under the 2010 EPIPs, the 2010 SIA and the 2011 VDA and the estimated payout under the 2011 VEP based upon the terms of the program and actual performance through December 31, 2012.  Under the 2012 EPIP and the EQM TR Program, no payments are made in the case of termination prior to January 1, 2013.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2012, $7,831,147 would be paid under the 2011 VEP, the 2012 EPIP and the EQM TR Program.  Unvested options with an aggregate intrinsic value of $985,571 (based upon the difference between the closing price of the company’s common stock on December 31, 2012 ($58.98 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2012.  In addition, Mr. Porges would be entitled to $6,927,454 that was actually paid on December 31, 2012 under the 2010 EPIPs, the 2010 SIA and the 2011 VDA.  Finally, if his employment were to terminate following the change of control, Mr. Porges would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	2,550,000	0	2,550,000	0	0	0
Cash Payment of Short-Term Incentives	6,510,000	0	6,510,000	0	0	0
Executive Alternative Work Arrangement Compensation	185,925	0	70,677	70,677	0	0
Other Benefits and Perquisites	174,653	0	174,653	0	887,500	30,000
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	9,420,578	0	9,305,330	70,677	887,500	30,000

Philip P. Conti

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	400,000	0	400,000	0	0	0
Cash Payment of Short-Term Incentives	730,000	0	730,000	730,000	730,000	730,000
Long-Term Incentives (1)	3,436,887	0	0	0	3,436,887	3,436,887
Executive Alternative Work Arrangement Compensation	145,401	0	45,265	45,265	0	0
Other Benefits and Perquisites	276,446	0	66,109	0	437,500	30,000
Total	4,988,734	0	1,241,374	775,265	4,604,387	4,196,887

_______________

(1)        Reflects the sum of the actual payouts on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA and the estimated payout under the 2011 VEP based upon the terms of the program and actual performance through December 31, 2012.  Under the 2012 EPIP and the EQM TR Program, no payments are made in the case of termination prior to January 1, 2013.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2012, $2,351,629 would be paid under the 2011 VEP, the 2012 EPIP and the EQM TR Program.  Unvested options with an aggregate intrinsic value of $335,837 (based upon the difference between the closing price of the company’s common stock on December 31, 2012 ($58.98 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2012.  In addition, Mr. Conti would be entitled to $2,532,759 that was actually paid on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA.  Finally, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	800,000	0	800,000	0	0	0
Cash Payment of Short-Term Incentives	1,600,000	0	1,600,000	0	0	0
Executive Alternative Work Arrangement Compensation	145,401	0	45,265	45,265	0	0
Other Benefits and Perquisites	127,218	0	127,218	0	437,500	30,000
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,672,619	0	2,572,483	45,265	437,500	30,000

Randall L. Crawford

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	442,000	0	442,000	0	0	0
Cash Payment of Short-Term Incentives	820,000	0	820,000	820,000	820,000	820,000
Long-Term Incentives (1)	4,097,159	0	0	0	4,097,159	4,097,159
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites	297,835	0	66,498	0	479,500	30,000
Total	5,656,994	0	1,328,498	820,000	5,396,659	4,947,159

_______________

(1)        Reflects the sum of the actual payouts on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA and the estimated payout under the 2011 VEP based upon the terms of the program and actual performance through December 31, 2012.  Under the 2012 EPIP and the EQM TR Program, no payments are made in the case of termination prior to January 1, 2013.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2012, $3,473,963 would be paid under the 2011 VEP, the 2012 EPIP and the EQM TR Program.  Unvested options with an aggregate intrinsic value of $459,907 (based upon the difference between the closing price of the company’s common stock on December 31, 2012 ($58.98 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2012.  In addition, Mr. Crawford would be entitled to $2,804,966 that was actually paid on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA.  Finally, if his employment were to terminate following the change of control, Mr. Crawford would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	884,000	0	884,000	0	0	0
Cash Payment of Short-Term Incentives	1,770,000	0	1,770,000	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites	127,996	0	127,996	0	479,500	30,000
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,781,996	0	2,781,996	0	479,500	30,000

Lewis B. Gardner

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	345,000	0	345,000	0	0	0
Cash Payment of Short-Term Incentives	400,000	0	400,000	400,000	400,000	400,000
Long-Term Incentives (1)	1,756,689	0	0	0	1,756,689	1,756,689
Executive Alternative Work Arrangement Compensation	145,412	0	43,152	43,152	0	0
Other Benefits and Perquisites	206,562	0	65,600	0	382,500	30,000
Total	2,853,663	0	853,752	443,152	2,539,189	2,186,689

_______________

(1)        Reflects the sum of the actual payouts on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA and the estimated payout under the 2011 VEP based upon the terms of the program and actual performance through December 31, 2012.  Under the 2012 EPIP and the EQM TR Program, no payments are made in the case of termination prior to January 1, 2013.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2012, $1,044,649 would be paid under the 2011 VEP, the 2012 EPIP and the EQM TR Program.  Unvested options with an aggregate intrinsic value of $138,001 (based upon the difference between the closing price of the company’s common stock on December 31, 2012 ($58.98 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2012.  In addition, Mr. Gardner would be entitled to $1,394,440 that was actually paid on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA.  Finally, if his employment were to terminate following the change of control, Mr. Gardner would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	690,000	0	690,000	0	0	0
Cash Payment of Short-Term Incentives	880,000	0	880,000	0	0	0
Executive Alternative Work Arrangement Compensation	145,412	0	43,152	43,152	0	0
Other Benefits and Perquisites	126,199	0	126,199	0	382,500	30,000
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	1,841,611	0	1,739,351	43,152	382,500	30,000

Steven T. Schlotterbeck

Potential Payments Upon Termination Other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	442,000	0	442,000	0	0	0
Cash Payment of Short-Term Incentives	825,000	0	825,000	825,000	825,000	825,000
Long-Term Incentives (1)	3,932,137	0	0	0	3,932,137	3,932,137
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites	299,903	0	66,498	0	479,500	30,000
Total	5,499,040	0	1,333,498	825,000	5,236,637	4,787,137

____________

(1)              Reflects the sum of the actual payouts on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA and the estimated payout under the 2011 VEP based upon the terms of the program and actual performance through December 31, 2012.  Under the 2012 EPIP and the EQM TR Program, no payments are made in the case of termination prior to January 1, 2013.

Potential Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2012, $3,349,822 would be paid under the 2011 VEP, the 2012 EPIP and the EQM TR Program.  Unvested options with an aggregate intrinsic value of $459,907 (based upon the difference between the closing price of the company’s common stock on December 31, 2012 ($58.98 per share) and the applicable exercise price of the options) would vest upon a change of control at December 31, 2012.  In addition, Mr. Schlotterbeck would be entitled to $2,764,085 that was actually paid on December 31, 2012 under the 2010 EPIP, the 2010 SIA and the 2011 VDA.  Finally, if his employment were to terminate following the change of control, Mr. Schlotterbeck would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary	884,000	0	884,000	0	0	0
Cash Payment of Short-Term Incentives	1,790,000	0	1,790,000	0	0	0
Executive Alternative Work Arrangement Compensation	0	0	0	0	0	0
Other Benefits and Perquisites	127,996	0	127,996	0	479,500	30,000
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,801,996	0	2,801,996	0	479,500	30,000

ITEM NO. 3 – APPROVE A NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
FOR 2012 (“SAY-ON-PAY”)

(Item No. 3 on the proxy card)

The Board of Directors recommends a vote FOR approval of the compensation of the company’s named executive officers for 2012.

As discussed in the “Compensation Discussion and Analysis” section above, the company’s executive compensation program is designed to attract and retain the highest quality named executive officers, directly link pay to company performance and build value for the company’s shareholders. The company’s program provides total compensation opportunities at levels that are competitive in its industries, ties a significant portion of each named executive officer’s compensation to his individual performance and contribution to achieving the company’s business objectives, and closely aligns the interests of the company’s named executive officers with the interests of shareholders.  In sum, the company’s compensation is designed to reward named executive officers when the company achieves strong results, and the company believes the 2012 compensation of its named executive officers is consistent with the strong operational results achieved and the strategic actions taken by the company.

This proposal, commonly known as a “say-on-pay” proposal, gives the company’s shareholders the opportunity to express their views on the compensation of its named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board invites you to review carefully the “Compensation Discussion and Analysis” section above and the tabular and other disclosures on compensation under “Executive Compensation” above, and cast a vote to approve the company’s named executive officers’ compensation programs through the following resolution:

“Resolved, that the shareholders approve the compensation of the company’s named executive officers for 2012, as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and any related material disclosed in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the company, the Management Development and Compensation Committee or the Board of Directors.  The Board of Directors and the Management Development and Compensation Committee value the opinions of the company’s shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Management Development and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Management Development and Compensation Committee of the Board of Directors has determined that the company will conduct an advisory vote on the compensation of the company’s named executive officers every year until the next shareholder advisory vote on the frequency of say-on-pay proposals. This means that the Company will hold the next say-on-pay vote at the 2014 annual meeting of shareholders.

Action by Shareholders

Approval of this Item No. 3 requires the affirmative vote of a majority of the votes cast on this item by holders of the company’s common stock.  Abstentions, broker non-votes and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of the compensation of the company’s named executive officers for 2012.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company’s accounting and financial reporting processes and to oversee the qualifications, independence and performance of the company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter, which was amended during 2012, is available on the company’s website at http://www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.  Our responsibility includes monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors.  No member currently serves on more than two other public company audit committees.  The Board of Directors has determined that each of Kenneth M. Burke, Margaret K. Dorman and Stephen A. Thorington is an audit committee financial expert, as that term is defined by the SEC.  In addition, the Board has determined that Philip G. Behrman, Ph.D., the other member of the Audit Committee, is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2012 and management’s assessment of the effectiveness of the company’s internal control over financial reporting with the management of EQT Corporation.  We have discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP that firm’s independence from management and the company.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining the independence of Ernst & Young LLP.

Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the EQT Corporation 2012 Annual Report on Form 10-K.

This report is not soliciting material, is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities

Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

This report has been furnished by the Audit Committee of the Board of Directors.

Stephen A. Thorington, Chair

Philip G. Behrman, Ph.D.

Kenneth M. Burke
Margaret K. Dorman

ITEM NO. 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 4 on the proxy card)

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

The Audit Committee has reappointed Ernst & Young LLP as the company’s independent registered public accounting firm (an “independent accounting firm”) to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2013.  Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice.  If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees billed to the company by Ernst & Young LLP during 2012 and 2011:

	2012	2011
Audit Fees	$ 1,551,867	$ 1,415,288
Audit-Related Fees (1)	723,000	375,059
Tax Fees (2)	1,500	31,280
All Other Fees	0	0
Total	$ 2,276,367	$ 1,821,627

_______________

(1)       Includes fees for audits of, and consents related to, employee benefit plans and subsidiary attest engagements, including $100,559 in 2011 for an audit associated with the sale of the Big Sandy Pipeline the cost of which was reimbursed by the purchaser.  For 2011 and 2012, $150,000 and $525,000, respectively, of the audit-related fees are associated with the formation and audit of EQM, the company’s publicly-traded master limited partnership, and its predecessor prior to EQM’s initial public offering in July 2012.   Ernst & Young LLP also served as the independent accounting firm for EQM, and fees for the audit of EQM’s 2012 annual consolidated financial statements were $305,623, which are not included in the above table.

(2)       Includes fees for general tax advice.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company’s independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•                                         Bookkeeping or other services related to the accounting records or financial statements

•                                         Financial information systems design and implementation

•                                         Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                                         Actuarial services

•                                         Internal audit outsourcing services

•                                         Management functions

•                                         Human resources functions

•                                         Broker-dealer, investment adviser or investment banking services

•                                         Legal services

•                                         Expert services unrelated to the audit

•                                         Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees are not more than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

In 2012, 100% of the professional fees reported as audit-related fees and tax fees were pre-approved pursuant to the above policy.

Action by Shareholders

Approval of this Item No. 4 requires the affirmative vote of a majority of the votes cast on this item by holders of the company’s common stock.  Abstentions and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

ITEM NO. 5 – SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTION FEASIBILITY STUDY

(Item No. 5 on the proxy card)

The Board of Directors recommends a vote AGAINST the shareholder proposal to study the feasibility of adopting a policy prohibiting the use of treasury funds for direct or indirect political contributions.

Clean Yield Asset Management, on behalf of the Howard L. Hausman Reverse QTIP Trust DTD 04-26-90 (the “Hausman Trust”), c/o Mr. Richard D. Hausman, 1584 Jefferson Hill Road, South Ryegate, Vermont 05069, and Nathaniel J. Hausman, 2041 Paseo Dorado, Apt. #8, San Diego, California 92037, each of the Hausman Trust and Mr. Nathaniel J. Hausman being owners of shares of the company’s common stock with a market value of at least $2,000, have given notice that they, or one of them, intend to present for action at the annual meeting the following resolution:

PROHIBIT CAMPAIGN CONTRIBUTIONS FROM CORPORATE TREASURY FUNDS

WHEREAS:

Corporate political spending is a highly contentious issue, made more prominent in light of the 2010 Citizens United Supreme Court case that affirmed companies’ rights to make unlimited political expenditures to independent groups.

Corporations contributed to the estimated $6 billion spent on the 2012 electoral cycle through direct contributions to candidates and parties, ballot referenda, 527 committees and super PACs, as well as indirectly through trade associations and 501(c)4s, which do not have to reveal their donors.  For example, the US Chamber of Commerce pledged to spend $100 million during the 2012 election cycle to support candidates focused on corporate concerns.  According to Public Citizen, only 32% of groups broadcasting electioneering communications in the 2010 primary season revealed the identities of donors in their Federal Election Commission filings.

In February 2010, an ABC News/Washington Post poll found that 80% opposed Citizens United across partisan lines.  More recently, between 80-90% respondents in a Bannon Communications poll agreed, across party lines, with the following statements:  there is “too much money in politics”; corporate political spending “drowns out the voices of average Americans”; corporations and corporate CEOs have “too much political power and influence”; and corporate political spending has made federal and state politics more negative and corrupt.

Political spending can backfire on reputation and bottom line.  In 2010, Target and Valero received unwanted attention, consumer boycotts, and protests for their support of controversial candidates and ballot measures.  Seventy nine percent of those polled by Bannon said they would boycott a company to protest its political spending; 65% would sell stock in the company, and over half would ask their employer to remove it from their retirement account.

EQT, its PAC and employees together spent over $200,000 in state races since 2003 (Institute for Money in State Politics).  At the federal level, EQT spent $155,000 in donations to PACs, parties, candidates and outside spending groups since 2003.

A growing number of companies such as IBM, Colgate Palmolive, Wells Fargo have discontinued political spending either directly or through third parties.

RESOLVED:

The shareholders request that the board of directors study the feasibility of adopting a policy prohibiting the use of treasury funds for any direct or indirect political contributions intended to influence the outcome of an election or referendum, and report to shareholders on its findings by May 2014.

SUPPORTING STATEMENT:

Recent academic work has highlighted the risks of corporate political spending to the broader economy (Igan, et al, 2009), and some studies suggests it correlates negatively with shareholder value (Coates, 2012)1.  Given these risks and potential negative impact on shareholder value, the proponents believe EQT should adopt our proposed policy, including a ban on the use of trade associations or other nonprofits from channeling contributions or membership dues toward this end.

_______________

(1)    Coates, John C., “Corporate Politics, Governance, and Value Before and After Citizens United,” Journal of Empirical Legal Studies, Forthcoming.  http://papers.ssrn.com/sol3/papers.cfm?abstract_id=2128608.

Your Company’s Opposition Statement

The Board of Directors recommends a vote AGAINST the shareholder proposal to study the feasibility of adopting a policy prohibiting the use of treasury funds for direct or indirect political contributions.

The Board interprets the proposal as a request to study the feasibility of adopting a policy prohibiting the use of treasury funds for any direct or indirect political contributions.  The Board believes the proposal is not in the best interests of the company and its shareholders and recommends a vote AGAINST the proposal for the following reasons:

The Board has already studied the use of treasury funds for political contributions and, as a result, the company’s code of business conduct and ethics limits such activity.  Moreover, the Board has established the Public Policy and Corporate Responsibility Committee to provide oversight for, among other things, corporate political spending.

Since at least 2003, the company’s code of business conduct and ethics (the “Company Code”) has prohibited the use of company funds on behalf of a political party or candidate, except under limited circumstances which must be approved by the company’s General Counsel. The Company Code, which guides all EQT employees and those acting on the company’s behalf, also requires that any contributions comply with applicable law.  As the proponent notes, the company’s political contributions have historically been very limited; in 2012 and 2011, for example, direct and indirect company contributions totaled $68,000 and $14,350, respectively. Moreover, the company annually discloses such expenditures in its corporate social responsibility brochure; a practice the company is committed to continuing in the future.

In addition, the Board in 2011 established the Public Policy and Corporate Responsibility Committee (the “Public Policy Committee”), to review, and provide input and direction to management and the Board about, among other things, the company’s activities regarding legislative and regulatory affairs, including participation in industry and other organizations that express views about those affairs.  The Public Policy Committee periodically makes recommendations to management and the Board, upon receipt of reports from management, regarding: (i) pending legislative and regulatory efforts likely to significantly affect the company’s business, including such efforts in the environmental, health and safety area; (ii) the company’s participation in industry and other organizations that express views about legislative and regulatory affairs; and (iii) the company’s political contributions.  The Public Policy Committee’s charter is available on the company’s website at http://www.eqt.com under the “Investors” tab.

In sum, the Board has evaluated the company’s policies regarding the use of corporate treasury funds for political contributions and believes that the costs of a study beyond that which the Board has already performed, informally or otherwise, would be a disproportionate expense in light of the small amount of political contributions actually made by the company.  As such, the Board believes any further study to be an inefficient use of corporate resources.

The Board believes it is in the best interests of the company and its shareholders for the company to participate in the legislative and regulatory process.

The company prefers to participate in political and regulatory discourse through the clear and consistent articulation of key issues, sound analysis of the underlying facts and the recommendation of reasoned, comprehensive solutions.  Nonetheless, the company recognizes that elected representatives at all levels of government make and influence laws and regulations that affect the company’s business. To advocate effectively for the interests of its shareholders, the company must actively participate in the political process, including by supporting candidates whose views are aligned with the company’s business interests. In sharp contrast, this proponent seeks to eliminate an important means of the company’s political expression while allowing others, without restraint, to shape the public debate and influence the election of those who will represent us in government.

The company’s public policy priorities and political contributions are focused on the business interests of the company and its shareholders, and the company contributes only to candidates who, on balance, support issues and positions that management determines are in the best interests of the company and its shareholders.  While the company recognizes that its shareholders, Board members, management and/or employees may not always agree with a particular candidate’s views on social issues, it does consider whether a candidate’s views on any particular issue might put EQT at a competitive disadvantage or impair its corporate reputation, even if the issue is not directly related to the company’s business.

Action by Shareholders

Approval of this Item No. 5 requires the affirmative vote of a majority of the votes cast on this item by holders of the company’s common stock.  Abstentions, broker non-votes and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of this proposal.

The Board of Directors recommends a vote AGAINST the shareholder proposal to study the feasibility of adopting a policy prohibiting the use of treasury funds for direct or indirect political contributions.

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2013 annual meeting of shareholders.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2012 Annual Report on Form 10-K

The Annual Report on Form 10-K for the year ended December 31, 2012 is enclosed with this proxy statement.

APPENDIX A

PROPOSED AMENDMENT AND RESTATEMENT OF

RESTATED ARTICLES OF INCORPORATION

(proposed new text is underlined and proposed deleted text is bracketed)

RESTATED ARTICLES OF EQT CORPORATION

(As amended through [May 10, 2011] April     , 2013)

First:  The name of the Company is EQT CORPORATION.

Second:  The location and post office address of its current registered office in the Commonwealth of Pennsylvania is c/o CT Corporation Systems, 116 Pine Street, Suite 320, Harrisburg, PA  17101 (Dauphin Co.).

Third:  The purposes for which the Company is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to:

A.                the supply of heat, light and power to the public by any means;

B.                the production, purchase, generation, manufacture, transmission, transportation, storage, distribution and supplying of natural or artificial gas, steam or air conditioning, electricity, or any combination thereof to or for the public; and

C.                manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, the furnishing of services, and acquiring, owning, using and disposing of real property of every nature whatsoever.

Fourth:  The term of the Company’s existence shall be perpetual.

Fifth:  The aggregate number of shares which the Company shall have authority to issue shall be:

(a)               3,000,000 shares of Preferred Stock, without par value; and

(b)               320,000,000 shares of Common Stock, without par value.

The designations, preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the Preferred Stock and of the Common Stock of the Company, and a statement of the authority hereby vested in the Board of Directors of the Company to fix and determine the designations, preferences, qualifications, limitations, restrictions, and special or relative rights in respect of all series of the Preferred Stock shall be as follows:

Division A:  THE PREFERRED STOCK

1.1         Preferred Stock.  The Preferred Stock may be divided into and issued in series.  The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the designation and the relative rights and preferences of the series so established, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

(a)                   the distinctive serial designation of such series;

(b)                   the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

(c)                   the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

(d)                   the provisions for a sinking, purchase or similar fund, if any, for the redemption or purchase of shares of such series;

(e)                   the preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the Company;

(f)                    the voting rights, if any, of shares of such series;

(g)                   the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of securities of the Company into which such shares may be converted;

(h)                   the relative seniority, parity or junior rank of such series with respect to other series of Preferred Stock then or thereafter to be issued; and

(i)                    such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

Division B:  PROVISIONS APPLICABLE TO BOTH THE

PREFERRED STOCK AND THE COMMON STOCK

2.1                  Voting Rights.  Except as provided in this Section 2.1, the holders of the Common Stock shall have exclusive voting rights for the election of Directors and for all other purposes and shall be entitled to one vote for each share held.  The holders of the Preferred Stock shall have no voting rights except as may be provided with respect to any particular series of the Preferred Stock by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof.  On any matter on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to vote as established by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof.

A nominee for director shall be elected to the Board of Directors at a meeting of shareholders if the votes by the shareholders entitled to vote in the election cast for such nominee exceed the votes cast against such nominee’s election (excluding abstentions), provided, that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected.  No shareholder shall in any election of directors have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates. The foregoing provisions of this paragraph shall not be changed with respect to any class of stock unless the holders of record of not less than two-thirds of the number of shares of such class of stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which any such change is considered.

2.2                  Pre-emptive Rights.  The Company may issue shares of any class of stock, option rights, or securities having conversion or option rights, without first offering them to the holders of Common Stock or Preferred Stock. The provisions of this Subdivision 2.2 shall be effective to eliminate and deny any preemptive right which may exist or may have existed in respect of any outstanding shares.

2.3                  Amendments to By-Laws.  The Board of Directors may make, amend and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein. No By-Law may be made, amended or repealed by the shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles or the By-Laws) the vote specified by applicable law for valid shareholder action shall be required.

2.4                  Amendments to Articles.  Subject to the voting rights given to any particular series of the Preferred Stock by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof, and except as may be specifically provided to the contrary in any other provision in the Articles with respect to amendment or repeal of such provision, the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend the Articles of the Company or repeal any provision thereof, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles) such shareholder approval as may be specified by law shall be required.

2.5                  General.  The Company may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws then applicable.

Division C:  BOARD OF DIRECTORS;

CLASSIFICATION; REMOVAL; VACANCIES

3.1                  The business and affairs of the Company shall be managed by a Board of Directors comprised as follows:

(a)          The Board of Directors shall consist of not less than 5 nor more than 12 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office.

(b)          [Directors of the Company shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes: Class 1; Class 2; and Class 3, as nearly equal in number as possible. At the special meeting of shareholders at which the amendment adding this Division C shall be adopted, the then current directors shall be assigned to the three classes in accordance with resolutions adopted by the Board of Directors. Class 1 directors shall not be elected at such special meeting but shall continue to hold office until the annual meeting of shareholders in 1984. Class 2 directors shall be elected by shareholders at such special meeting to extended terms of office, to serve until the annual meeting in 1985. Class 3 directors shall be elected by shareholders at such special meeting to extended terms of office, to serve until the annual meeting in 1986. Each class of directors to be elected at such special meeting shall be elected in a separate election. At each succeeding annual meeting of shareholders, the class of directors then being elected shall be elected to hold office for a term of three years. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified.] Each person elected as a director of the Company after the 2013 annual meeting of shareholders, whether to succeed a person whose term of office as a director has expired (including the expiration of such person’s term) or to fill any vacancy, shall be elected for a term expiring at the next annual meeting.  Each director elected at or prior to the 2013 annual meeting of shareholders shall be deemed to serve as a member of the class of directors to which he or she was so elected for the term elected.  At and after the 2016 annual meeting of shareholders, the directors shall no longer be classified with respect to the time for which they hold office.  Notwithstanding the foregoing, each director elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

(c)          Any director, any class of directors (if the Board of Directors is then classified) or the entire Board of Directors may be removed from office by shareholder vote at any time, without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors (or of such class of directors if the Board is then classified) shall vote in favor of such removal.

(d)            Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs.  A person elected [by the directors] to fill a vacancy in the Board of Directors shall hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy.  [Thereafter, such person shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such person has been elected expires.]  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(e)           Whenever the holders of any class or series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Company, none of the foregoing provisions of this Section 3.1 shall apply with respect to the director or directors elected by such holders of preferred stock.

3.2                   Notwithstanding any other provisions of law, the Articles or the By-Laws of the Company, the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, this Division C, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors.

3.3                  No Director shall be personally liable for monetary damages as such (except to the extent otherwise provided by law) for any action taken, or any failure to take any action, unless such Director has breached or failed to perform the duties of his or her office under Title 42, Chapter 83, Subchapter F of the Pennsylvania Consolidated Statutes (or any successor statute relating to Directors’ standard of care and justifiable reliance); and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

If the Pennsylvania Consolidated Statutes are amended after May 22, 1987, the date this section received shareholder approval, to further eliminate or limit the personal liability of Directors, then a

Director shall not be liable, in addition to the circumstances set forth in this section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.

The provisions of this section shall not apply to any actions filed prior to January 27, 1987 nor to any breach of performance of duty, or any failure of performance of duty, by any Director occurring prior to January 27, 1987.

Division D:  PROCEDURES RELATING

TO CERTAIN BUSINESS COMBINATIONS

4.1                  Votes Required; Exceptions.

(a)            The affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors (the “Voting Stock”), voting together as a single class, shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a “Related Person” (as hereinafter defined); provided, however, that the 80% voting requirement shall not be applicable if:

(1)        The “Continuing Directors” (as hereinafter defined) of the Company by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person; or

(2)        both the following conditions are satisfied:

(A)      the aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities and “Other Consideration” (as hereinafter defined) to be received per share by holders of capital stock of the Company in the Business Combination, other than the Related Person, is not less than the “Highest Equivalent Price” (as hereinafter defined) of such shares of capital stock; and

(B)       a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such requirements, shall have been mailed to all shareholders of the Company.  The proxy or information statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

(b)            Such 80% vote shall in any such instance be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

4.2                Definitions.  For purposes of this Division D:

(a)            A “Person” shall mean any individual, partnership, corporation or other entity.  As used herein, the pronouns “which” and “it” in relation to Persons which are individuals shall be construed to mean “who” or “whom”, “he” or “she”, and “him” or “her”, as appropriate.

(b)            The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 10, 1983 (the term “registrant” in said Rule 12b-2 meaning in this case the Company).

(c)            The term “Beneficial Owner” (and variations thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 10, 1983; provided, however, that notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Company that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(d)            The term “Voting Stock” shall have the meaning set forth at the beginning of Section 4.1(a) of this Division D.

(e)            The term “Subsidiary” of any Person shall mean any corporation of which a majority of the capital stock entitled to vote for the election of directors is Beneficially Owned by such Person directly or indirectly though other Subsidiaries of such Person.

(f)            The term “Substantial Part” of the assets of any person shall mean more than 10% of the Fair Market Value, as determined by a two-thirds vote of the Continuing Directors, of the total consolidated assets of such Person and its Subsidiaries as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(g)            The term “Other Consideration” shall include, without limitation, shares of Common Stock or other capital stock of the Company retained by the holders of such shares in the event of a Business Combination in which the Company is the surviving corporation.

(h)            The term “Continuing Director” shall mean a director of the Company who is unaffiliated with any Related Person and either (1) was a director of the Company immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (2) is a successor to a Continuing Director and is recommended to succeed a continuing Director by a majority of the then Continuing Directors.  Where this Division D contains provisions for a determination, recommendation or approval by the Continuing Directors, if there is at any particular relevant time no Continuing Director in office, then such provision shall be deemed to be satisfied if the Board, by a two-thirds vote of the whole Board of Directors, makes or gives such determination, recommendation or approval.

(i)             The term “Business Combination” shall mean

(1)        any merger, consolidation or share exchange of the Company or a Subsidiary of the Company with a Related Person, in each case without regard to which entity is the surviving entity;

(2)        any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of the Company (including without limitation any voting securities of a Subsidiary of the Company) or a Subsidiary of the Company to or with a Related Person (whether in one transaction or series of transactions), or of all or any Substantial Part of the assets of a Related Person to the Company or a Subsidiary of the Company;

(3)        the issuance, transfer or delivery of any securities of the Company or a Subsidiary of the Company by the Company or any of its Subsidiaries to a Related Person, or of any securities of a Related Person to the Company or a Subsidiary of the Company (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Company or of the Related Person, as the case may be);

(4)        any recapitalization, reorganization or reclassification of securities (including any reverse stock split) or other transaction that would have the effect, directly or indirectly, of increasing the voting power of a Related Person;

(5)        the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; or

(6)        any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(j)             The term “Related Person” at any particular time shall mean any Person if such Person, its Affiliates, its Associates, and all Persons of which it is an Affiliate or Associate Beneficially Own in the aggregate 10% or more of the outstanding Voting Stock of the Company, and any Affiliate or Associate of any such Person, and any Person of which such Person is an Affiliate or Associate.  With respect to any particular Business Combination, the term “Related Person” means the Related Person involved in such Business Combination, any Affiliate or Associate of such Related Person, and any Person of which such Related Person is an Affiliate or Associate. Where in this Division D any reference is made to a transaction involving, or ownership of securities by, a Related Person, it shall mean and include one or more transactions involving different Persons all included within the definition of “Related Person”, or ownership of securities by any or all of such Persons.  Each Person who is an Affiliate or Associate of a Related Person shall be deemed to have become a Related Person at the earliest time any of such Persons becomes a Related Person.

(k)            The term “highest Equivalent Price” with respect to shares of capital stock of the Company of any class or series shall mean the following:

(1)        with respect to shares of Common Stock, the highest price that can be determined to have been paid at any time by a Related Person for any shares of Common Stock; and

(2)        with respect to any class or series of shares of capital stock other than Common Stock, the higher of the following:

(A)      if any shares of such class or series are Beneficially Owned by a Related Person, the highest price that can be determined to have been paid at any time by a Related Person for such shares; or

(B)       the amount determined by the Continuing Directors, on whatever basis they believe is appropriate, to be the per share price equivalent of the highest price that can be determined to have been paid at any time by a Related Person for any shares of any other class or series of capital stock of the Company.

In determining the Highest Equivalent Price, all purchases by a Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person.  Also, the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers’ fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person.  In the case of any Business Combination with a Related Person, the Continuing Directors by a two-thirds vote shall determine the Highest Equivalent Price for each class and series of capital stock of the Company.

(l)                The term “Fair Market Value” shall mean (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange’s consolidated transaction reporting system, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Continuing Directors; and (2) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors.

4.3                  Miscellaneous.

(a)            The Continuing Directors, by a two-thirds vote, are authorized to determine for purposes of this Division D on the basis of information known to them after reasonable inquiry:  (1) whether a Person is a Related Person, (2) the number of shares of Voting Stock Beneficially Owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether certain assets constitute a Substantial Part of the assets of any Person, (5) the amounts of prices paid, market prices, and other factors relative to fixing the Highest Equivalent Price of shares of capital stock of the Company and (6) the Fair Market Value of property, securities and Other Consideration received in a Business Combination.  Any such determination made in good faith shall be binding and conclusive on all parties.

(b)            Nothing contained in this Division D shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

(c)            The fact that any Business Combination complies with the conditions set forth in Subsection (a)(2) of Section 4.1 of this Division D shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

(d)            Notwithstanding any other provisions of law, the Articles or the By-Laws of the Company, the affirmative vote of the holders of not less than 80% of the voting power of the Voting Stock of the Company, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, this Division D.

Sixth:  Henceforth, these Articles of the Company shall not include any prior documents.

APPENDIX B

DIRECTOR COMPENSATION PEER COMPANIES

(GENERAL INDUSTRY)

A. M. Castle & Co	Ciena	H.B. Fuller	Mettler-Toledo International	Snap-on
A. O. Smith	Cincinnati Bell	Hain Celestial Group	MICROS Systems	Snyder’s-Lance
A. Schulman	Cintas	Harman International Industries	Mine Safety Appliances	Solutia
Actuant	Citrix Systems	Harsco	Minerals Technologies	Spectrum Brands Holdings
Acuity Brands	Clear Channel Outdoor Holdings	Heartland Payment Systems	Modine Manufacturing	Stage Stores
Acxiom	Collective Brands	Herman Miller	Molex	Stepan
Aéropostale	Compass Minerals International	Hexcel	Molson Coors Brewing	Steris
Akamai Technologies	Compuware	HNI	Moog	Teledyne Technologies
Albemarle	Convergys	Hologic	MSC Industrial Direct	Teleflex
Alere	Cooper Companies	HSN	Mueller Industries	Tellabs
Alexander & Baldwin	CoreLogic	Hubbell	National Instruments	Teradata
Alliance Data Systems	Corinthian Colleges	IDEX	Nu Skin Enterprises	Teradyne
Amedisys	Covance	IHS	Nuance Communications	Tetra Tech
American Eagle Outfitters	Covanta Holding	Ingles Markets	NVR	Thomas & Betts
AMETEK	Cracker Barrel Old Country Store	International Flavors & Fragrances	Olin	Thor Industries
Amphenol	Crane	International Game Technology	Olympic Steel	Tiffany & Co.
Analog Devices	Crown Castle International	International Rectifier	OM Group	Titan International
ANN	Cubic	Intuit	Open Text	Titanium Metals
AOL	Curtiss-Wright	Intuitive Surgical	Orbital Sciences	Toro
Applied Industrial Technologies	Cytec Industries	Invacare	P.F. Chang’s China Bistro	Total System Services
AptarGroup	D.R. Horton	Isle of Capri Casinos	Pacer International	Towers Watson
Arkansas Best	Deluxe	ITT	Packaging Corporation of America	TransDigm Group
ARRIS Group	DeVry	Jack in the Box	Pall	TreeHouse Foods
Ascena Retail Group	Diebold	JDS Uniphase	Panera Bread	TriMas
Barnes Group	DineEquity	Kaiser Aluminum	Papa John’s International	Trimble Navigation
Beacon Roofing Supply	Dollar Thrifty Automotive Group	Kaman	Parametric Technology	Trinity Industries
Beam	Domino’s Pizza	Kansas City Southern	Patterson Companies	Tupperware Brands
Belden	Donaldson	Kennametal	Paychex	tw telecom
Bio-Rad Laboratories	DSW	KLA-Tencor	Pentair	Unisys
BioScrip	Dunn & Bradstreet	Lam Research	PerkinElmer	United Rentals
Black Box	Dycom Industries	Lancaster Colony	Perrigo	Universal Forest Products
Boyd Gaming	Education Management	Landstar System	Pinnacle Entertainment	USG
Brady	Edwards Lifesciences	Leap Wireless International	Plexus	Vail Resorts
Briggs & Stratton	Elizabeth Arden	Leggett & Platt	Polaris Industries	Valassis Communications
Brink’s	EnerSys	Lennar	Polycom	Valmont Industries
Brinker International	Equifax	Lennox International	PolyOne	Valspar
Broadridge Financial Solutions	Equinix	Life Technologies	Quiksilver	Varian Medical Systems
Brocade Communications Systems	Esterline Technologies	LifePoint Hospitals	Red Hat	Verisk Analytics
Buckle	Express	Lincare Holdings	Regal Beloit	Vulcan Materials
C. R. Bard	FairPoint Communications	Lincoln Electric Holdings	Regis	W.R. Grace
Cabela’s	Fastenal	Linear Technology	Republic Airways Holdings	Walter Energy
Cabot	Ferro	LKQ	ResMed	Warnaco Group
CACI International	Fifth & Pacific Companies	Loral Space & Communications	Revlon	Waters
Cadence Design Systems	Finish Line	Manitowoc	Rockwood Holdings	Watsco
Cameco	FLIR Systems	ManTech International	Roper Industries	Watts Water Technologies
CareFusion	FMC	Marriott International	RPM International	Weight Watchers International
Carlisle Companies	Fortune Brands Home & Security	Martin Marietta Materials	Ruby Tuesday	Wendy’s/Arby’s Group
Carpenter Technology	FTI Consulting	MasTec	Sally Beauty Holdings	Werner Enterprises
Carter’s	Gardner Denver	Materion	Sanderson Farms	West Pharmaceutical Services
CCL Industries	Gartner	Maxim Integrated Products	Sapient	Westinghouse Air Brake Technologies
Central Garden & Pet	GATX	McCormick	Sauer-Danfoss	Westlake Chemical
Century Aluminum	Georgia Gulf	McDermott International	ScanSource	Woodward
Cheesecake Factory	G-III Apparel Group	Mead Johnson Nutrition	Schnitzer Steel Industries	Worthington Industries
Chemtura	Global Payments	MEDNAX	Scotts Miracle-Gro
Chico’s FAS	Green Mountain Coffee Roasters	MEMC Electronic Materials	Sensient Technologies
Children’s Place Retail Stores	Griffon	Mentor Graphics	Sigma-Aldrich
Church & Dwight	Guess?	Meredith	Silgan Holdings

Source:  Pay Governance LLC

B-1

APPENDIX C

NON-GAAP FINANCIAL INFORMATION

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  EBITDA is not a measure calculated in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be viewed as a substitute for net income or any other measure calculated in accordance with GAAP.  EBITDA is a financial measure that the company’s management and external users of the company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:  (i) the company’s performance versus prior periods; (ii) the company’s operating performance as compared to other companies in its industry; (iii) the ability of the company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Certain of the company’s compensation programs utilize (or utilized) adjusted EBITDA compared to the company’s business plan as a performance measure.  Adjusted EBITDA should not be viewed as a substitute for net income or any other measure calculated in accordance with GAAP.  This measure was selected for certain compensation programs because adjusted EBITDA growth drives behavior consistent with the shareholders’ interests and the company’s business plan embodies the goals and priorities of the company.  The table below reconciles the company’s adjusted EBITDA as shown in this proxy statement with the company’s net income, the most comparable financial measure calculated in accordance with GAAP, for the applicable year as set forth in the company’s 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

	2012	2011	2010
(in millions)
Net income as reported	$196	$480	$228
(Deduct)/add back:
Income taxes	105	280	128
Interest expense	185	136	128
Depreciation, depletion and amortization	499	339	271
EBITDA	985	1,235	755
Price adjustment	169	(74)	65
Weather	17	2	(1)
Acquisitions/divestitures	5	(215)	-
Adjusted EBITDA	$1,176	$948	$819

C-1

APPENDIX D

NAMED EXECUTIVE OFFICER COMPENSATION 2012 PEER
COMPANIES (INDUSTRY) (THE 2012 EPIP PEER GROUP) –

FINANCIAL METRICS

Company	2010 Net Income ($MM)	9/30/11 Market Cap ($MM)	2010 Revenue ($MM)
Cabot Oil & Gas Corporation	103	6,469	844
Chesapeake Energy Corporation	1,774	16,224	9,366
Cimarex Energy Co.	575	4,766	1,713
CONSOL Energy Inc.	347	7,693	5,163
Energen Corporation	291	2,947	1,579
EOG Resources, Inc.	161	19,075	5,853
EXCO Resources, Inc.	672	2,302	515
MarkWest Energy Partners, L.P.	0	3,639	1,188
MDU Resources Group, Inc.	241	3,623	3,910
National Fuel Gas Company	226	4,027	1,761
NSTAR	355	4,642	2,917
ONEOK, Inc.	335	6,837	13,030
Penn Virginia Corporation	-8	255	254
Pioneer Natural Resources Company	605	7,681	1,803
Plains Exploration & Production Company	103	3,202	1,545
Questar Corporation	339	3,144	1,124
Quicksilver Resources Inc.	435	1,297	928
Range Resources Corporation	-239	9,416	962
Sempra Energy	749	12,337	9,003
SM Energy Company	197	3,865	938
Southwestern Energy Company	604	11,599	2,611
Spectra Energy Corp	1,049	15,951	4,945
Ultra Petroleum Corp.	464	4,239	1,096
Whiting Petroleum Corporation	337	4,118	1,514
The Williams Companies, Inc.	-1,097	14,334	9,616

50% Percentile	337	4,642	1,713

EQT Corporation	228	7,975	1,323
EQT Percent Rank	34%	75%	35%

Source:  Pay Governance LLC

D-1

APPENDIX E

NAMED EXECUTIVE OFFICER COMPENSATION 2012 PEER COMPANIES

(GENERAL INDUSTRY)

A.O. Smith	General Atomics	Nypro
Acuity Brands	Goodman Manufacturing	Overhead Door*
Aerojet*	GSI Commerce	Parsons
Alexander & Baldwin	GTECH	PerkinElmer
American Crystal Sugar	H.B. Fuller	Plexus
AMETEK	Harland Clarke*	Polaris Industries
Ann Taylor Stores	Harman International Industries	Purdue Pharma
AOL	Headway Technologies*	Quintiles
Armstrong World Industries	Herman Miller	Reader’s Digest
Barnes Group	Hexcel	Regal-Beloit
Brady	HNI	Rent-A-Center
Broadridge Financial Solutions	HNTB	Safety-Kleen Systems
Brown-Forman	Hostess Brands	Schwan’s
Carmeuse North America Group*	Houghton Mifflin Harcourt Publishing	Scotts Miracle-Gro
Carpenter Technology	Hunt Consolidated	Scripps Networks Interactive
CDI	Husky Injection Molding Systems*	ServiceMaster Company
Chemtura	IDEXX Laboratories	ShawCor
Chiquita Brands	IMS Health	Sigma-Aldrich
Coinstar	Intercontinental Hotels*	Snap-On
ConvaTec	International Flavors & Fragrances	Space Systems Loral*
Convergys	Irvine Company	SRA International
CoreLogic	Jack in the Box	Stantec*
Covance	Kaman Industrial Technologies*	Steelcase
Curtiss-Wright	Kansas City Southern	Swagelok
Cytec	Kinetic Concepts	Teradata
Dassault Systems*	Kinross Gold*	Thomas & Betts
Day & Zimmermann	Magellan Midstream Partners	Toro
Deckers Outdoor	ManTech International	Total System Services
Deluxe	Martin Marietta Materials	Travelport
Dentsply	Mary Kay	Trident Seafoods
Dex One	McClatchy	Tupperware
Donaldson	MDC Holdings	Underwriters Laboratories
Endo Pharmaceuticals	Molson Coors Brewing	United Rentals
Equifax	MWH Global	USG
Equity Office Properties	Noranda Aluminum	Vulcan Materials

*Subsidiary

Source:  Towers Watson 2011 CDB General Industry Executive Compensation Survey Report – U.S. (Companies with global revenues from $1 billion to $3 billion)

E-1

APPENDIX F

NAMED EXECUTIVE OFFICER COMPENSATION 2013 PEER
COMPANIES (INDUSTRY) (THE 2013 EPIP PEER GROUP) –

FINANCIAL METRICS

Company	2011 Net Income ($MM)	9/30/12 Market Cap ($MM)	2011 Revenue ($MM)
Cabot Oil & Gas Corporation	122	9,428	980
Chesapeake Energy Corporation	1,742	12,119	11,635
Cimarex Energy Co.	530	5,035	1,758
Concho Resources Inc.	548	9,775	1,740
CONSOL Energy Inc.	632	6,840	5,991
Energen Corporation	260	3,780	1,458
EOG Resources, Inc.	1,091	30,256	9,007
EXCO Resources, Inc.	23	1,715	754
MarkWest Energy Partners, L.P.	61	6,399	1,534
MDU Resources Group, Inc.	213	4,162	4,050
National Fuel Gas Company	258	4,502	1,779
Newfield Exploration Company	539	4,143	2,471
ONEOK, Inc.	361	9,906	14,806
Pioneer Natural Resources Company	834	12,845	2,347
Plains Exploration & Production Company	205	4,833	1,964
Questar Corporation	208	3,572	1,194
Quicksilver Resources Inc.	90	694	892
Range Resources Corporation	58	11,088	1,177
Sempra Energy	1,357	15,472	10,036
SM Energy Company	215	3,525	1,403
Southwestern Energy Company	638	12,109	2,953
Spectra Energy Corp	1,184	19,168	5,351
Ultra Petroleum Corp.	453	3,361	1,102
Whiting Petroleum Corporation	492	5,573	1,860
The Williams Companies, Inc.	376	21,908	7,930

50% Percentile	376	6,399	1,860

EQT Corporation	480	8,826	1,640
EQT Percent Rank	57%	57%	35%

Source:  Pay Governance LLC

F-1

APPENDIX G

NAMED EXECUTIVE OFFICER COMPENSATION 2013 PEER COMPANIES

(GENERAL INDUSTRY)

Century Aluminum	Hostess Brands	Polymer Group
Chemtura	Houghton MifflinHarcourt Publishing	PolyOne
Chiquita Brands	Hovnanian Enterprises	Purdue Pharma
Cloud Peak Energy	IDEXX Laboratories	Quintiles
Coinstar	Intercontinental Hotels*	Rayonier
Columbia Sportswear	International Data Group	Revlon
ConvaTec	International Flavors & Fragrances	Sabre
Convergys	International Game Technology	SAS Institute
Covance	Irvine Company	Schwan’s
Crown Castle	Itron	Scotts Miracle-Gro
Curtiss-Wright	ITT	ServiceMaster Company
Deckers Outdoor	Jack in the Box	ShawCor
Deluxe	Kaman Industrial Technologies*	Sigma-Aldrich
Dentsply	Kansas City Southern	Snap-On
Dex One	KB Home	Space Systems Loral*
Dollar Thrifty Automotive Group	Kennametal	Stepan Company
Donaldson	Keystone Foods	Sundt Construction
Endo Health Solutions	Kimco Realty	Swagelok
EnPro Industries	Leprino Foods	TeleTech Holdings
Equifax	Lincoln Electric	Teradata
Equity Office Properties	Magellan Midstream Partners	Toro
Esterline Technologies	Makino*	Tower International
Expedia	Martin Marietta Materials	Trepp*
Exterran	Mary Kay	Trident Seafoods
GATX	Matthews International	Trinity Industries
GenCorp	Meredith	Tronox
General Atomics	Milacron	Tupperware Brands
Graco	Mohegan Sun Casino*	Underwriters Laboratories
Green Mountain	NBTY	United Rentals
H.B. Fuller	Novus International	Valmont Industries
Hanger Orthopedic Group	Nu Skin Enterprises	Vertex Pharmaceuticals
Harland Clarke*	Nypro	Viad
Harsco	OMNOVA Solutions	Vulcan Materials
Herman Miller	Pall	Warner Chilcott
Hexcel	Parsons	Wendy’s Group
HNI	Plexus	Zebra Technologies
HNTB	Polaris Industries

*Subsidiary

Source:  Towers Watson 2012 CDB General Industry Executive Compensation Survey Report – U.S. (Companies with global revenues from $1 billion to $3 billion)

G-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01KZ9E 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 and AGAINST Item 5. For Against Abstain For Against Abstain 2. Approval of the amendment and restatement of the Company’s Restated Articles of Incorporation 3. Advisory vote to approve the Company’s executive compensation 4. Ratification of Ernst & Young LLP as the Company’s independent registered public accountant 5. Shareholder proposal regarding a political contribution feasibility study 1. ELECTION OF DIRECTORS Nominees: Terms Expiring 2016 1.1 - Vicky A. Bailey 1.2 - Kenneth M. Burke 1.3 - George L. Miles, Jr. 1.4 - Stephen A. Thorington This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy Card will be voted FOR the election of all nominees for director, FOR the approval of the amendment and restatement of the Company’s Restated Articles of Incorporation, FOR the advisory vote to approve the Company’s executive compensation, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accountant and AGAINST the shareholder proposal regarding a political contribution feasibility study. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof. If you plan to attend the annual meeting on April 17, 2013, you must obtain an admission ticket by checking the box to the side and returning this Proxy Card or by writing to the Corporate Secretary of EQT Corporation at the following address: EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222. Seating is limited and will be offered on a “first come, first served” basis. Shareholders must present a form of photo identification, such as a driver’s license, and an admission ticket in order to be admitted to the annual meeting. No cameras, camera phones, computers, electronic devices, recording equipment, briefcases, backpacks, large bags or packages will be permitted in the annual meeting. All bags permitted in the meeting room may be subject to inspection. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 5 6 6 9 6 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy card, you may choose one of the voting methods outlined below to vote your proxy card. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 16, 2013. Vote by Internet • Go to www.envisionreports.com/EQT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY Kimberly L. Sachse and Nicole H. King, and each of them with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of EQT Corporation (the “Company”) to be held on Wednesday, April 17, 2013, at 9:30 a.m. Eastern Time, in EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR the amendment and restatement of the Company’s Restated Articles of Incorporation, FOR the advisory vote to approve the Company’s executive compensation, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accountant and AGAINST the shareholder proposal regarding a political contribution feasibility study. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy Card will be voted FOR the election of all nominees for director, FOR the amendment and restatement of the Company’s Restated Articles of Incorporation, FOR the advisory vote to approve the Company’s executive compensation, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accountant and AGAINST the shareholder proposal regarding a political contribution feasibility study. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof. Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope. Proxy — EQT CORPORATION C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. EQT CORPORATION ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, APRIL 17, 2013 9:30 A.M. EQT PLAZA 625 Liberty Avenue Pittsburgh, PA YOUR VOTE IS IMPORTANT! You may vote by Internet, telephone or mail. See the instructions on the other side of this Proxy Card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. The 2012 Form 10-K, 2013 Proxy Statement and form of Proxy Card are available at: www.envisionreports.com/EQT IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q